Exhibit 10.2

Note: Information has been omitted from this agreement pursuant to a request for confidential treatment, and such information has been separately filed with the Securities and
Exchange Commission. The omitted information has been marked with a bracketed asterisk (“[*]”).

Execution Version

OPERATING AGREEMENT

OF

FTH DFW PARTNERS LLC

THIS OPERATING AGREEMENT OF FTH DFW PARTNERS LLC (this “Agreement”) is entered into as of May 10, 2016 (the “Effective Date”), by and between TEXAS HEALTH RESOURCES, a Texas non-profit corporation (“THR”), and ADPT DFW HOLDINGS LLC (“Adeptus”), each as members of FTH DFW PARTNERS LLC, a Texas limited liability company (“Company”).

RECITALS

A.THR and Adeptus (sometimes collectively referred to as “Members” and individually as a “Member”) formed Company for the purpose of developing, owning, acquiring and/or operating freestanding emergency room facilities and one or more general acute care hospital(s) in Collin, Dallas, Denton, Ellis, Hood, Johnson, Kaufman, Parker, Rockwall, Tarrant and Wise counties in the State of Texas.

B.By executing this Agreement, each Member hereby (i) ratifies the formation of Company and the filing of the Certificate of Formation of Company, (ii) confirms and agrees to such Member’s status as a member of Company, and (iii) continues the existence of Company for the purposes hereinafter set forth, subject to the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. For purposes of this Agreement, the following additional defined terms shall be used:

“Act” means the Texas Limited Liability Company Act, as set forth in Texas Business Organizations Code Sections 3-101, et seq., as amended from time to time, and any successor to such Act.

“Additional Capital Contribution(s)” has the meaning set forth in Section 4.01(b).

“Adeptus” has the meaning set forth in the Preamble.

“Adeptus Chain Affiliate” means any Affiliate of Adeptus Parent that, directly or indirectly through one or more Affiliates of Adeptus Parent controlled by such Affiliate of Adeptus Parent, owns or holds an Ownership Percentage Interest in Company (provided that

Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

such Affiliate of Adeptus Parent is in the direct chain of ownership between Adeptus Parent and Company).

“Adeptus Competitor” [*].

“Adeptus Hospital Facility” means any facility (excluding a free standing ER facility) separately licensed as a general acute care hospital under the law of the applicable location within the Restricted Area that is wholly-owned or controlled by Adeptus Parent.

“Adeptus Management” means the senior management of Adeptus Parent, as designated by Adeptus Parent.

“Adeptus Parent” means Adeptus Health Inc., a Delaware corporation.

“Adeptus Purchase Event” has the meaning set forth in Section 7.03.

“Adeptus Purchase Notice” has the meaning set forth in Section 7.03(b).

“Adeptus Purchase Option” has the meaning set forth in Section 7.03.

“Adeptus Put Events” has the meaning set forth in Section 7.05.

“Adeptus Put Notice” has the meaning set forth in Section 7.05(a).

“Adeptus Put Option” has the meaning set forth in Section 7.05.

“Affiliate” means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, any equity interest, or a membership interest in a non- stock corporation, by contract, by power granted in bylaws or similar governing documents or otherwise. Without limiting the foregoing, any ownership interest greater than fifty percent (50%) for purposes hereof constitutes “control”.

“Agreement” has the meaning set forth in the Preamble.

“Annual Budget” means the annual operating budget and capital expenditures budget for Company and each Company Facility each Fiscal Year.

“Appraised Value” means the Fair Market Value of the subject interest in Company as determined by an appraiser which, in all cases, shall (a) be based upon the assumption that Company will be an ongoing concern, and (b) take into account the anticipated changes in future revenue and expenses of Company and Company-Owned Entities, including any anticipated changes in the future revenue or expense of Company and Company-Owned Entities as a result of a Selling Member no longer being an owner or sponsor of Company, such as (i) any

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

interruption in business and/or reimbursement of services, (ii) any modification to or termination of managed care contracts or networks, and (iii) any change in branding and any costs associated therewith. The Fair Market Value of the subject interest in Company as determined by an appraiser (a) in the case Adeptus is selling its subject interest in Company to THR, shall be increased by the Unpaid Preferred Distribution and (b) in the case THR is selling its subject interest in Company to Adeptus, shall be decreased, but not below zero dollars ($0.00), by the Unpaid Preferred Distribution.

“Average Annualized EBITDA” means [*].

“Bankruptcy Event” means, with respect to any Person, the occurrence of any one or more of the following: (a) the Person is adjudicated as bankrupt or makes an assignment for the benefit of its creditors; (b) the Person files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any Law or files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of such nature; (c) the Person seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Person or all or any substantial part of the Person’s property; (d) the Person is unable to get dismissed, within one hundred twenty (120) days after its commencement, any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (e) the Person is unable to stay or vacate, within ninety (90) days after its commencement, the appointment without the Person’s consent or acquiescence of a trustee, receiver or liquidator of the Person or of all or any substantial part of the Person’s property and if the appointment is stayed as hereinabove provided, the appointment is not vacated within ninety (90) days after the expiration of any such stay, or (f) the Person is dissolved.

“Capital Account” has the meaning set forth in Section 4.05.

“Capital Call” has the meaning set forth in Section 4.01(b).

“Capital Call Notice” has the meaning set forth in Section 4.01(b).

“Capital Contribution” means either an Initial Capital Contribution or an Additional Capital Contribution by a Member.

“Cash Contribution” has the meaning set forth in Section 5.06(a)(iii).

“Change of Control” as to a Person means (a) an event, or sequence of related events, that result in any consolidation or merger of the Person with or into any limited liability company, partnership, corporation or other entity, or any other reorganization in which the owners having control of the Person immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the voting power of the surviving or successor entity immediately after such consolidation, merger or reorganization; (b) any transaction or series of related transactions to which the Person is a party in which at least fifty

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percent (50%) of the Person’s outstanding voting power is transferred; (c) any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Person; provided, however, that a Change of Control will not include (i) any consolidation or merger effected exclusively to change the domicile of the Person, (ii) any conversion of the Person to another state law form of entity or (iii) normal turnover in the composition of a Person’s Board in accordance with its governing documents.

“CMS” means the Centers for Medicare & Medicaid Services.

“Company” has the meaning set forth in the Preamble.

“Company Facility” means each Hospital Facility and Freestanding ER Facility owned or operated by Company or any Company-Owned Entity.

“Company-Owned Entity” means any Person owned, directly or indirectly, in whole or in part, by Company.

“Competing Freestanding ER Facility” has the meaning set forth in Section 8.01.

“Competing Hospital Facility” has the meaning set forth in Section 8.01.

“Compliance Program” has the meaning set forth in Section 2.03(a)(iii).

“Computation Date” has the meaning set forth in Section 4.02(c)(i).

“Confidentiality and Trade Secret Rights” has the meaning set forth in Section 11.16.

“Conflicted Member” has the meaning set forth in Section 3.01(d).

“Conflicts of Interest Policy” means the conflicts of interest policy of Company.

“Contributed ER Business” means the freestanding emergency room facilities and hospital, and the business operations relating thereto, contributed by Adeptus and one or more of its Affiliates in accordance with Section 4.01(a) hereof, as more particularly described in the Initial Strategy Plan (as defined below) set forth on Exhibit A; provided, for purposes of clarity, that the Contributed ER Business shall not include any of the current assets (including without limitation accounts receivable), or current liabilities (including without limitation accounts payable), of the aforementioned facilities, hospital or operations existing as of the Effective Date.

“Contributing Member” has the meaning set forth in Section 4.02.

“Contribution Loan” has the meaning set forth in Section 4.02.

“Covered Person” means any Member, officer of Company or any Company-Owned Entity, any Person serving as a member of the Governing Board of Company, or any Person serving as a director, officer or agent of a Company-Owned Entity at the request of Company.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable and recognized consistent

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with GAAP with respect to an asset for such Fiscal Year or other period; provided,  however, that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to such beginning adjusted tax basis; and provided,  further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Tax Matters Member.

“Development Budget” means the development plan and budget for each Company Facility that shall be established and recommended by Manager to the Governing Board in connection with the decision to develop any Company Facility not included in the Initial Strategy Plan, which plan and budget will include, without limitation, the costs of developing and opening a Company Facility, the costs of obtaining any required regulatory approvals, and any other development fees payable to any party, construction and equipment costs and the estimated initial working capital that will be needed to finance the start-up phase of operations at such Company Facility.

“Disinterested Member” has the meaning set forth in Section 3.01(d).

“Distributable Funds” means all cash funds of Company, as the case may be, on hand at the end of each quarter, less (a) provision for payment of all outstanding and unpaid current cash obligations of Company at the end of such quarter (including the management fee under the Management Agreement and any amounts payable thereunder that are in dispute and payments due to THR under the Support Agreement or the THR Trademark License Agreement including any amounts payable thereunder that are in dispute), and (b) provision for adequate reserves for reasonably anticipated cash and capital expenses and contingencies (which may include debt service on Company indebtedness and fees payable under written agreements with Affiliates) as determined by the Manager; provided, however, proceeds from the disposition of all or substantially all of Company’s assets shall not be included in Distributable Funds; and,  provided further, that Manager’s determination of Distributable Funds shall be subject to the imposition of additional requirements on Manager concerning the determination of Distributable Funds by Unanimous Board Action.

“Distributed Funds” means, with respect to any measurement period, the amount of funds distributed from Company to Adeptus pursuant to Section 5.06(a)(ii) of this Agreement.

“EBITDA” means, with respect to the Company and the Company-Owned Entities on a consolidated basis, for any period, an amount equal to the net income for such period plus the following to the extent deducted in calculating such net income: (i) interest charges for such period, (ii) the provision for federal, state, local and foreign income taxes (including Texas franchise taxes) for such period, and (iii) depreciation and amortization expenses for such period. To the extent that GAAP requires that equipment leases or real estate leases be treated as capital leases rather than operating leases, the total annual lease payment amounts paid on such capitalized leases shall also be deducted from net income in the determination of EBITDA. For

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purposes of this Agreement, as of any date the determination of EBITDA (and all of its constituent parts) shall be determined in accordance with GAAP on a consolidated basis.

“EBITDA Failure” has the meaning set forth in Section 7.02(a)(v).

“Effective Date” means the date first above written.

“Exercise Notice” has the meaning set forth in Section 7.06(b).

“Fair Market Value” of any property means the cash price at which a willing and able seller would sell, and a willing and able buyer would buy, such property (a) in an arm’s-length transaction, (b) assuming that such property was being sold free of encumbrances and in a manner reasonably designed to solicit a broad range of possible buyers, and (c) assuming that both the buyer and seller have reasonable knowledge of relevant facts. For all purposes hereunder, Fair Market Value shall be determined without application of any discount based on minority or non-controlled position or on the illiquidity of the Member’s ownership interest.

“Federal Health Care Program” means and includes the Medicare and Medicaid programs, TRICARE, and any other federal health care program as defined in 42 U.S.C. § 1320a-7b(f), as amended from time to time.

“Financial Assistance and Emergency Medical Care Policies” means the THR financial assistance and emergency care policies, including related applications and notices, as such shall be amended from time to time by THR, which will be adopted by Company subject to the terms of this Agreement. The existing THR policies and related applications and notices are attached as Exhibit B to this Agreement.

“First and Second Appraisers” has the meaning set forth in Section 7.07(c).

“First Officer Term” means the period commencing upon the Effective Date and ending on December 31, 2017.

“Fiscal Year” means (a) the period commencing upon the formation of Company and ending on December 31, 2016, (b) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (c) any portion of the period described in clause (b) of this definition for which Company is required to allocate Net Income or Net Loss and other items of Company income, gain, loss or deduction pursuant to the Agreement.

“Freestanding ER Facility” means each emergency room facility or center owned or operated by Company or any Company-Owned Entity and located at a separate physical location from any Hospital Facility owned or operated by Company or any Company-Owned Entity, whether separately licensed or included under any Hospital Facility license held by Company, any Company-Owned Entity or a Member.

“GAAP” means generally accepted accounting principles.

“Governing Board” has the meaning set forth in Section 3.01(a).

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“Gross Asset Value” means, with respect to any asset, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a)the initial Gross Asset Value of any asset contributed by a Member to Company shall be the gross Fair Market Value of such asset, as agreed to by the contributing Member and the Governing Board;

(b)the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values, as determined by the Governing Board, as of the following times: (i) the acquisition of an additional interest in Company by any existing Member or additional Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in Company; and (iii) the liquidation of Company within the meaning of Regulations §1.704-1(b)(2)(ii)(g); provided,  however, that Gross Asset Values shall be adjusted pursuant to clause (i) and clause (ii) of this sentence only if the Governing Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in Company; and

(c)the Gross Asset Value of any Company asset distributed to any Member shall be the gross Fair Market Value of such asset on the date of distribution, as determined by the distributee Member and the Governing Board. If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a) or subsection (b) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

“Hospital Facility” means any facility (excluding a Free Standing ER Facility) separately licensed as a general acute care hospital under the law of the applicable location within the Restricted Area that is owned or operated by Company.

“Initial Capital Contribution(s)” has the meaning set forth in Section 4.01(a).

“Initial Strategy Plan” means the Initial Strategy Plan in the form attached as Exhibit A, which the Members acknowledge has been reviewed and approved by the Members and shall be diligently pursued and executed by Company, except as otherwise determined by the Governing Board, as specifically noted on Exhibit A and/or the Members in accordance with this Agreement.

“Initiating Member” has the meaning set forth in Section 7.06(b).

“IRC” means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement.

“Legal Impediment” has the meaning set forth in Section 9.02.

“Legal Impediment Negotiation Period” has the meaning set forth in Section 9.02.

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“Line of Credit Agreement” means the working capital Line of Credit Agreement entered into by and between Company and Adeptus concurrently with the execution and delivery of this Agreement, as modified or amended by the parties thereto from time to time and adopted by the Governing Board in accordance with this Agreement.

“Liquidating Trustee” has the meaning set forth in Section 5.09.

“Lobbying Activities” are those activities that would constitute propaganda, or otherwise attempting, to influence legislation within the meaning of Section 501(c)(3) of the IRC.

“Losses” has the meaning set forth in Section 11.03.

“Major Decisions” has the meaning set forth in Section 3.01(b)(iv).

“Management Agreement” means the Management Services Agreement entered into by and between Company and Manager concurrently with the execution and delivery of this Agreement pursuant to which Manager provides day-to-day management services for the Company Facilities, as such Agreement may be modified or amended by the parties thereto from time to time and adopted by the Governing Board in accordance with this Agreement.

“Manager” means Adeptus Health Management LLC, a Texas limited liability company.

“Material Deadlock” means the Governing Board is unable, after commercially reasonable efforts in good faith and at least two (2) duly held meetings of the Governing Board, to approve or disapprove any proposed action requiring approval of the Governing Board under this Agreement that, as a result of the deadlock with respect to such proposed action, has had or could reasonably be expected to have a material adverse effect on (a) the furtherance of the mission or the achievement of the purposes of Company, (b) the financial performance of Company, (c) the operations of Company Facilities, (d) the quality of services rendered by Company Facilities, or (e) the due exercise by a Member of its material rights hereunder.

“Medical Staff” has the meaning set forth in Section 10.01.

“Medical Staff Bylaws” has the meaning set forth in Section 10.01.

“Member(s)” has the meaning set forth in the Recitals.

“Net Income” or “Net Loss” means, for each fiscal period, an amount equal to Company’s taxable income or loss, as the case may be, for such period determined in accordance with Section 703(a) of the IRC (including for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(l) of the IRC), as adjusted as follows:

(a)any income of Company exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be added to such taxable income or loss;

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(b)any expenditures of Company described in §705(a)(2)(B) of the IRC (or treated as expenditures described in §705(a)(2)(B) of the IRC pursuant to Regulations §1.704-I(b)(2)(iv)(i) and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;

(c)in the event the Gross Asset Value of any Company asset is adjusted in accordance with subsection (b) or subsection (c) of the definition of “Gross Asset Value” above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)gain or loss resulting from any disposition of any asset of Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e)in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of “Depreciation” above; and

(f)notwithstanding any other provision of this definition, any items that are specially allocated pursuant to this Agreement shall not be taken into account in computing Net Income or Net Loss.

“Non-Contributing Member” has the meaning set forth in Section 4.02.

“Offeree Member” has the meaning set forth in Section 7.06(b).

“Officer” has the meaning set forth in Section 3.01(c)(i).

“Officer Term” has the meaning set forth in Section 3.01(c)(ii).

“OIG” means the Department of Health and Human Services Office of Inspector General.

“Outstanding Advance” has the meaning set forth in Section 5.06(c).

“Ownership Percentage Interests” has the meaning set forth in Section 4.03.

“Person” means and includes any individual, profit or nonprofit corporation, association, partnership (general, limited or limited liability), joint venture, trust, estate, limited liability company or other legal entity or organization.

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

“Preferred Distribution” means an amount equal to $[*] that shall become due and payable to Adeptus at the end of each calendar quarter from and after the Effective Date, which amount represents [*] the Contributed ER Business as of the Effective Date; provided that the first Preferred Distribution shall become due and payable at the end of the calendar quarter immediately following the Effective Date in the amount equal to the product of (a) $[*] and (b) a fraction, the numerator of which is the actual number of days that will elapse from the Effective Date to the end of the calendar quarter immediately following the Effective Date, and the denominator of which is the total number of days in the calendar quarter then ending. [*].

“Prime Rate” means that rate of interest equal to the United States prime interest rate as published from time to time by The Wall Street Journal.

“Purchasing Member” has the meaning set forth in Section 7.07(a).

“Put-Call Notice” has the meaning set forth in Section 7.06(b).

“Put-Call Purchase Price” has the meaning set forth in Section 7.06(b).

“Quality Assessment Program” has the meaning set forth in Section 2.03(b).

“Reasonable Compensation” as applied to the value of services means the amount that would ordinarily be paid for like services by like enterprises (whether taxable or tax-exempt) under like circumstances, as determined in manner consistent with the standards for determining reasonableness of compensation as set forth in Section 162 of the IRC.

“Recapture Claim” means any claim of disallowance or recapture by CMS, OIG, any State agency, or any other governmental or quasi-governmental authority with respect to (a) charges or billings for health care program enrollees or beneficiaries, (b) any alleged underpayment of any tax or assessment, (c) any civil monetary penalty or state equivalent fine, (d) retroactive determination of ineligibility for payment for DSH, UPL or any other stability or regulatory payment, or (e) any adjustment due to audit results.

“Regulations” means the income tax regulations and temporary regulations promulgated by the Internal Revenue Service, Department of Treasury, pursuant to the IRC.

“Regulatory Allocations” has the meaning set forth in Section 5.10.

“Related Party Transaction” means any lease, contract or agreement or any other transaction or arrangement involving payments or remuneration (a) between Company and any Member or an Affiliate of a Member; or (b) between any Company-Owned Entity and (i) any Member, (ii) any Affiliate of a Member, or (iii) any other Person (other than Company) that owns or holds a membership or other ownership interest in any Company-Owned Entity.

“Restricted Area” means Collin County, Texas, Dallas County, Texas, Denton County, Texas, Ellis County, Texas, Hood County, Texas, Johnson County, Texas, Kaufman County,

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Texas, Parker County, Texas, Rockwall County, Texas, Tarrant County, Texas and Wise County, Texas.

“Selling Member” has the meaning set forth in Section 7.07(a).

“Support Agreement” means the Support Services Agreement entered into by and between Company and THR concurrently with the execution and delivery of this Agreement pursuant to which THR provides certain administrative and support services for Company Facilities, as such Agreement may be modified or amended by the parties thereto from time to time.

“Tax-Exempt Obligations” has the meaning set forth in Section 2.02(a).

“Tax-Exemption Impediment” means the existence, or operation of any term, covenant, condition or provision of this Agreement or any Related Party Transaction or any conduct of a Member that could (a) jeopardize the classification of THR or any tax-exempt Affiliate of THR as a tax-exempt organization and/or non-private foundation under Sections 501(c)(3) and 509(a) of the IRC, (b) jeopardize the exemption from taxation of any bonds issued on behalf of THR or any such Affiliates, (c) result in the imposition of intermediate sanctions on the Members (or their shareholders, officers, directors or trustees) pursuant to Section 4958 of the IRC, or (d) cause THR or any tax-exempt Affiliate of THR to recognize material amounts of “unrelated business taxable income” within the meaning of Section 511 of the IRC on income allocations received by THR from Company, such materiality to take into account all other THR income.

“Tax-Exemption Impediment Negotiation Period” has the meaning set forth in Section 9.01.

“Third Appraiser” has the meaning set forth in Section 7.07(c).

“THR” has the meaning set forth in the Preamble.

“THR Competitor” means [*].

“THR Hospital Facility” means any facility (excluding a free standing ER facility) separately licensed as a general acute care hospital under the law of the applicable location within the Restricted Area that is wholly-owned or controlled by THR.

“THR Indemnified Parties” has the meaning set forth in Section 11.03.

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“THR Management” means the senior management of THR, as designated by THR.

“THR Purchase Events” has the meaning set forth in Section 7.02.

“THR Purchase Notice” has the meaning set forth in Section 7.02(b).

“THR Purchase Option” has the meaning set forth in Section 7.02.

“THR Put Event” has the meaning set forth in Section 7.04.

“THR Put Notice” has the meaning set forth in Section 7.04(a).

“THR Put Option” has the meaning set forth in Section 7.04.

“THR Put Right” has the meaning set forth in Section 7.06(a).

“THR Reserved Decisions” has the meaning set forth in Section 3.01(b)(iii).

“THR Trademark License Agreement” means the Trademark License Agreement entered into by and between THR and Company concurrently with the execution and delivery of this Agreement pursuant to which THR, under specified conditions, licenses to Company certain rights to use its name and trademark solely in connection with the branding of Company Facilities, as such Agreement may be modified or amended by the parties thereto from time to time.

“Three-Year Shortfall” has the meaning set forth in Section 7.03(a)(vii).

“Transfer” has the meaning set forth in Section 6.01.

“Unanimous Board Action” means the affirmative vote, consent or approval of all of the members of the Governing Board.

“Unpaid Preferred Distribution” means, as of any date, an amount equal to the aggregate Preferred Distribution that has become due and payable and not previously paid; provided that any amount advanced to Adeptus pursuant to Section 5.06(c) shall be treated as a Preferred Distribution that has been paid to Adeptus; provided further,  however, that any such amount advanced to Adeptus that becomes repaid to Company by Adeptus pursuant to Section 5.06(c) shall not be treated as Preferred Distribution that has been paid to Adeptus; and,  provided further, that on March 15 of each year, the following adjustments to the outstanding Unpaid Preferred Distribution accumulated over the previous year (and only for such previous year) shall be made: (a) if the aggregate Preferred Distribution with respect to such year is greater than the EBITDA with respect to such year, and the EBITDA with respect to such year is greater than Distributed Funds with respect to such year, then the Unpaid Preferred Distribution with respect to such year shall become an amount equal to EBITDA with respect to such year minus Distributed Funds with respect to such year; or (b) if the EBITDA with respect to such year is greater than the aggregate Preferred Distribution with respect to such year, and the aggregate Preferred Distribution with respect to such year is greater than the Distributed Funds with respect to such year, then the Unpaid Preferred Distribution with respect to such year shall become an

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amount equal to the aggregate Preferred Distribution with respect to such year minus Distributed Funds with respect to such year; or (c) otherwise, the Unpaid Preferred Distribution with respect to such year shall become zero.

Section 1.02 Usage Generally; Interpretation. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, subsections or paragraphs shall be deemed to be references to Articles, Sections, subsections or paragraphs of this Agreement unless the context otherwise requires.

ARTICLE II

FORMATION OF COMPANY

Section 2.01 Formation of Company. THR and Adeptus have formed Company as a limited liability company pursuant to the Act for the purposes set forth in this Agreement. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Members and the administration and termination of Company shall be governed by the Act. A Member’s interest in Company shall be personal property for all purposes. All real and other property owned by Company shall be deemed owned by Company as an entity, and none of the Members shall have any ownership interest in such property.

Section 2.02 Purposes and Scope of Company.

(a) Purposes.  Subject to the provisions of this Agreement, the purposes of Company are to expand access to and provide health care serves by developing, owning, acquiring and/or operating such Hospital Facilities and Freestanding ER Facilities as set forth in the Initial Strategy Plan, as modified and amended from time to time in accordance with this Agreement, and such other Hospital Facilities and Freestanding ER Facilities as may be approved by the Governing Board and the Members from time to time in accordance with this Agreement, and, in pursuance thereof, to engage in any and all lawful activities for which a limited liability company may be organized under the Act including, without limitation, the acquisition, improvement, sale, lease, mortgage, operation or other use of or dealings with real, personal or mixed property. Notwithstanding any provision to the contrary in this Agreement or the Act, the Management Agreement, the Support Agreement or any other agreement related to Company, a Company-Owned Entity, or any Company Facility, for so long as any Member (or any Affiliate of any Member) is a Member and is tax-exempt under Section 501(c)(3) of the IRC, Company shall be operated and managed in accordance with and in furtherance of the provisions of this Section 2.02 and Section 2.03 (collectively, the “Tax-Exempt Obligations”). The Tax-Exempt Obligations shall override any conflicting duty the members of the Governing Board or Members may have to operate Company solely for the financial benefit of the Members; provided, however, notwithstanding anything to the contrary contained herein, that the Tax-Exempt Obligations shall not result in (i) Members being under a duty to make Additional Capital Contributions to Company, (ii) Members or Company being under a duty to modify or amend this Agreement or any of the Related Party Transactions, except as and to the

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extent set forth in Section 9.01,  or (iii) a Member’s Ownership Percentage Interest being subject to a purchase event contemplated in Article VII.

(b)Charitable Purposes.  Company and each Company Facility shall at all times be operated and managed in a manner that furthers the charitable and community- based healthcare purposes, mission, vision and values of THR by promoting health and providing or expanding access to healthcare services to the community at large. Specifically, and without limiting the generality of the foregoing, Company and each Company Facility shall be operated and managed in a manner that:

(i)provides a Medical Staff for Company Facilities that is open to any physician who satisfies Medical Staff requirements related to professional requirements and qualifications for membership and clinical privileges, subject to such exclusive staffing and/or coverage arrangements as may be approved by the Governing Board from time to time;

(ii)provides access to patient care services based on medical necessity, without regard to characteristics such as a person’s race, religion, creed, national origin, gender, age, sexual orientation, physical or mental disability, payor source or ability to pay;

(iii)provides access to patient care services to individuals covered by Medicare, Medicaid, TRICARE and other federal and state governmental payment programs; and

(iv)will not, upon THR’s receipt of a written opinion from THR’s legal and/or tax advisors or counsel, cause THR to act other than exclusively in furtherance of its tax-exempt purposes, adversely affect its exempt status under Section 501(c)(3) of the IRC, cause THR to recognize “unrelated business taxable income” within the meaning of Section 511 of the IRC with respect to its share of the Net Income of Company, cause Company or any Company Facility to fail to comply with Section 501(r) of the IRC, or cause the long-term debt of THR not to be eligible for treatment as tax-exempt debt.

(c)Financial Assistance and Emergency Medical Care. As reasonably requested by THR to comply with the requirements of Section 501(r) of the IRC, Company shall at a minimum cause Manager to (i) conduct periodic community health needs assessments for the communities served by Company; (ii) adopt and implement the Financial Assistance and Emergency Medical Care Policies, and update such Financial Assistance and Emergency Medical Care Policies as required to reflect any changes in interpretations of law with respect to “hospital organizations” and “hospital facilities” as defined in Section 501(r) of the IRC as are required to maintain compliance with Section 501(r) of the IRC and other relevant administrative guidance and to continue to meet the reasonable needs of the communities served by Company; (iii) widely publicize the Community Health Needs Assessment, Financial Assistance Policy, Financial Assistance Application, and Plain Language Summary of the Financial Assistance Policy to patients and to the communities served by Company in compliance with Section 501(r) of the IRC

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guidelines; (iv) make available financial assistance for medically necessary and emergency medical care to individuals who are eligible for such assistance under the standards set forth in the Financial Assistance and Emergency Medical Care Policies; (v) provide reasonable and lawful levels of charity care consistent with the Financial Assistance and Emergency Medical Care Policies; (vi) not undertake any extraordinary collection actions without having first made reasonable efforts to determine if the individual involved is eligible for financial assistance under the Financial Assistance and Emergency Medical Care Policies; and (vii) conduct billing practices in accordance with the IRC Section 501(r) regulations including limitations on charges to those patients who are financial assistance eligible to no more than the calculated amounts generally billed as such amount is defined in the regulations. Any amendments to the Financial Assistance and Emergency Medical Care Policies shall be recommended by THR and adopted by the Company in accordance with the terms of this Agreement.

(d)THR Mission, Vision, Values and The THR Promise. Company, each Company-Owned Entity and each Company Facility shall be operated in a manner reasonably consistent with THR’s Mission, Vision, Values and The THR Promise.

(e)Reasonable Compensation.  Company and each Company-Owned Entity shall follow policies and procedures reasonably calculated to ensure that all transactions involving payment for services including, without limitation, compensation paid to Manager under the Management Agreement, amounts paid for emergency department physician coverage services and reimbursement to Manager for compensation paid to any personnel provided by Manager under the Management Agreement, are within the range of Reasonable Compensation for the services involved and that all transactions involving payment or property or the right to use property are within the range of Fair Market Value for the property or right to use property involved in the transaction and reasonably calculated to ensure that neither THR nor Company or any Company-Owned Entity participates in an excess benefit transaction as defined in Section 4958 of the IRC.

(f)Political and Lobbying Activities. In no event may Company or any Company-Owned Entity make any direct or indirect financial contribution to, or otherwise directly or indirectly endorse or oppose, any candidate for public office, carry on any Lobbying Activities, or engage in any other activities to an extent not permitted to be carried on by THR as an organization exempt from federal income tax under Section 501(a) of the IRC because it is described in Section 501(c)(3) of the IRC.

(g)Binding on Managers.  Manager shall be required to expressly agree to cause Company to comply at all times with the provisions of Section 2.02 and Section 2.03,  subject to the terms and conditions of the Management Agreement.

(h)Amendment. Any modification, deletion or repeal of any of the operating covenants and principles described in Section 2.02 or Section 2.03 shall require the express written approval of both Members.

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Section 2.03 Operating Policies and Procedures.

(a)Conflicts and Compliance Policies.  Members and the Governing Board shall cause Company, each Company-Owned Entity and each Company Facility to:

(i)Be developed, formed, managed and/or operated in compliance with all applicable legal and regulatory considerations;

(ii)Establish, continually maintain and comply with a Conflicts of Interest Policy, as adopted by the Governing Board which will apply to the owners, managers and key employees of Company and each Company- Owned Entity;

(iii)Establish and continually maintain a compliance program designed by Manager to prevent, detect and correct non-compliance (the “Compliance Program”), which program will be generally consistent with recognized standards for the industry (including consideration of guidance provided by the Office of the Inspector General, United States Department of Health and Human Services) and follow those guidelines established by the THR Chief Compliance Officer and approved by the Governing Board; and provide for at a minimum semi-annual billing compliance audits and separate coding compliance audits and as requested by the Governing Board, information security and HIPAA privacy audits, provided,  however, that if a third party is performing a billing function, such third party soc-1 audit report may be relied upon in lieu of the semi-annual billing compliance audits;

(iv)Submit the Compliance Program for review by both THR Management and Adeptus Management and for self-assessment by the Governing Board at least annually to ensure its continuous and effective operation and administration. The Chief Compliance Officers for both Members shall be consulted on the method and content of the Governing Board’s self-assessment process;

(v)Allow for audit of the Compliance Program by an audit firm engaged by either Member or an appropriate audit firm mutually agreed to by the Governing Board; and

(vi)Provide notice to the THR Chief Compliance Officer of any significant compliance issues, privacy or information technology security breaches, or non-routine regulatory/governmental audit or investigation.

(b)Quality of Care. Company and each Company-Owned Entity shall adopt, maintain and apply protocols, guidelines, policies and procedures consistent with performance and quality metrics used by THR, approved in advance by the Governing Board (the “Quality Assessment Program”) that will:

(i)Provide for the delivery of patient care consistently and reliably at or above the community standard for the industry and/or clinical service(s) operated by Company and each Company-Owned Entity;

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(ii)Assure the operation and maintenance of a safe environment for the delivery of patient care and all other services and functions attendant thereto, including appropriate Medical Staff credentialing and peer review processes;

(iii)Promote positive outcomes in connection with the delivery of patient care; and

(iv)Allow for the quantitative measurement and provide for ongoing monitoring by the Governing Board and the Medical Staff of clinical quality based upon recognized standards for the industry and/or clinical service(s) operated by Company, and each Company-Owned Entity as applicable.

Section 2.04 Name. Company shall be known as FTH DFW PARTNERS LLC and the business and affairs of Company and each Company-Owned Entity shall be conducted under a name and brand that includes “Texas Health,” with the specific form of such names and brands to be consistent with the terms and conditions of the THR Trademark License Agreement and applicable law, and approved by the Governing Board from time to time. THR hereby agrees that the Company and each Company-Owned Facility shall have the right to conduct its business under the name and brand that THR uses to conduct its hospital business or “Texas Health”, as applicable, provided that such use is at all times conducted in accordance with the terms and conditions of the THR Trademark License Agreement.

Section 2.05 Assumed Name Certificate. Members shall execute and file all assumed or fictitious name certificates required by law to be filed in connection with the formation of Company or the conduct of its business.

Section 2.06 Scope of Members’ Authority. Except as otherwise expressly and specifically provided in this Agreement, no Member shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other Member, Company or any Company-Owned Entity.

Section 2.07 Registered Office; Principal Place of Business; Books and Records. Company’s registered office shall be the registered office as set forth in the Certificate of Formation of Company and Company’s principal office will be at such place as the Governing Board shall designate. Company shall maintain its books and records at its principal office. Company shall provide Members access to its books and records at its principal office.

ARTICLE III

MANAGEMENT OF COMPANY

Section 3.01Management and Operations of Company.

(a)Management by Governing Board.  Subject to those matters for which the approval of the Members is required by this Agreement or by the Act, the powers of Company shall be exercised by or under the authority of, and the business and affairs of Company shall be managed under the direction of, the board of managers of Company (“Governing Board”) in accordance with the provisions of this Section 3.01.

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(b)Governing Board and Members.

(i)Number; Appointment. The Governing Board shall consist of six (6) members, three (3) of whom shall be appointed by THR and three (3) of whom shall be appointed by Adeptus. The initial Adeptus Governing Board members shall be Graham Cherrington, President and Chief Operating Officer, Don Adam, Chief Corporate Development Officer, and David Pyle, Senior Vice President or Operations, and the initial THR Governing Board members shall be Jeffery Canose, M.D., Chief Operating Officer, John Mitchell, SVP Business Development and Krystal Mims, SVP, Care Continuum & Collaboration. Each member of the Governing Board shall serve at the pleasure of the Member that appointed such Governing Board member and, upon the removal, resignation, unavailability or death of any Governing Board member, a replacement Governing Board member shall be chosen by such Member.

(ii)Quorum; Voting Power; Vote Required for Actions. A quorum of the Governing Board shall consist of the presence in person or by telephone of at least two (2) Governing Board member appointed by each Member; provided,  however, in the event at least two (2) of the Governing Board members appointed by a given Member are not present in person or by telephone at two (2) consecutive duly scheduled or noticed meetings of the Governing Board, the presence of two (2) Governing Board members appointed by such Member in person or by telephone shall not be required to establish a quorum for the next duly scheduled or noticed meeting of the Governing Board. If a quorum is present when a vote is taken, each Governing Board member shall have voting power equal to the Ownership Percentage Interest owned by the Member that appointed such Governing Board member divided by the number of present Governing Board members appointed by that Member. Subject to Section 3.01(b)(iii)-(v), all actions of the Governing Board shall require approval (by vote or written consent) by Governing Board members who have at least a majority of the voting power at a meeting of the Governing Board.

(iii)Decisions Reserved to THR. Notwithstanding Section 3.01(b)(ii), any act may be taken or sum expended or obligation incurred by Company, any Company-Owned Entity or either Member with respect to a matter within the scope of any of the decisions affecting Company and/or any Company-Owned Entity described below (collectively, “THR Reserved Decisions”), if, and only if, such THR Reserved Decision is approved by all of the members of the Governing Board appointed by THR; provided that all THR Reserved Decisions must first be proposed and presented by the members of the Governing Board appointed by Adeptus to the members of the Governing Board appointed by THR for a vote on such matters, without modifications; provided further that the Governing Board, Members, Company and each Company- Owned Entity shall at all times comply with, and shall cause Manager and each manager and officer of Company and each Company-Owned Entity to comply with the provisions of Section 2.02 and Section 2.03 to carry out those provisions. The THR Reserve Decisions shall be the following:

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(A)An act that would impact the THR Tax-Exempt Obligations;

(B)The modification or amendment of the Initial Strategy Plan or any proposed action that is inconsistent with the Initial Strategy Plan, including a decision to not develop or acquire any new Company Facility included in the Initial Strategy Plan, and the approval of any new strategic or development plan for Company;

(C)The approval of any Development Budget, or any significant changes to any item in any existing Development Budget;

(D)The approval of Annual Budgets for each Fiscal Year for Company and each Company Facility, and any significant changes to any item of income or expenditure set forth in an Annual Budget; provided, however, expenditures for ordinary course operations not exceeding five percent (5%) of the Operating Annual Budget (in the aggregate) shall be permitted without further Company approval; provided, further,  that Company may modify an Annual Budget from time to time by written resolution approved by the Governing Board by Unanimous Board Action, which modification shall then become the new authorization for expenditures.

(iv)Major Decisions. Notwithstanding Section 3.01(b)(ii), no act shall be taken or sum expended or obligation incurred by Company, any Company-Owned Entity or either Member with respect to a matter within the scope of any of the major decisions affecting Company and/or any Company-Owned Entity described below (collectively, “Major Decisions”), unless such Major Decision has been approved by the Governing Board by Unanimous Board Action or is otherwise specifically contemplated by this Agreement, and provided further that the Governing Board, Members, Company and each Company-Owned Entity shall at all times comply with, and shall cause Manager and each manager and officer of Company and each Company-Owned Entity to comply with the provisions of Section 2.02 and Section 2.03 to carry out those provisions. The Major Decisions shall be the following:

(A)The sale or exchange of any Company Facility or all or any significant portion of the assets of Company or any Company-Owned Entity, or any merger or consolidation of Company or Company-Owned Entity with or into any other entity;

(B)Changing the name of Company, any Company-Owned Entity or any Company Facility;

(C)(1) any borrowing, guaranteeing any indebtedness or creating or granting any lien or other encumbrance on any assets of Company or any Company-Owned Entity, other than borrowings and the

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related liens or encumbrances (x) contemplated under any approved Annual Budget or Development Budget or (y) of less than $100,000, and (2) except as otherwise approved by Manager, any draw on the Line of Credit Agreement not required to meet the capital needs of Company;

(D)Lending to any Person any of the funds of Company or any Company-Owned Entity;

(E)Entering into, terminating, renewing or modifying any Related Party Transaction;

(F)Removing, admitting or substituting any Members of Company or any Company-Owned Entity;

(G)Any decision to dissolve Company or any Company- Owned Entity or to file a petition requesting or consenting to an order for relief under the federal bankruptcy laws, or other actions with respect to Company or any Company-Owned Entity as a result of insolvency or the inability to pay debts generally as such debts become due;

(H)Requiring Members to make Additional Capital Contributions to Company including capital contributions, if any, required to fund the Initial Strategy Plan;

(I)Appointment of jointly-recruited medical directors for Company, or any Company Hospital Facility;

(J)Approval of and/or amendment to the Medical Staff Bylaws for Company, any Company-Owned Entity or any Company Facility;

(K)Any decision to establish any new Company-Owned Entity not contemplated in the Initial Strategy Plan or cause Company or any Company-Owned Entity to buy or sell directly or indirectly any interest in any Person;

(L)The commencement, prosecution, settlement, compromise or dismissal of any lawsuit or other judicial or administrative proceeding

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

(including any investigation) that is related, either directly or indirectly, to Company or any Company-Owned Entity which has an amount in controversy or settlement value of $[*] or more;

(M)Any decision related as to whether or not Company, any Company-Owned Entity or any Company Facility shall participate in any Federal Health Care Program; provided,  however, if at any time Company, any Company-Owned Entity or any Company Facility is deemed ineligible for a Federal Health Care Program, then Company shall take all actions necessary to operate lawfully without participation;

(N)The entry by Company or any Company-Owned Entity into any new line of business or business purpose other than as provided for or authorized pursuant to this Agreement;

(O)The distribution of any assets of Company or any Company-Owned Entity other than cash to Members;

(P)Approval of any material agreement for the provision of physician staffing and/or coverage of any Company Facility including, without limitation, any exclusive staffing and/or coverage arrangement as described in Section 2.02(b)(i), it being agreed that National Medical Professionals of Texas, PLLC shall provide all physician staffing services relating to the provision of the specialty of providing emergency medical treatment to patients of all Company Facility emergency rooms.

(Q)Any amendment to the (1) Conflicts of Interest Policy, (2) Compliance Program, (3) Quality Assessment Program, (4) Corporate Integrity Program, or (5) Confidentiality and Trade Secret Rights;

(R)Any fee paid in exchange for a guarantee pursuant to Section 4.09;

(S)The development of any Company Facility under the Initial Strategy Plan if the construction and non-leased equipment budget for such Company Facility exceeds $[*] (exclusive of land acquisition costs which shall be subject to then current market rates);

(T)Any determination that Company Facilities will not be owned by a third-party financing source and leased to an Adeptus Affiliate and subleased to Company;

(U)Entering into a management services agreement or any other agreement similar to the Management Agreement with respect to one (1) or more Company Facilities with any Person other than Manager; and

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(V)Any amendment to the formation and governance documents of Company or any Company-Owned Entity that would reasonably be anticipated to materially affect the rights and obligations of any Member.

(v)Material Deadlock.  In the event of any Material Deadlock, Company shall first attempt to resolve such Material Deadlock by submitting the matter to Donald Adam, Chief Corporate Development Officer of Adeptus Parent and THR’s designee for discussion and resolution. In the event that those individuals are not able to resolve such Material Deadlock within fifteen (15) business days after submission of the matter to them, then the Material Deadlock shall be submitted to the Chief Executive Officers of Adeptus Parent and THR for discussion and resolution. In the event the Chief Executive Officers are unable to resolve such Material Deadlock within fifteen (15) business days, then Company shall not take the action with respect to the matter over which the members of the Governing Board are deadlocked; provided,  however, that (i) in the event of a Material Deadlock with respect to any Annual Budget, the annual operating budget previously approved by the Governing Board shall continue unless and until a new Annual Budget is approved by the Governing Board in accordance with this Agreement.

(vi)Governing Board Meetings.  Meetings of the Governing Board may be called by any member of the Governing Board. A schedule of regular meetings shall be established at the beginning of each Fiscal Year. Regularly scheduled meetings shall not require any further advance notice. All other meetings shall be held upon four (4) days’ notice by mail or seventy-two (72) hours’ notice delivered personally or by telephone or email and simultaneously giving notice in accordance with Section 11.01. A notice must specify the purpose of the meetings. Notice of a special meeting need not be given to any member of the Governing Board who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such member. All such waivers, consents and approvals shall be filed with the Governing Board and made a part of the minutes of the meeting. Meetings of the Governing Board shall be held at Adeptus’ corporate office in Texas or THR’s corporate office in Texas on an alternating basis and shall be so designated in the notice of the meeting or at such place as may be approved by the Governing Board. One or more Governing Board members may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Governing Board members participating in such meeting can hear one another. Participation in a meeting in such manner constitutes a presence in person at such meeting. Notwithstanding anything to the contrary set forth herein, Manager shall have the right to participate in and propose the agenda for Governing Board meetings.

(vii)Action Without Meeting. Any action required or permitted to be taken by the Governing Board may be taken by the Governing

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Board members without a meeting if all Governing Board members eligible to vote on such matter consent in writing to such action. All such actions by written consent shall have the same force and effect as the requisite vote of the Governing Board members at a duly called and held meeting.

(viii)Devotion of Time. No Governing Board member is obligated to devote all of his or her time or business efforts to the affairs of Company. The Governing Board members shall devote such time to Company’s business as they shall deem appropriate for the operation of Company. Subject to compliance with the Act, or except as otherwise specifically set forth in this Agreement, a Governing Board member may have other business or vocational interests and may engage in other activities in addition to those relating to Company. Neither Company nor any Member shall have the right to share or participate in such other business interests or activities of a Governing Board member based on their status as a Governing Board member of Company. Nothing in this Section 3.01(b)(viii) is intended to lessen the duties of a Member under Texas law or as set forth elsewhere under this Agreement, including under Article VIII.

(ix)Reliance on Agents. In performing their duties, the Governing Board members shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, of attorneys, accountants and other employees or agents of Company who the Governing Board members reasonably believe to be reliable and competent in the matters presented.

(c)Officers.

(i)Appointment. The Members shall each appoint two of the Governing Board members as officers of Company (each an “Officer”), and delegate duties and authority to such Officers. The election of Officers shall occur on a two (2) year revolving basis whereby the President shall be elected by a Member and the Vice-President shall be elected by the other Member. The Company’s Treasurer shall always be appointed by Adeptus and the Company’s Secretary shall always be appointed by THR. Upon expiration of the First Officer Term and each Officer Term thereafter, a Member shall appoint that Officer not held by its appointed Governing Board members during the previous Officer Term. If any Officer is elected without an express statement of the duties and authority of such Officer, the duties and authority of such Officer shall be the same as those given to an equivalent officer of a Texas business corporation under the Texas Business Organizations Code. For the First Officer Term, the Officers of Company shall be: Graham Cherrington, President and David Pyle, Treasurer (elected by Adeptus); and Jeff Canose, Vice President and Krystal Mims, Secretary (elected by THR).

(ii)Term. Except for the First Officer Term, Officers shall serve for a two (2) year term (each an “Officer Term”). If at any time an

23

Officer resigns or is removed or replaced by their appointing Member, such appointing Member shall appoint a replacement to serve for the remainder of such Officer Term.

(iii)President. The President shall preside at all meetings of the Governing Board and/or Members and shall have such other duties as may be prescribed from time to time by the Governing Board. In the absence of the President, the Vice President shall preside at Governing Board meetings.

(iv)Vice President. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President will perform the duties of the President, and when so acting, will have all the powers of and be subject to all the restrictions upon the President. The Vice President will perform such other duties and have such other powers as may be prescribed by the Governing Board or the President.

(v)Secretary. The Secretary shall be responsible for recording the minutes of all Governing Board and Member meetings. The Secretary shall have the responsibility of authenticating records of Company and receiving notices required to be sent to Secretary, and shall perform such other duties as the Governing Board may from time to time prescribe.

(vi)Treasurer. The Treasurer shall have responsibility for Company’s funds and securities, the financial and tax books and records of Company, the disbursement, along with the authorized Officers, of the funds of Company, the preparation and filing of Company’s tax and reporting forms, and such other duties as may be incident to his or her office or as prescribed by the Governing Board.

(vii)Other Officers. Other Officers may be elected or appointed by Unanimous Board Action, and shall have such duties as may be prescribed from time to time by Unanimous Board Action.

(viii)Devotion of Time. No Officer is obligated to devote all of his or her time or business efforts to the affairs of Company. Officers shall devote such time to Company business as the Governing Board deems appropriate for the operation of Company. Subject to compliance with the Act, or except as otherwise specifically set forth in this Agreement, an Officer may have other business or vocational interests and may engage in other activities in addition to those relating to Company. Neither Company nor any Member shall have the right to share or participate in such other business interests or activities of an Officer based on their status as an officer of Company. Nothing in this Section 3.01(c)(viii) is intended to lessen the duties of a Member under Texas law or as set forth elsewhere under this Agreement, including under Article VIII.

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(d)Enforcement of Related Party Transactions. Notwithstanding anything to the contrary in this Agreement, in the event of any actual or potential dispute between Company and any Member or any Affiliate of any Member relating to any Related Party Transaction, such Member (“Conflicted Member”) and the members of the Governing Board appointed by such Conflicted Member shall not participate in any vote, approval or decision with respect to such dispute, and the non-conflicted Member (“Disinterested Member”) and the members of the Governing Board designated by such Disinterested Member shall have, notwithstanding any other provision of this Agreement, the sole and exclusive right, power and authority to take action with respect to such matters, including, without limitation, to initiate, prosecute and defend, in the name and on behalf of Company or Company-Owned Entity, as applicable, any claim, suit, proceeding or other legal action that Company or any Company-Owned Entity has or may have against such Conflicted Member. For the purposes of any action or decisions requiring the approval, vote or consent of the Governing Board or Members with respect to any such dispute, claim, suit, proceeding or other legal action, the affirmative approval, vote or consent of the members of the Governing Board appointed by the Disinterested Member or the Disinterested Member, as applicable, shall be sufficient to approve any such action or decision. For the avoidance of doubt, this provision shall be subject to and shall not affect the application of (i) the purchase events set forth in Article VII, or (ii) the dispute resolution provisions set forth in Section 11.10.

(e)Member Activities. Members agree to use reasonable efforts to promote Company Facilities and to encourage the use thereof by the public in the local medical community in a manner consistent with applicable laws. Members acknowledge and agree that nothing contained in this Agreement or in any materials, plans, summaries or other tangible or intangible information prepared or communicated in connection herewith shall require any Member or a Member’s Affiliates to refer Persons to any Company Facility, Adeptus Hospital Facility, THR Hospital Facility, or THR affiliated physicians for medical care or to induce other Persons to make or receive such referrals.

(f)Indemnification of Covered Persons.

(i)The debts, obligations and liabilities of Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of Company, and neither the Members nor any Covered Person shall be obligated personally for any such debt, obligation or liability of Company solely by reason of being a Member or Covered Person; provided that this shall not limit or preclude liability of a Covered Person who is a service provider to Company in accordance with the terms of any applicable contract or other applicable law.

(ii)No Covered Person shall be liable to Company or any Company-Owned Entity or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Company or any Company-Owned Entity and in a manner reasonably believed to be within the authority of such Covered Person and in the interests of Company. No Covered Person shall be

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liable for any act or omission or mistake of judgment unless the same (A) constituted bad faith, gross negligence or willful misconduct, or (B) was in breach of an express provision of this Agreement, subject to the provisions set forth in the last clause of Section 3.01(f)(i).

(iii)Each Covered Person shall be entitled to be indemnified by Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Company or any Company-Owned Entity and in a manner reasonably believed to be within the authority of such Covered Person and in the interests of Company; provided,  however, that any indemnity permitted under this Section 3.01(f) shall be provided out of and to the extent of Company assets only, shall be limited to the full extent allowed under the Act, shall not be available in cases of gross negligence, fraud or willful misconduct on the part of the Covered Person, and no Member shall have any personal liability on account of this indemnity. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding in respect of which such Covered Person is entitled to be indemnified as provided in this Section 3.01(f) shall, from time to time, be advanced by Company upon receipt by Company of an adequate undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified pursuant to this Section 3.01(f).

(g)Representation Regarding Civil Administrative or Criminal Matters.

(i)Adeptus hereby represents and warrants that neither it, Adeptus Parent, or its Affiliates are currently the subject or party to any civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation pending, or to Adeptus knowledge, threatened against Adeptus that, or party to any contractual obligation that, individually or in the aggregate, may impair or delay the ability of Adeptus to enter into this Agreement and to perform its obligations hereunder.

(ii)THR hereby represents and warrants that neither THR or its Affiliates are currently the subject or party to any civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation pending, or to THR knowledge, threatened against THR that, or party to any contractual obligation that, individually or in the aggregate, may impair or delay the ability of THR to enter into this Agreement and to perform its obligations hereunder

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Section 3.02 Compensation of Members, Governing Board Members, Officers. Except as may be expressly provided for herein or hereafter approved by the Members, no payment will be made by Company or any Company-Owned Entity to any Member, any member of the Governing Board or any Officer for the services of such Person.

Section 3.03 Contracts with Related Parties. Except as otherwise specified herein, and except for the transactions contemplated in the Support Agreement, Emergency Department Coverage Agreement, Trademark License Agreement and the Management Agreement, Company shall not enter into any Related Party Transaction unless such Related Party Transaction has been approved in accordance with this Agreement. At any meeting of the Governing Board convened for the specific purpose of discussing the performance of the Manager under the Management Agreement or performance of Adeptus Affiliate under the Emergency Department Coverage Agreement, representatives of Adeptus appointed to the Governing Board by Adeptus shall have no vote as members of the Governing Board in respect of any action desired to be taken with respect to such performance by the Governing Board on behalf of Company. At any meeting of the Governing Board convened for the specific purpose of discussing the performance of THR or a THR Affiliate under the Support Agreement or the Trademark License Agreement, representatives of THR appointed to the Governing Board by THR shall have no vote as members of the Governing Board in respect of any action desired to be taken with respect to such performance by the Governing Board on behalf of Company. To the extent the Parties enter into a Related Party Transaction and that transaction entails Billing and Collection Services such documentation shall be consistent and sustainably similar in both substance and form to Section 1.3 of the Support Agreement.

Section 3.04 Managed Care Contracting. [*] Such managed care contracting services shall be provided by THR pursuant to the Support Agreement. [*]

Section 3.05 Utilization of Company Facilities. Manager will within the first twelve months after the Effective Date, and periodically thereafter as determined by the Governing Board, evaluate: (1) the appropriate level of charges associated with the delivery of the Company’s services; (2) the feasibility of using Company Facilities for the delivery of medical services to patients whose care THR or a THR Affiliate are contracted to manage under a contract with a payor, a governmental program (e.g. Medicare, Medicaid) or an employer including the appropriate fees to be charged by Company for providing services to such patients and (3) the feasibility of other alternative services that may appropriately be provided in a Company Facility.

Section 3.06 Independent Activities. Subject to the covenants of the Members set forth in Article VIII, (a) each Member may, notwithstanding the existence of this Agreement or any fiduciary relationship created hereby, engage in whatever activities it chooses, whether the same be competitive with Company or otherwise, without having or incurring any obligation to offer any interest in such activities to Company, any Member or otherwise, and (b) neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Member from engaging in such activities or require a Member to permit Company or any other Member to participate in any such activities and, as a material part of the consideration for the execution hereof by the

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Members, each Member hereby waives, relinquishes and renounces any such right or claim of participation.

ARTICLE IV

FINANCING

Section 4.01 Asset and Capital Contributions.

(a)Initial Capital Contributions and “Purchase Price.”  Exhibit C attached hereto sets forth each Member’s initial capital contributions to Company, in the amount and in the form shown opposite each such Member’s name thereon (“Initial Capital Contribution(s)”), in exchange for the Member’s initial Ownership Percentage Interest.

The Members acknowledge and agree that the transactions contemplated by this Agreement were negotiated at arms-length and the values ascribed to the assets included in the Member’s respective capital contributions represent fair market value for the Ownership Interest Percentages and the other rights granted to them respectively herein.

(b)Additional Capital Contributions.  The Governing Board may request that the Members make additional capital contributions (“Additional Capital Contribution(s)”) to Company which shall be in proportion to their respective Ownership Percentage Interests, subject to approval by the Members in accordance with Section 3.01(b)(iv). The Additional Capital Contributions of each Member shall be made on the same terms and conditions unless otherwise agreed to by the Members. If the Governing Board requests any Additional Capital Contributions to Company pursuant to this Section 4.01(b) (a “Capital Call”), and such Capital Call is approved by the Members in accordance with Section 3.01(b)(iv), then the Governing Board shall deliver a written notice (“Capital Call Notice”) to each Member stating:

(i)the aggregate amount of Additional Capital Contributions requested at such time and the intended uses therefor;

(ii)the amount of the Additional Capital Contribution to be provided by each Member, which amount shall be equal to (A) the aggregate amount of the Capital Call made multiplied by (B) the Ownership Percentage Interest of such Member;

(iii)the due date for such Additional Capital Contributions, provided that Members shall have at least fifteen (15) days from the date of the Capital Call Notice to make such Additional Capital Contributions; and

(iv)wiring instructions for the wire transfer to Company’s bank account of cash amounts of Additional Capital Contributions by such Members to Company.

All Additional Capital Contributions made by Members shall be made by wire transfer of immediately available funds to the bank account designated by Company in

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such Capital Call Notice prior to the close of business on the due date specified in such Capital Call Notice.

(c)No Additional Required Contributions.  Except as set forth in this Section 4.01,  no Member shall have any right or obligation to make any capital contribution to Company.

Section 4.02 Contribution Loans. In the event a Member (a “Non-Contributing Member”) fails to make any required Additional Capital Contribution within the time specified, the Governing Board shall give prompt notice of such failure to the other Member (the “Contributing Member”), who shall have the right to advance directly to Company all or any portion of the funds that were required from the Non-Contributing Member, which shall be treated as a loan to the Non-Contributing Member (the “Contribution Loan”).

(a)Withdrawal of Contribution. In the event the Contributing Member elects not to advance the full amount of the additional funds required from the Non- Contributing Member, the Contributing Member shall be under no obligation to make Additional Capital Contributions until parity in capital accounts with the Members’ respective Ownership Percentage Interests is restored and shall be entitled to withdraw any Additional Capital Contributions previously made until parity is achieved.

(b)Repayment through Distributions. In the event the Contributing Member elects to make a Contribution Loan, then the Contribution Loan shall bear interest at an annual rate equal to the Prime Rate, but in any event no more than the highest rate permitted by law and, except as set forth in Section 4.02(c), shall be repaid out of any subsequent distributions made pursuant to this Agreement to which the Non-Contributing Member otherwise would be entitled, which amounts shall be applied first to interest and then to principal, until the Contribution Loan is paid in full. Repayment of any Member’s Contribution Loan shall be secured by the Non-Contributing Member’s Ownership Percentage Interest, and the Non-Contributing Member hereby grants a security interest in such Ownership Percentage Interest to the Contributing Member who advanced such Contribution Loan and hereby irrevocably appoints the Contributing Member, and any of its agents, officers or employees, as the Non-Contributing Member’s attorneys-in-fact with full power and authority to prepare and execute any documents, instruments and agreements including, but not limited to, any note evidencing the Contribution Loan, and such Uniform Commercial Code financing, continuation statements, and other security agreements and instruments as may be appropriate to perfect and continue such security interest in favor of such Contributing Member.

(c)Remedies. In the event any Contribution Loan has not been repaid in full within ninety (90) days after the date the Contribution Loan is made, then, in addition to any other rights or remedies available to the Contributing Member at law or in equity, at any time thereafter (prior to repayment in full of the Contribution Loan) Contributing Member may elect to proceed under Section 4.02(c)(i).

(i)Upon thirty (30) days’ prior written notice to a Non- Contributing Member, the Contributing Member may elect to treat the

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outstanding principal balance of the Contribution Loan as a contribution to capital by the Contributing Member, and the Ownership Percentage Interest of each Member shall thereupon be recalculated as of the date of such election (the “Computation Date”), and shall be equal to a fraction, of which the numerator shall be (A) the aggregate amount of such Member’s Capital Account as of the Computation Date, but excluding any sums advanced for the account of such Member as a Contribution Loan by a Contributing Member, plus (B) the amount of such Member’s Contribution Loan to be converted by such Member to capital; and the denominator shall be the aggregate amount of the Capital Accounts for all Members as of the Computation Date, including the amount of any Contribution Loan converted to capital. Accrued interest on any Contribution Loan shall be payable as provided in Section 4.02(b) regardless of whether the Contribution Loan is converted to capital through such time as the Contribution Loan is converted to capital.

(ii)Until a Member has elected to proceed under Section 4.02(c)(i) or has elected to pursue any other remedy available to it at law or in equity, such Member’s Contribution Loan shall remain in place and shall bear interest and be repaid as provided in Section 4.02(b).

(d)No Third-Party Rights.  The right of the Governing Board to require any Additional Capital Contributions under the terms of this Agreement shall not be construed as conferring any rights or benefits to or upon any party not a party to this Agreement.

Section 4.03 Ownership Percentage Interests; Amendments to Exhibit B. Each Member shall own and hold an interest in Company (expressed as a percentage of all the interest in Company) as set forth opposite such Member’s name on Exhibit B (the “Ownership Percentage Interests”). The Governing Board shall have the authority to amend Exhibit B from time to time to update any Member’s information and to reflect any changes in Ownership Percentage Interests in accordance with this Agreement.

Section 4.04 No Right to Return of or Interest on Capital Contributions. Except as otherwise expressly provided in this Agreement, no Member shall have the right to withdraw its Capital Contribution or to demand or receive a return of its Capital Contribution or any part thereof. To the extent that any Member shall ever have the right to withdraw its Capital Contribution or to demand or receive the return of its Capital Contribution or any part thereof, the other Member shall not be personally liable or responsible for the return of such Capital Contribution and any such return shall be made solely from the assets of Company. No interest shall be paid by Company on any Capital Contributions to Company.

Section 4.05 Capital Accounts. Company shall establish and maintain a separate capital account (a “Capital Account”) for each Member in accordance with Regulations Section 1.704-1(b)(2)(iv). Accordingly, a Member’s Capital Account shall be increased by (a) the amount of money Member contributes to Company, (b) the Fair Market Value of property Member contributes to Company (and that is accepted upon approval of the Governing Board) (net of liabilities secured by such contributed property that Company is considered to assume or

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take subject to under IRC Section 752), and (c) allocations to Member of Net Income (or items thereof), including income and gain exempt from tax and gain as computed for book purposes in accordance with Regulations Section 1.740-1(b)(2)(iv)(g), but excluding any gain separately computed for tax purposes as described in Regulations Section 1.704-1(b)(4)(i). A Member’s Capital Account shall be decreased by (a) the amount of money Company distributes to Member, (b) the Fair Market Value of property Company distributes to Member (net of any liabilities secured by such distributed property that Member is considered to take subject to under IRC Section 752), (c) allocations to Member of Company’s non-deductible, non-capital expenditures, and (d) allocations to Member of Net Losses (or items thereof), including loss and deduction as computed for book purposes in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), but excluding non-deductible, non-capital expenditures and loss and deduction separately computed for tax purposes as described in Regulations Section 1.704-1(b)(4)(i). A Member’s Capital Account in all events shall be adjusted in accordance with the additional rules set forth in Regulations Section 1.704-1(b)(2)(iv). In the event a Member transfers all or any portion of its interest in Company, the transferee shall succeed to the individual Capital Account and Capital Account balance of the transferor to the extent such individual Capital Account and Capital Account balance relate to the transferred interest.

Section 4.06 Company Loans. A Member or an Affiliate thereof may, from time to time and as deemed necessary by the Governing Board and agreed to by each Member, lend additional working capital sufficient to enable Company to carry on its business as contemplated by Section 2.02.  Any loan by a Member (or Affiliate thereof) to Company will be made for Company’s working capital purposes and will be evidenced by a promissory note and outstanding balances will be subject to fair market rate interest. Repayment of any such loan shall be (a) guaranteed by the non-lending Member proportionate to its Ownership Percentage Interest (provided that the non-lending Member approves such loan), and (b) to the extent permitted by law, secured by a first priority security interest in the accounts receivable of Company and Company hereby grants a security interest to such extent in such accounts receivable to the lending Member and irrevocably appoints the lending Member and any of its agents, officers or employees as its attorneys-in-fact with full power and authority to prepare and execute any documents, instruments and agreements including, but not limited to, any note evidencing such loan, and such Uniform Commercial Code financing, continuation statements and other security agreements and instruments as may be appropriate to perfect and continue such security interest in favor of the lending Member. Any required monthly payments (including any past due amounts) under any such loan, including the Line of Credit Agreement, shall be made before any distributions of Distributable Funds are made to Members.

Section 4.07 Withdrawal or Reduction of Members’ Capital Contribution. No Member shall have the right to withdraw from Company unless otherwise expressly permitted herein, or withdraw all or part of such Member’s Capital Contributions except as provided herein.

Section 4.08 Interest and Preferential Rights. Except as otherwise provided in Section 4.02 and Section 4.06, no interest shall accrue on any Capital Contributions and no Member shall have any preferential rights with respect to distributions or upon dissolution of Company.

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Section 4.09 Guarantees. From time to time, when determined by the Governing Board to be necessary or appropriate for any debt or capital financing or lease of Company, a Company-Owned Entity or a Company Facility, the Governing Board may request that the Members provide a guarantee or other security of such debt or capital financing or lease pro rata in proportion to the Members’ Ownership Percentage Interest. No Member shall be obligated to provide any such guarantee or other security. In the event that any such Member or Members agree to provide such guarantee or other security as requested by the Governing Board, Company shall pay to such Member or Members a Fair Market Value fee, as determined by mutual agreement of Company and the Member or Members providing such guarantee or other security, as consideration for their provision of such guarantee or other security.

ARTICLE V

ACCOUNTING AND DISTRIBUTIONS

Section 5.01 Ownership of Company. Except as otherwise expressly provided in this Agreement, all economic, voting and other interests in Company shall be owned and held by THR and Adeptus in accordance with their respective Ownership Percentage Interests.

Section 5.02 Tax Status and Reports.

(a)Members agree that Company shall be classified as a partnership for United States federal tax purposes, and the Members and Company agree that they shall refrain from making any elections or filing any returns or reports that are inconsistent with such classification unless and until the Members consent to a change in the United States tax classification of Company.

(b)Any item which is stipulated to be an expense of Company under the terms of this Agreement or which would be so treated in accordance with GAAP shall be treated as an expense of Company for all purposes hereunder, whether or not such item is deductible in computing Net Income for federal income tax purposes.

(c)Adeptus is hereby designated as the “Tax Matters Partner” in accordance with IRC Section 6231(a)(7) and applicable Regulations. Each Member hereby approves of such designations and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval. Except to the extent set forth in this Section 5.02,  Adeptus is authorized, at Company’s sole costs and expense, to represent Company and each Member in connection with all examinations of Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company’s funds for professional services and costs connected therewith. In connection with any examination of Company by any tax authorities, Adeptus shall retain on behalf of Company and at Company’s sole cost and expense a nationally prominent independent public accounting firm or legal counsel reasonably satisfactory to THR to represent the interests of Company. Adeptus shall provide each member of the Governing Board with prompt notice of the initiation of any tax examination or proceeding and shall further provide each member of the Governing Board with prompt, reasonable and continuous opportunity to review and provide comment with respect to the subject matter of each

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such examination or proceeding. Adeptus shall have the right to settle any audit or examination with the consent of the Governing Board or the Members and to take any and all other actions on behalf of the Members or Company in connection with any tax audit or examination or judicial review or proceeding to the extent permitted by applicable law and regulations and in the event of any administrative or judicial proceeding involving the tax treatment of any item.

Notwithstanding the foregoing provisions of Section 5.02 or any other provision of this Agreement: (a) any material elections under the IRC or the Regulations or the settlement of any material tax audit or examination shall require the advance written approval of each of Adeptus and THR; and (b) THR shall, at its own expense, have the right to participate in, and retain separate representation for itself with respect to any matter subject to this Section 5.02.  The Governing Board may at any time designate a new Tax Matters Partner; provided,  however, that only a Member may be designated as the Tax Matters Partner of Company.

Section 5.03 General Allocation Rules. Except as otherwise provided in this Agreement, all Net Income and Net Losses of Company shall be allocated in a manner such that the Capital Account of each Member after giving effect to the allocations set forth in Section 5.04 is, as nearly as possible, equal (proportionately) to the distributions that would be made pursuant to Section 5.06 if Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Company liabilities were satisfied (limited with respect to each non-recourse liability to the Gross Asset Value of the assets securing such liability) and the net assets of Company were distributed in accordance with Section 5.06 to the Members immediately after making such allocation. For federal and state income tax purposes, all allocations of Net Income and Net Losses shall be made as of the end of each calendar year.

Section 5.04 Overriding Allocation Rules.  Notwithstanding any other provision herein:

(a)Any Member who unexpectedly receives an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Section 1.704-1(b)(2)(ii)(d) of the Regulations, which adjustment, allocation or distribution creates or increases a deficit balance in that Member’s adjusted Capital Account, shall be allocated items of “book” income and gain in an amount and manner sufficient to eliminate the deficit balance in that Member’s Capital Account so created or increased as quickly as possible. This provision is intended to be a “qualified income offset” in accordance with Section 1.704-1(b)(2)(ii)(d) of the Regulations and should be interpreted accordingly.

(b)No Net Loss or Company deductions for any Fiscal Year shall be allocated to any Member to the extent such allocation would cause or increase a deficit balance in a Member's Capital Account as of the end of a Fiscal Year determined, solely for this purpose, by (i) crediting the Member's Capital Account with the amount of any deficit balance in such Capital Account that the Member is obligated to restore or is treated as obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704- 2(g)(1) and 1.704-2(i)(5), and (ii) decreasing the Member’s Capital Account by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing adjustments to the Members’ Capital Accounts are

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intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(c)If there is a net decrease in “partnership minimum gain” (within the meaning of Regulations section 1.704-2(d)) for a Fiscal Year, there shall be allocated to each Member items of income and gain for such Fiscal Year equal to that Member's share of the net decrease in partnership minimum gain (within the meaning of Regulations section 1.704-2(g)(2)), subject to the exceptions set forth in Regulations section 1.704- 2(0(2), (3) and (5). If the application of this minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, Company shall request a waiver of the requirement pursuant to Regulations section 1.704-2(f)(4). This provision is intended to be a “minimum gain chargeback” provision as described in Regulations section 1.704-2(f) and shall be interpreted and applied in accordance with such section.

(d)If there is a net decrease in “partner nonrecourse debt minimum gain” (within the meaning of Regulations section 1.704-2(i)(3)) for a Fiscal Year, there shall be allocated to each Member with a share of such “partner nonrecourse debt minimum gain”(determined in accordance with Regulations section 1.704-2(i)(5)) as of the beginning of the Fiscal Year items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) equal to that Member's share of the net decrease in partner nonrecourse debt minimum gain, subject to the exceptions set forth in Regulations section 1.704-2(i)(4). If the application of this minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, Company shall request a waiver of the requirement pursuant to Regulations sections L704-2(f)(4) and 1.704-2(i)(4). This provision is intended to be a “chargeback of partner nonrecourse debt minimum gain” provision as described in Regulations section 1.704- 2(i)(4) and shall be interpreted and applied in accordance with such section.

(e)Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in such ratio as determined by the Governing Board to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code. “Nonrecourse Deductions” for this purpose has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

(f)Any Partner Nonrecourse Deductions for any Allocation Period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i). “Partner Nonrecourse Deductions” for this purpose has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions for a fiscal year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

Section 5.05 Other Allocation Rules. Notwithstanding any other provisions of this Article V, Net Income, Net Loss and any item of income, gain, deduction, loss, or credit of Company shall be allocated among Members under the following rules to the extent applicable:

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(a)Except as otherwise permitted under Section 514(c)(9) of the IRC and applicable Regulations, the allocation of items to THR may not result in THR having a share of the overall income of Company for any Fiscal Year greater than THR’s share of the overall loss of Company for the Fiscal Year for which THR’s loss share will be the smallest.  This Section 5.05(a) is intended to satisfy the “fractions rule” under Section 514(c)(9) of the IRC and it shall be interpreted in all respects consistently with such rule.

(b)Except as the Governing Board otherwise determines after consulting appropriate tax counsel, all allocations of all items to THR for all Fiscal Years must be consistent with THR’s being allocated the same distributive share of each item of income, gain, loss, deduction, credit, and basis, and such share must remain the same during the entire period in which THR is a Member. This Section 5.05(b) is intended to prevent Company from having “tax-exempt use property” within the meaning of Section 168(h) of the IRC, unless the Governing Board otherwise exercises its prerogative set forth in this Section 5.05(b).

Section 5.06 Distributions to Members.

(a)At the end of each quarter, the Manager shall distribute any Distributable Funds in the following priority within thirty (30) days after the end of each calendar quarter for which it has been determined by Manager that Distributable Funds exist and should be distributed:

(i)First, to repay any loans made to Company by Members and then, only after all such loans have been paid in full (unless any such payment is a prepayment of principal and such prepayment is waived in whole or in part by the lending Members);

(ii)Second, notwithstanding any provisions hereof to the contrary, and prior to any other distributions made to, declared for or set aside for any Member except as set forth above, to Adeptus in an amount equal to the sum of (A) the Preferred Distribution for such calendar quarter then ending, plus (B) the Unpaid Preferred Distribution, if any, which Unpaid Preferred Distribution shall be cumulative from quarter-to-quarter and year-to-year, as provided herein, less (C) the Outstanding Advance, if any;

(iii)Third, to repay the cash component of the Initial Capital Contribution (“Cash Contribution”) of each Member, to each Member in equal amounts until either or both Members’ Cash Contribution is repaid in full, and thereafter, if necessary, solely to the other Member until its Cash Contribution is repaid in full; and

(iv)Fourth, to the Members in accordance with the Members’ respective Ownership Percentage Interests.

(b)Notwithstanding anything to the contrary contained herein, upon the dissolution of Company, all distributions to be made to the Members in connection with

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

the liquidation of Company shall be made in accordance with Section 5.09;  provided, however, that prior to any such distributions being paid to the Members in accordance with Section 5.09 as aforesaid, the Unpaid Preferred Distribution shall first be paid in full to Adeptus.

(c)Notwithstanding anything to the contrary contained herein, at the end of each month which is not also the end of a calendar quarter, Manager may advance to Adeptus within thirty (30) days after the end of such month an amount which is the lesser of (i) * determined by Manager in good faith and (ii) * (the sum of all such advances for any calendar quarter, the “Outstanding Advance”); provided,  however, that at the end of each calendar quarter, to the extent that the Outstanding Advance exceeds the amount of Distributable Funds that would have been paid to Adeptus in such calendar quarter under Section 5.06(a) hereof if no advances had been made to Adeptus pursuant to this Section 5.06(c), then Adeptus shall repay such excess to the Company within thirty (30) days.

Section 5.07 Accounting.

(a)The books of account of Company shall be kept and maintained at all times at Company’s and/or Adeptus Parent’s principal office. The books of account shall be maintained on an accrual basis in accordance with GAAP, consistently applied, and shall show all items of income and expense.

(b)Manager shall cause to be prepared and furnished to each Member within thirty (30) days from the last day of each month from January through November and within fifteen (15) days after the end of December of each Fiscal Year, an unaudited statement reflecting the operations of Company for such month and the Fiscal Year to date, together with a balance sheet of Company as of the end of such month and all other information reasonably requested by any Member. Manager shall, at the expense of the Company, cause the Company’s financial statements to be audited by a certified public accountant selected by the Manager and approved by THR, such approval not to be unreasonably withheld, by no later than ninety (90) days after the end of such Fiscal Year. Manager shall, at the expense of Company, cause to be prepared all tax returns and statements, if any, which must be filed on behalf of Company and shall, within one hundred twenty (120) days after the close of each Fiscal Year, supply to Members all information necessary for the preparation of Members’ respective federal income tax returns.

(c)Each Member shall have the right, upon at least three (3) business days prior notice and during normal business hours, to audit, examine and make copies of or extracts from the books of account of Company at the offices of Company; provided, however, that such Member shall ensure that it and any proposed advisers it uses to review such information agree to use the information so received solely with respect to such Member’s investment in Company and for no other purpose whatsoever. Such inspection right may be exercised through any agent or employee of such Member designated by it or by an independent public accountant designated by such Member.

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Each Member shall bear all expenses incurred in any examination made by or for such Member.

Section 5.08 Bank Accounts. Funds of Company shall be deposited in a Company account or accounts established by Company with banking institutions designated by the Governing Board.

Section 5.09 Liquidation. Company shall be dissolved and its affairs shall be wound up upon (a) the written consent of the Members or (b) as otherwise herein provided. Upon the dissolution of Company, the Person or Persons approved by the Governing Board to carry out the winding up of Company (“Liquidating Trustee”) shall promptly notify the Members of such dissolution. Upon dissolution of Company, Liquidating Trustee shall immediately commence to wind up Company’s affairs; provided,  however, that a reasonable time shall be allowed for the orderly liquidation of the assets of Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon liquidation. Members shall continue to share Net Income and Net Losses during liquidation in the same proportions, as specified herein, as before liquidation. Each Member shall be furnished with a statement prepared by Company’s certified public accountants that shall set forth the assets and liabilities of Company as of the date of dissolution. The proceeds of liquidation shall be distributed, as realized, in the following order and priority:

(a)to creditors of Company, including Members who are creditors in connection with loans made by such Members to Company (to the extent otherwise permitted by law), in satisfaction of the liabilities of Company (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Members;

(b)to the Members the remaining proceeds of liquidation in accordance with Section 5.06(a).

Section 5.10 Intent of Allocations. Members understand and agree that the allocation provisions of Section 5.04 (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Net Income and Net Loss or make Company distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, the Governing Board may reallocate income, gain, deduction and loss as it reasonably determines to be necessary or appropriate in order to eliminate the effect of the Regulatory Allocations and thereby to cause the final Capital Account balances of Members to be in the amounts (or as close thereto as possible) they would have been if Net Income and Net Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations, including reallocating the taxable income and taxable loss of Company for prior open years (or items of gross income and deduction of Company for such years) among Members to the extent it is not possible to achieve such result with allocations of items of income (including gross income) and deduction for the current year and future years.

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Section 5.11 Withholding Taxes. If Company is required to withhold any portion of any amounts distributed, allocable or otherwise attributable to a Member of Company by applicable law, Company may withhold such amounts and make such payments to taxing authorities as are necessary to ensure compliance with such applicable law. Any funds withheld by reason of this Section 5.11 shall nonetheless be deemed to have been distributed to such Member in question for purposes of this Article V and Article VII.  If Company does not withhold from actual distributions any amounts it was required to withhold by applicable Regulations, Company may, at its option, (a) require the Member to which the withholding was credited to reimburse Company for withholding required by such Regulations, including any interest, penalties or additions thereto; or (b) reduce any subsequent distributions to such Member by such withholding, interest, penalties or additions thereto. The obligation of a Member to reimburse Company for such amounts shall continue after such Member transfers or liquidates its interest in Company. Each Member agrees to furnish Company with any representations and forms as shall reasonably be requested by Company to assist in determining the extent of, and in fulfilling, any withholding obligations it may have.

Section 5.12 Partnership Representative.

(a)The Tax Matters Partner shall serve as the designated “Partnership Representative” within the meaning of Section 6223(a) of the Code in effect for the first fiscal year beginning after December 31, 2017 and thereafter. If the Tax Matters Partner is found to be ineligible to serve as Partnership Representative, the Company shall promptly appoint a qualifying Person to serve as the Partnership Representative. Such Person shall give prompt notice after becoming aware thereof to each Member of any and all notices it receives from the Internal Revenue Service in its capacity as “partnership representative” concerning the Company (that have not previously been provided by the Internal Revenue Service to such other Members directly), including any notice of audit, any notice of action with respect to a revenue agent’s report, any notice of a thirty (30) day appeal letter and any notice of a deficiency in tax concerning the Company’s federal income tax return. The Partnership Representative shall furnish each Member periodically with status reports regarding any negotiations between the Internal Revenue Service and the Company, and each such Member, if the Member so requests, may participate in such negotiation. The Partnership Representative shall not enter into any settlement with any taxing authority that would have a material adverse effect on a Member without obtaining the prior written consent of the Member (such consent not to be unreasonably withheld).

(b)The Members agree that the Partnership Representative shall have the right, after discussion with the tax advisors of the Company, to elect out of the application of Section 6221(a) (“Elect Out”) of the Code as in effect for its first fiscal year beginning after December 31, 2017, and for each fiscal year thereafter, if applicable. If the Elect Out is not available but the Partnership Representative determines it would be in the best interest of both the Company and its Members to Elect Out, the Members acknowledge that the Partnership Representative shall have the right, after discussion with the tax advisors of the Company, to elect the application of Section 6226 on behalf of the Company as in effect for its first fiscal year beginning after December 31, 2017, in the event that it receives a “notice of final partnership adjustment” that

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would otherwise permit the Internal Revenue Service to collect from the Company a deficiency of tax, for each relevant year. This acknowledgement applies to each Member whether or not it owns units in both the reviewed year and the year of the Internal Revenue Service’s adjustment. If the Partnership Representative opts to elect for the application of Section 6226 as provided herein, the Members covenant to take into account and report to the Internal Revenue Service any adjustment to their items for the reviewed year as notified to them by the Company in a statement, in the manner provided in Section 6226(b) of the Code as in effect for the Company’s first fiscal year beginning after December 31, 2017, whether or not Members own any units in the year of the Company's statement. Any Member failing to report its share of such adjustments on its tax return for its taxable year including the date of the Company's statement as described immediately above shall indemnify and hold harmless the Company against any tax, interest and penalties collected by the Internal Revenue Service from the Company as a result of the Member's inaction.

ARTICLE VI

TRANSFERS

Section 6.01 Transfers Prohibited. No Member may sell, transfer, assign or otherwise encumber or permit or suffer any encumbrance of all or any part of its interest in Company (any such transaction hereinafter referred to as a “Transfer”), except: (a) a Transfer that is approved by Unanimous Board Action, (b) a Transfer by either THR or Adeptus to one of its Affiliates (which Affiliate must be fully able to perform hereunder to the same extent and with the same security as the original Member, and must agree in writing fully to perform hereunder), or (c) a Transfer by Adeptus to THR or by THR to Adeptus. In addition, no Transfer of any interest in Company (i) may be made that would require the prior approval of any regulatory agency, unless such approval has been duly obtained, or (ii) shall be effective unless and until the transferee agrees in writing to be bound by this Agreement. Any attempt to effect a Transfer in violation of this Article VI shall be void. Notwithstanding anything to the contrary in this Agreement (a) the pledge by Adeptus of any interest in Company under and pursuant to any credit facilities or related documentation and the enforcement of such pledge by the credit providers or any agent, assignees or transferees shall, in each case, be permitted hereunder (including the transfer of such interests in Company to any Person owned or controlled by or for the benefit of such credit provider and the subsequent transfer by such Person to a third party in connection with the exercise of remedies under such credit facilities and related documentation (with such transferee receiving the full rights held by the owner of such interests prior to such transfer)), (b) such credit providers and their respective agents and successors and assigns are intended third party beneficiaries of, and shall be entitled to enforce the provisions of, this sentence and (c) this provision shall not be amended, supplemented, amended and restated or otherwise modified or waived without the prior written consent of such credit providers or their agents (an “Enforcement Transfer”). If a THR Purchase Option may be elected because of a THR Purchase Event under 7.02(a)(iii) and (a)(iv) resulting from an Enforcement Transfer, then in order for such THR Purchase Option to be effective (notwithstanding anything to the contrary contained in Section 7.02), THR shall provide a THR Purchase Notice during the period of thirty (30) days after THR receives notice of such Enforcement Transfer and a copy of the executed purchase agreement for such Enforcement Transfer (it being understood that the consummation of such Enforcement Transfer may be subject to customary conditions set forth in the purchase

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

agreement including the expiration of such thirty (30) day period without limitation THR giving notice of its intent to exercise such Purchase Right); provided that in the case of Enforcement Transfer that is the transfer of interests in the Company to a Person owned or controlled by or for the benefit of the credit provider, then such thirty (30) day period shall include at least five (5) days after such transfer is actually consummated.

ARTICLE VII

TERM AND TERMINATION

Section 7.01 Term. Company shall continue in existence for a term beginning on the date hereof and continuing perpetually, until terminated and liquidated in accordance with the provisions hereof.

Section 7.02 THR Purchase Option. Upon the occurrence of any of the events set forth in Section 7.02(a) below (the “THR Purchase Events”), THR shall have the right, but not the obligation, to purchase Adeptus’ Ownership Percentage Interest for an amount equal to the Appraised Value of such Ownership Percentage Interest as determined in accordance with Section 7.07 below (the “THR Purchase Option”), upon the terms and subject to the conditions set forth in this Article VII.

(a)THR Purchase Events.  The following shall constitute THR Purchase Events under this Agreement:

[*]

(b)Notice. Upon the occurrence of a THR Purchase Event, Adeptus (or Adeptus’ legal representative) shall give written notice of the THR Purchase Event (the “THR Purchase Notice”) to THR within ten (10) days after the occurrence of such THR Purchase Event.

(c)Exercise of THR Purchase Option. Following the occurrence of a THR Purchase Event, THR shall have ninety (90) days after the later of (i) the occurrence of the THR Purchase Event, or (ii) the date of THR’s receipt of the THR Purchase Notice in which to give notice of its election to exercise the THR Purchase Option.

(d)Rights Non-Exclusive and Subject to Bankruptcy Matters.

(i)The rights of THR under this Section 7.02 shall not be the exclusive remedy of THR, but shall be in addition to any other rights and remedies available to THR at law or in equity including, without limitation, the right of THR or Company to institute suit to collect any amounts owed to THR by Adeptus or to be compensated for any damages resulting from any breach of this Agreement by Adeptus.

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

(ii)In the case of a court ordered sale resulting from a Bankruptcy Event with respect to Adeptus or any Adeptus Chain Affiliate, the Members intend that THR will have a THR Purchase Option and Adeptus will not object to or contest any such court order. All time periods and other provisions included in this Agreement shall be subordinate to any contrary timelines or requirements included in any bankruptcy laws, bankruptcy court procedures or any bankruptcy court order and THR shall have no greater rights than as contemplated by any such laws, procedures or orders.

Section 7.03 Adeptus Purchase Option. Upon the occurrence of any of the events set forth in Section 7.03(a) (individually, an “Adeptus Purchase Event”), Adeptus shall have the right, but not the obligation, to purchase THR’s Ownership Percentage Interest for an amount equal to the Appraised Value of such Ownership Percentage Interest as determined in accordance with Section 7.07 below (the “Adeptus Purchase Option”), upon the terms and subject to the conditions set forth in this Article VII.

(a)Adeptus Purchase Events. The following shall constitute Adeptus Purchase Events under this Agreement:

[*]

(b)Notice. Upon the occurrence of an Adeptus Purchase Event, THR (or THR’s legal representative) shall give written notice of the Adeptus Purchase Event (the “Adeptus Purchase Notice”) to Adeptus within ten (10) days after the occurrence of such Adeptus Purchase Event.

(c)Exercise of Adeptus Purchase Option.  Following the occurrence of an Adeptus Purchase Event, Adeptus shall have sixty (60) days from the later of (i) the occurrence of the THR Purchase Event, or (ii) the date of Adeptus’ receipt of the Adeptus Purchase Notice in which to give notice of its election to exercise the Adeptus Purchase Option.

(d)Rights Non-Exclusive and Subject to Bankruptcy Matters.

(i)The rights of Adeptus under this Section 7.03 shall not be the exclusive remedy of Adeptus, but shall be in addition to all other rights and remedies available to Adeptus at law or in equity including, without limitation, the right of Adeptus to institute suit to collect any amounts owed to Adeptus by THR or to be compensated for any damages resulting from any breach of this Agreement by THR.

(ii)In the case of a court ordered sale resulting from a Bankruptcy Event with respect to THR, the Members intend that Adeptus will have an Adeptus Purchase Option and THR will not object to or contest any such court order. All time periods and other provisions included in this Agreement

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

shall be subordinate to any contrary timelines or requirements included in any bankruptcy laws, bankruptcy court procedures or any bankruptcy court order and Adeptus shall have no greater rights than as contemplated by any such laws, procedures or orders.

Section 7.04 THR Put Option. [*]

(a)Notice. Upon the occurrence of a THR Put Event, Adeptus (or Adeptus’ legal representative) shall give written notice of the THR Put Event (the “THR Put Notice”) to THR within ten (10) days after the occurrence of such THR Put Event.

(b)Exercise of THR Put Option. Following the occurrence of a THR Put Event, THR shall have ninety (90) days after the later of (i) the occurrence of the THR Put Event, or (ii) the date of THR’s receipt of the THR Put Notice in which to give notice of its election to exercise the THR Put Option.

(c)Rights Non-Exclusive. The rights of THR under this Section 7.04 shall not be the exclusive remedy of THR, but shall be in addition to all other rights and remedies available to THR at law or in equity including, without limitation, the right of THR or Company to institute suit to collect any amounts owed to THR by Adeptus or to be compensated for any damages resulting from any breach of this Agreement by Adeptus.

Section 7.05 Adeptus Put Option. [*]

(a)Notice. Upon the occurrence of an Adeptus Put Event, THR (or THR’s legal representative) shall give written notice of the Adeptus Put Event (the “Adeptus Put Notice”) to Adeptus within ten (10) days after the occurrence of such Adeptus Put Event.

(b)Exercise of Adeptus Put Option. Following the occurrence of an Adeptus Put Event, Adeptus shall have sixty (60) days from the later of (i) the occurrence of the Adeptus Put Event, or (ii) the date of Adeptus’ receipt of the Adeptus Put Notice in which to give notice of its election to exercise the Adeptus Put Option.

(c)Rights Non-Exclusive. The rights of Adeptus under this Section 7.05 shall not be the exclusive remedy of Adeptus, but shall be in addition to all other rights and remedies available to Adeptus at law or in equity, including without limitation the right of Adeptus to institute suit to collect any amounts owed to Adeptus by THR or to be compensated for any damages resulting from any breach of this Agreement by THR.

Section 7.06 Legal and Tax-Exemption Impediment Purchase and Sale Rights.

(a)Tax Exemption Put Rights. In the event of a Tax Exemption Impediment that is not remedied by mutual agreement of the Members in accordance with Section 9.01,

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subject to the rights of Adeptus pursuant to this Section 7.06(a), THR shall have the right, but not the obligation, exercisable by written notice to Adeptus within a period of thirty (30) days after the end of any Tax-Exemption Impediment Negotiation Period, to cause Adeptus to purchase THR’s Ownership Percentage Interest for an amount equal to the Appraised Value of such Ownership Percentage Interest as determined in accordance with Section 7.07 below (the “THR Put Right”).

(b)Legal Impediment Put/Call Rights. In the event of a Legal Impediment (that is not a Tax-Exemption Impediment) that is not remedied by mutual agreement of the Members in accordance with Section 9.02, each Member (“Initiating Member”) may, within a period of thirty (30) days after the end of any Legal Impediment Negotiation Period, initiate the put-call provisions of this Section 7.06(b) by giving written notice (the “Put-Call Notice”) of such election to the other Member (“Offeree Member”), which notice shall include the proposed price per Ownership Percentage Interest (the “Put-Call Purchase Price”) at which Initiating Member is willing to do both of the following: (i) sell all of the Ownership Percentage Interests it owns to Offeree Member, or (ii) purchase all of the Ownership Percentage Interests owned by Offeree Member. Offeree Member shall have the option, exercisable within thirty (30) days after the receipt of the Offeree Member’s Put-Call Notice, to give written notice (the “Exercise Notice”) to Initiating Member of whether Offeree Member elects to (i) purchase all of the Ownership Percentage Interests of Initiating Member, or (ii) have Initiating Member purchase all of the Ownership Percentage Interests that Offeree Member owns, in each case, for the Put-Call Purchase Price. If an Exercise Notice is not duly given by Offeree Member prior to the end of the thirty (30) day period referred to above, then, on such thirtieth (30th) day, Offeree Member shall be deemed to have duly given an Exercise Notice electing to have Initiating Member purchase all of the Ownership Percentage Interests owned by Offeree Member at the Put-Call Purchase Price. Following the election or deemed election of Offeree Member, Purchasing Member and Selling Member shall take all actions reasonably necessary to cause the Closing of the purchase and sale of the Selling Member’s Ownership Percentage Interests to occur upon the terms and subject to the conditions set forth in Sections 7.07(c)-(e) below.

Section 7.07 Purchase Price.

(a)If THR exercises the THR Purchase Option pursuant to Section 7.02, the THR Put Option pursuant to Section 7.04,  or the THR Put Right pursuant to Section 7.06(a), or Adeptus exercises the Adeptus Purchase Option pursuant to Section 7.03,  or the Adeptus Put Option pursuant to Section 7.05, the Member acquiring the Ownership Percentage Interest of the other Member (“Purchasing Member”) and the Member selling its Ownership Percentage Interest to the Purchasing Member (“Selling Member”) shall meet and confer in good faith to attempt to mutually agree upon a Fair Market Value.

(b)In the event the Members are unable to mutually agree upon a Fair Market Value purchase price within twenty (20) business days after the exercise of the purchase/put rights pursuant to this Article VII, as applicable, the purchase price for such

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Ownership Percentage Interest shall be the Appraised Value of such Ownership Percentage Interest as determined in accordance with Section 7.07(c).

(c)In order to determine the Appraised Value for purposes of subsection (b) above, the Purchasing Member and Selling Member shall each designate an appraiser who shall be a member in good standing of the American Society of Appraisers and who shall have expertise in valuing health care businesses or other qualified expert in health care business valuations (“First and Second Appraisers”) by giving the other written notice thereof. If either party does not so designate an appraiser with the aforementioned qualifications within fifteen (15) days after a written request to do so is delivered to such party, then the appointment of the First and/or Second Appraiser (as the case may be) shall be made in the same manner as is hereinafter provided for the appointment of a third appraiser, who shall have the same qualifications as referenced herein (“Third Appraiser”) in a case where the First and Second Appraisers and the parties themselves are unable to agree upon the Third Appraiser. The First and Second Appraisers so designated or appointed shall meet within ten (10) days after the Second Appraiser is appointed and, if within sixty (60) days after the Second Appraiser is appointed the First and Second Appraisers do not agree upon the appraised value to within a range of the higher appraised value being no more than 10% greater than the lower appraised value (in which case the average of the appraised values determined by the First and Second Appraiser shall be the binding appraised value), they shall themselves appoint a Third Appraiser; and in the event of their being unable to agree upon such appointment within ten (10) days after the end of said sixty (60) day period, the Third Appraiser shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request such appointment by the office of the American Arbitration Association located nearest to Company’s principal office. In the event of failure, refusal or inability of any appraiser to act, a new appraiser with the aforesaid qualifications shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the appraiser who fails, refuses or is unable to act. Each party shall pay the fees and expenses of the original appraiser appointed by such party or in whose stead such appraiser was appointed, and the fees and expenses of the Third Appraiser shall be borne one-half by Selling Member and one-half by Purchasing Member. The appraisers shall endeavor to reach their decision within sixty (60) days after the appointment of the Third Appraiser; however, absent an agreement the average of the appraised values determined by the First, Second and Third Appraiser shall be the binding appraised value. After reaching their decision, the appraisers shall give written notice thereof to the Members.

(d)Payment Terms; Other Terms. Selling Member shall be paid as determined by Purchasing Member, at least fifty percent (50%) of the purchase price (net after reduction for any obligations owed by Selling Member to Company), in cash and the balance by non-negotiable promissory note by Purchasing Member to Selling Member payable in five (5) approximately equal annual installments of principal commencing twelve (12) months after the closing, together with interest at a rate equal to the Prime Rate as of the date of the promissory note plus three (3) percentage points provided that the entire purchase price will be payable in cash unless the Purchasing

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Member is able to provide security for the promissory note in a form acceptable to the Selling Member. No payment other than those specifically provided for herein shall be due or payable with respect to the Ownership Percentage Interest of Selling Member. Any debt due by Company or Purchasing Member to Selling Member shall be payable according to its terms. The purchase and sale shall be on terms substantially the same as are customary in similar transactions in Texas and/or the nearest comparable jurisdiction.

(e)Timing of Closing. The closing of the purchase of Selling Member’s Ownership Percentage Interest pursuant to this Article VII shall be held at the principal office of Company within sixty (60) days following the determination of the Appraised Value. At the closing, Purchasing Member shall pay, upon the terms specified herein, the Appraised Value of such Ownership Percentage Interest to Selling Member, after agreeing upon appropriate closing conditions.

(f)Guarantees/Transfer of Facility Leases. In the event THR is the Purchasing Member, Adeptus shall make reasonable efforts to transfer and assign to Company (or cause to be transferred and assigned to Company) any real property lease and/or financing arrangements to which Adeptus or any Affiliate of Adeptus is a party with respect to any Company Facility, and THR shall accept and assume any guarantee and other obligations of Adeptus or any Affiliate of Adeptus under such real property leases and/or financing arrangements. In all events, (i) the Purchasing Member shall exercise their commercially reasonable efforts in good faith to obtain the release of the Selling Member or Affiliate of Selling Member from any guarantees provided by such Selling Member or Affiliate of Selling Member for the benefit of Company or any Company-Owned Entity, and (ii) if the Purchasing Member is unable to obtain the release of the Selling Member or Affiliate of Selling Member, the Purchasing Member shall indemnify the Selling Member or Affiliate of Selling Member for any loss, damage or claims arising from any of the Selling Member’s or Affiliate of Selling Member’s ongoing guarantees, contingent on fulfillment by the Selling Member of the other obligations under the sale/purchase agreement.

(g)Transition of Company and Member Cooperation. A Selling Member shall cooperate with regard to the change of ownership to assure, to the extent reasonably feasible, that licenses, provider numbers, contracts (including vendor and payor) and other necessary permits, registrations, etc. remain viable following the change of ownership. Further, a Selling Member shall indemnify Company and Purchasing Member, in proportion to its Ownership Percent Interest, for any loss, damage or claim arising out of any Recapture Claim prior to the closing of the purchase of Selling Member’s Ownership Percentage Interest.

Section 7.08 Operations of Company Pending Purchase.

(a)If the interest of one (1) Member is purchased pursuant to Article VII, during the period beginning on the date of notice of termination and ending with the closing of the purchase of Selling Member’s interests, the business and operations of Company shall be conducted by Purchasing Member.

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

(b)In the event of a purchase of all of any Member’s interest in Company, (i) Purchasing Member shall succeed to Selling Member’s right to appoint members of the Governing Board pursuant to Section 3.01(b)(i), and (ii) Section 5.01 shall be automatically amended to reflect the revised Ownership Percentage Interests of the Members.

(c)Except as otherwise expressly set forth in this Agreement, the resignation, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in Company shall not cause a dissolution of Company and Company shall continue notwithstanding any such event or occurrence.

Section 7.09 Winding Up Affairs on Dissolution. Company shall be dissolved and its affairs wound up only upon the mutual agreement of the Members. Upon dissolution of Company, Members or other persons required or permitted by law to carry out the winding up of the affairs of Company shall (a) promptly notify all Members of such dissolution, (b) wind up the affairs of Company, (c) prepare and file all instruments or documents required by law to be filed to reflect the dissolution of Company, and (d) after collecting the debts and obligations owed to Company and after paying or providing for the payment of all liabilities and obligations of Company, distribute the assets of Company in accordance with Section 5.09.

Section 7.10 Waiver of Right to Partition and Decree of Dissolution. As a material inducement to each Member to execute this Agreement, each Member covenants and represents to the other Member that, during the period beginning on the date of this Agreement, and as long as such Member or its heirs, representatives, successors, transferees or assigns holds an Ownership Percentage Interest, neither it nor its heirs, representatives, successors, transferees or assigns, will attempt to make any partition whatever of the assets of Company or any interest therein whether now owned or hereafter acquired, and such Member waives all rights of partition provided by statute or principles of law or equity, including partition in kind or partition by sale. Members agree that irreparable damage would be done to the goodwill and reputation of Company if any Member should bring an action in a court to dissolve Company. Members agree that the Act and this Agreement provide fair and just provision for payment and liquidation of the interest of any Member in Company, and fair and just provision to prevent a Member from selling or otherwise alienating its interest in Company. Accordingly, each Member hereby waives and renounces its right to such a court decree of dissolution or to seek the appointment by court of a liquidator or receiver for Company.

ARTICLE VIII

NON-COMPETITION COVENANTS

Section 8.01 Covenants of Adeptus. [*]

Section 8.02 Covenants of THR. [*]

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Section 8.03 Exceptions to Restrictive Covenants. Anything herein to the contrary notwithstanding, the restrictions in Section 8.01 and Section 8.02 shall not apply to:

(a)any interest in a Competing Freestanding ER Facility that becomes associated with a Member or any of its respective Affiliates as a result of a merger, reorganization, joint operating agreement or other corporate relationship of the Member as a whole with a third party (and excluding a specific acquisition of an interest in such a Competing Freestanding ER Facility) after the Effective Date of this Agreement where the third party has, as of the date of such transaction, an interest in such Competing Freestanding ER Facility, provided that such Member or such Member’s Affiliate, as applicable, shall use commercially reasonable efforts to cause each such Competing Freestanding ER Facility (other than one owned or operated by a nonprofit hospital acquired by or controlled by THR provided that Adeptus is given a right of first refusal to manage such Competing Freestanding ER Facility) to be offered to Company within ninety (90) days of the effective date of such merger, reorganization or other corporate relationship at the greater of the effective acquisition cost or the fair market valuation of such Competing Freestanding ER Facility, and Company shall have the right to purchase such facility from such Member or such Member’s Affiliate, as applicable, for cash by accepting such offer within ninety (90) days after written notice of the offer is given to Company;

(b)any interest in a Competing Freestanding ER Facility acquired by a Member or such Member’s Affiliate, as applicable, after such interest has been offered as set forth in Section 8.03(a) to Company and the representatives of the other Member on the Governing Board do not approve the investment by Company in such Competing Freestanding ER Facility within ninety (90) days after such interest was offered to Company; or

(c)THR’s express written exceptions as set forth on Schedule 8.03(c) attached hereto and made a part hereof.

Section 8.04 Remedy for Breach. If a Member or any of its Affiliates violates such Member’s covenant set forth in Section 8.01 or Section 8.02 above, and such violation is not cured within forty-five (45) days after notice is delivered from the non-breaching Member to the breaching Member of such violation (or, if the breaching Member makes diligent efforts to cure within forty-five (45) days after notice is provided, then ninety (90) days after notice is delivered without cure), the non-breaching Member shall be entitled to purchase the defaulting Member’s interest in Company for a purchase price equal to the defaulting Member’s capital account balance in Company as of the end of the calendar month immediately preceding the date of purchase. Such purchase of the defaulting Member’s interest in Company shall be consummated in accordance with the procedures set forth in Section 7.07. Nothing herein shall limit the availability of injunctive relief to prevent or enjoin any breach of this Article VIII or any Member’s liability for monetary damages resulting from any breach by such Member or its Affiliates of its obligations under this Article VIII.

Section 8.05 Enforceability of Covenants. If any provision of this Article VIII is declared unenforceable in any judicial proceeding due to an unreasonable duration or covering

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too large a geographic area, then such provision shall still be enforceable for such maximum period of time and within such geographic area as will make such provision enforceable.

ARTICLE IX

JEOPARDY

Section 9.01 Tax-Exemption Impediment. If, upon THR’s receipt of a written opinion from its tax advisor or legal counsel, THR identifies a Tax-Exemption Impediment, then THR shall notify Adeptus in writing of the provision or action which forms the basis for its concern. Upon Adeptus’ receipt of a notice from THR pursuant to Section 11.01,  Members shall meet and confer in good faith as soon as reasonably practicable after an actual or potential Tax- Exemption Impediment is identified in order to discuss the reasonable alternatives and solutions to resolve such Tax-Exemption Impediment in a manner that will (a) allow THR and its Affiliates to retain their respective federal, state or local tax-exempt status; (b) ensure that THR’s distributions from Company are not subject to unrelated business income tax under IRC §511(a); and (c) allow THR and its Affiliates to maintain compliance with requirements for and issue tax- exempt bonds, certificates of participation or other tax-exempt financial obligations. The Members shall negotiate in good faith with respect to alternatives and solutions to resolve such Tax-Exemption Impediment, including any modifications or amendments to this Agreement and/or the Related Party Transactions that may be necessary or appropriate to resolve such Tax- Exemption Impediment, and Adeptus will agree to any reasonable modifications or amendments to this Agreement and/or the Related Party Transactions proposed by THR, and such modifications or amendments shall be deemed reasonable if they (a) are narrowly construed to remedy or eliminate only the Tax-Exemption Impediment at issue and do not impair or restrict the rights of Adeptus and/or its Affiliates under this Agreement or any Related Party Transaction any more than reasonably necessary to remedy or eliminate such Tax-Exemption Impediment; (b) do not involve any change to Ownership Percentage Interest of Adeptus, or the rights of Adeptus with respect to the capital, profits, losses, distributions or allocations of Company; and (c) do not involve any material change to the rights of Adeptus with respect to the governance of Company. In the event that the Members are unable to resolve a Tax-Exemption Impediment in accordance with this Section 9.01 within sixty (60) days after an actual or potential Tax- Exemption Impediment is identified (the “Tax-Exemption Impediment Negotiation Period”), then, following the end of the Tax-Exemption Impediment Negotiation Period, THR shall thereafter be entitled to exercise the THR Put Right pursuant to Section 7.06(a).

Section 9.02 Other Non-Compliance. In the event of (a) the adoption, amendment or other modification of any federal, state or local law, regulation or ordinance, (b) an interpretation of such a law, regulation or ordinance by a governmental agency or court that outside counsel for THR opines in writing is likely to be generally applicable for some significant period of time, or (c) any recognized agency, authority or association in the medical or hospital fields, or any federal, state or local government, agency, authority, commission or other governmental body, notifies Adeptus, THR or their respective Affiliates that the existence or operation of any term, covenant, condition or provision of this Agreement or any Related Party Transaction, or the manner in which Company or any Company Facility is operated (i) jeopardizes the licensure of any Company Facility or any hospital or other facility owned or operated by THR, the participation of any hospital or other facility owned or operated by THR (other than a Company Facility) in Medicare or Medicaid or other governmental program, the accreditation of any

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Company Facility or any hospital or other facility owned or operated by THR by the Joint Commission on Accreditation of Healthcare Organizations or any other state or nationally recognized organization, (ii) is in violation of any statute, regulation or ordinance, or (iii) is otherwise illegal or unethical conduct (each a “Legal Impediment”), then in any such event the Members shall meet and confer in good faith as soon as reasonably practicable in order to discuss the reasonable alternatives and solutions to resolve such Legal Impediment. For the avoidance of doubt, neither a Company Facility’s failure to obtain initial licensure nor the existence of a survey reflecting deficiencies which can be responded to with a plan of correction shall be deemed a Legal Impediment. The Members shall negotiate in good faith with respect to alternatives and solutions to resolve such Legal Impediment, including any modifications or amendments to this Agreement and/or the Related Party Transactions that may be necessary or appropriate to resolve such Legal Impediment, and each Member will agree to any reasonable modifications or amendments to this Agreement and/or the Related Party Transactions proposed by the other Member, and such modifications or amendments shall be deemed reasonable if they (A) are narrowly construed to remedy or eliminate only the Legal Impediment at issue and do not impair or restrict the rights of the other Member and/or its Affiliates under this Agreement or any Related Party Transaction any more than reasonably necessary to remedy or eliminate such Legal Impediment; (B) do not involve any change to Ownership Percentage Interest of either Member, or the rights of either Member with respect to the capital, profits, losses, distributions or allocations of Company; and (C) do not involve any material change to the rights of either Member with respect to the governance of Company. In the event that the Members are unable to resolve a Legal Impediment in accordance with this Section 9.02 within sixty (60) days after an actual or potential Legal Impediment is identified (the “Legal Impediment Negotiation Period”), then following the end of the Legal Impediment Negotiation Period, each Member shall thereafter be entitled to exercise the Legal Impediment Put/Call Right pursuant to Section 7.06(b).

ARTICLE X

MEDICAL STAFF

Section 10.01 General. The Governing Board shall appoint one or more organized medical staffs (referred to herein collectively as the “Medical Staff”) for Company and Company Facilities to operate in accordance with this Agreement and the bylaws of the Medical Staff (the “Medical Staff Bylaws”) approved by the Governing Board. The Medical Staff shall operate as an integral part of Company and Company Facilities and, through its committees and officers, shall be responsible for and accountable to the Governing Board for the quality of all medical care provided to patients, the ethical conduct and professional practice of its members, and the discharge of those duties and responsibilities delegated to it by the Governing Board from time to time.

Section 10.02 Membership. The Governing Board shall consider the Medical Staff’s recommendations, the needs of Company and Company Facilities, and the community, and such additional criteria as are set forth in the Medical Staff Bylaws in acting on applications for appointment to the Medical Staff. In granting and defining the scope of clinical privileges to be exercised by each practitioner, the Governing Board shall consider the Medical Staff’s recommendations, the supporting information on which they are based, and such criteria as are set forth in the Medical Staff Bylaws. No applicant shall be denied membership on the basis of

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sex, race, creed, religion, color, or national origin, or on the basis of any criteria unrelated to the delivery of quality patient care at Company Facilities, to professional qualifications, compliance with law, or to the purposes, needs and capabilities of Company or Company Facilities.

Section 10.03 Delegation of Authority to Medical Staff. The Governing Board shall delegate to the Medical Staff reasonable authority for ensuring the provision of an appropriate quality of professional care to the patients of Company and Company Facilities. The Medical Staff shall conduct an ongoing review and appraisal of the quality of professional care rendered in Company Facilities and shall report such activities and their results to the Governing Board.

(a)The Governing Board, in the exercise of its overall responsibility for the business and affairs of Company, shall delegate to the Medical Staff the responsibility and authority to process, investigate and evaluate all matters relating to Medical Staff membership, clinical privileges and corrective action, and shall require that the Medical Staff adopt and forward to the Governing Board specific written recommendations with appropriate supporting documentation that will allow the Governing Board to take informed action on any matter recommended to it by the Medical Staff.

(b)Final action on all matters relating to Medical Staff membership, clinical privileges and corrective action shall be taken by the Governing Board after considering the Medical Staff recommendations; provided,  however, that the Governing Board shall act in any event if the Medical Staff fails to adopt and submit any such recommendation within the time periods set forth in the Medical Staff Bylaws. Such Governing Board action without a Medical Staff recommendation shall be based on the same kind of documented investigation and evaluation of current ability, judgment and character as is required for Medical Staff recommendations.

Section 10.04 Rescission of Authority. The Governing Board shall have the right to rescind at any time the delegation of any authority or procedures delegated to the Medical Staff by the Medical Staff Bylaws or otherwise granted by or pursuant to this Article X.

ARTICLE XI

GENERAL

Section 11.01 Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be deemed to have been properly given or served by personal delivery, by depositing the same in the United States mail, postpaid and registered or certified with return receipt requested, by sending the same by a nationally recognized overnight delivery service, or by electronic mail in "portable document format" (".PDF") as follows:

If to THR:	Texas Health Resources
612 East Lamar Blvd., Suite 500
Arlington, Texas 76011
Attn: Krystal Mims
Email: KrystalMims@texashealth.org

with a copy to:	Texas Health Resources

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

612 East Lamar Blvd., Suite 900
Arlington, Texas 76011
Attn: Kenneth Kramer, General Counsel
Email: KennethKramer@texashealth.org

If to Adeptus:	Adeptus Health Inc.
2941 Lake Vista Drive
Lewisville, Texas 75067
Attn: Donald Adam, Chief Corporate Development Officer
Email: don.adam@adhc.com

with a copy to:	Adeptus Health Inc.
2941 Lake Vista Drive
Lewisville, Texas 75067
Attn: Timothy Mueller, General Counsel
Email: tim.mueller@adhc.com

All notices, demands and requests shall be effective and deemed served three (3) days after being deposited in the United States mail or on the day after being deposited with such overnight delivery service or being sent by electronic mail.

Section 11.02 Insurance. Company shall carry and maintain in force insurance coverages for the activities of Company and Company-Owned Entities, and their respective members, officers, directors, managers, general partners, employees and agents to the extent required by applicable law, including the following:

(a)Commercial general liability insurance with a limit of not less $[*] per occurrence and $[*] annual aggregate;

(b)Professional (malpractice) insurance with limits of liability of not less than

$[*] per occurrence and $[*] annual aggregate; provided,  however, that all acts or omissions during the term of this Agreement shall be “continually covered” on an “occurrences” or equivalent basis by insurance. Members understand that the provisions of this Section may necessitate that Company purchase, for the benefit and at the cost of Company, “tail insurance” if its coverage lapses or “nose insurance” and/or “tail insurance” if Company changes insurance carriers, even after this Agreement has terminated;

(c)Business automobile liability insurance covering hired, owned and non- owned vehicles with a per occurrence limit of not less than $[*];

(d)Workers’ compensation insurance and other insurance as required by statute in the state in which the work will be performed; coverage will include employer’s liability with a limit of not less than $[*];

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

(e)Employment practices liability insurance with a limit of $[*];

(f)Excess or umbrella liability providing a limit of $[*] above the commercial general liability, auto liability, employer’s liability and professional liability limits above;

(g)Directors and officers liability and reimbursement insurance (including but not limited to coverage for general partners and managers and coverage for anti-trust) with a limit of not less than $[*] per occurrence;

(h)Property insurance in an amount not less than the full replacement value of the property of Company; and

(i)Network Security Liability and Privacy Liability including expenses associated with data breach and notification costs, credit monitoring, call center expenses, public relations expenses and legal costs, in an amount not less than $[*] per occurrence and $[*] annual aggregate.

All insurance shall cover THR and Adeptus as additional insureds. The premiums for such insurance shall be at a cost and expense to be borne by Company.

Section 11.03 Indemnification by Adeptus. Adeptus shall defend, indemnify, save and hold harmless both (i) THR, its shareholders, members, directors, officers, employees, agents and direct or indirect parents, Affiliates or subsidiary entities (the “THR Indemnified Parties”), and (ii) Company, from and against any and all claims, suits, disputes, judgments, losses, damages, liabilities, fines, penalties, costs or expenses including costs of legal counsel and other costs of defense (“Losses”), joint or several, which may be asserted against or incurred by any THR Indemnified Party or Company related to Company Facilities occurring prior to the Effective Date.

Section 11.04 Governing Laws and Venue. The Parties agree that this Agreement shall be construed and enforced in accordance with the laws of the State of Texas without regard to principles of conflicts of laws thereof, and Tarrant County and the State of Texas shall be the venue for any litigation, mediation, or other proceeding as between the parties that may be brought, or arise out of, in connection with or by reason of this Agreement. The provisions of this Section shall survive the expiration or other termination of this Agreement.

Section 11.05 Waiver of Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES HERETO BE TRIED BY A JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS.

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EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGH TO DEMAND TRIAL BY JURY.

Section 11.06 Entire Agreement. This Agreement, together with the Management Agreement, the Support Agreement, and the THR Trademark License Agreement contains the entire agreement among the Members relative to the formation and management of Company and shall replace and supersede all prior understandings between and among the Members and Company as to the subject matter hereof.

Section 11.07 Amendments. This Agreement may only be amended by the written approval of all Members.

Section 11.08 Waiver. No consent or waiver, express or implied, by Company or by any Member to or of any breach or default by another Member in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligations of such Member hereunder. Failure on the part of Company or any Member to complain of any act or failure to act of another Member or to declare the other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by Company or any Member of its rights hereunder except to the extent that an unreasonable delay after actual notice of the material facts causes actual prejudice to the other Party.

Section 11.09 Severability. If any provision of this Agreement or the application thereof to any person or circumstance are held or agreed to be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law, so long as the essential benefits expected from this Agreement remain enforceable.

Section 11.10 Dispute Resolution.

(a)In the event of a dispute under this Agreement or any Related Party Transaction (including, without limitation, the Management Agreement, except in the case of a dispute addressed by Section 5.2 of the Management Agreement), prior to mediation or litigation, either Member may, by giving notice to the other Member, convene a meeting to resolve the dispute between the chief executive officers of THR and Adeptus Parent. If said chief executive officers cannot resolve the dispute within thirty (30) days after such request for a meeting is given, the matter may or shall be submitted to mediation, in accordance with the procedures outlined below.

(b)The Members agree that, prior to filing a suit in court relating to this Agreement, they will make a good faith attempt to resolve their differences by non- binding mediation under the auspices of the American Health Lawyers Association (“AHLA”). The Members will jointly notify AHLA of their intent to use the mediation service, select a mediator from the AHLA roster, and mediate pursuant to the terms of the AHLA’s Agreement to Mediate. The mediator may be a Person who has provided services in the past (other than as an employee) to either Member. If Adeptus and THR

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are unable to agree on a mediator, each of Adeptus and THR shall select a mediator from the from the AHLA roster, which mediators in turn shall jointly select a third mediator, which third mediator shall solely conduct the mediation. Adeptus and THR shall in good faith mediate the dispute for thirty (30) days. The thirty (30) day period may be extended by agreement of Adeptus and THR.

(c)At all times during the dispute resolution process, Members agree to use reasonable efforts to continue to operate Company’s business in the ordinary course.

(d)All costs of mediation (exclusive of each parties’ legal fees and initial selection of mediator in the event three mediators are chosen, which shall be borne by the party that incurs them), shall be evenly divided and borne between Adeptus and THR.

(e)This Section 11.10 shall not apply to any claims for injunctive relief arising from or relating to Article VIII, as to which each Member shall retain its rights to seek judicial relief.

Section 11.11 Attorneys’ Fees. In any action at law or equity to enforce any of the provisions or rights under this Agreement, the substantially unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the substantially successful party or parties all costs, expenses and reasonable attorneys’ fees incurred therein by such party or parties (including, without limitation, such costs, expenses and fees on any appeals), and if such successful party shall recover judgment in any action or proceeding, such costs, expenses and attorneys’ fees shall be included in and as part of such award or judgment.

Section 11.12 Binding Agreement. Subject to the restrictions on transfers set forth herein, this Agreement shall inure to the benefit of and be binding upon the Members and their respective successors and permitted assigns. Whenever in this instrument a reference to any party or Member is made, such reference shall be deemed to include a reference to the Affiliates, successors and permitted assigns of such party or Member.

Section 11.13 Assignment. No Member may assign this Agreement to any third party except as permitted by Article VI of this Agreement in connection with a permitted Transfer.

Section 11.14 Counterparts. This Agreement may be signed in any number of counterparts and the signature or signatures of the undersigned may be delivered by electronic mail in “portable document format” (“.PDF”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (each of which shall be deemed an original) and which shall together constitute one and the same instrument.

Section 11.15 Interpretation of Agreement. The parties hereto acknowledge and agree that this Agreement has been negotiated at arm’s length and between parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.

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Section 11.16 Confidentiality, Trade Secrets. To ensure the protection of trade secret and other business related confidential information belonging to THR and Adeptus, THR and Adeptus shall perform all of the obligations and shall be entitled to all of the rights set forth in Exhibit C attached hereto (the “Confidentiality and Trade Secret Rights”).

Remainder of page intentionally left blank; signature page follows.

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IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first set forth above.

THR:

TEXAS HEALTH RESOURCES

By:	/s/ Barclay E. Berdan
Name: Barclay E. Berdan, FACHE
Its: Chief Executive Officer

ADEPTUS:

ADPT DFW HOLDINGS LLC

By:	/s/ Graham Cherrington
Name: Graham Cherrington
Its: President and Chief Operating Officer

Signature Page to Operating Agreement

Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Exhibit A

Initial Strategy Plan

The Members hereby acknowledge (i) their commitment to establish Company Facilities outlined below in accordance with the terms of the Operating Agreement, and (ii) that the terms of this initial strategy plan (this “Initial Strategy Plan”) are the Members’ estimated projections for future Company Facilities. All terms used in this Plan but not otherwise defined shall have the meanings ascribed to them in the Operating Agreement of FTH DFW PARTNERS LLC.

Company Facilities

Company shall own and operate the Company Facilities. The Company Facilities includes the [*] Freestanding ER Facilities and one Hospital Facility (First Texas Hospital located in Carrollton, Texas) set forth below, with facilities that are open prior to the Effective Date “bolded” and the anticipated opening dates set forth in parentheticals for facilities not yet operational.

1. Allen-Southeast	Suite 50	14. Lewisville
1836 E Bethany Dr.	Hickory Creek, TX	1596 W Main St.
Allen, TX 75002	75065	Lewisville, TX
2. Arlington-Little Road	8. Flower Mound	75067
4747 Little Road	2650 Flower	15. Little Elm
Arlington, TX	Mound Rd.	2800 Little Elm
76017	Flower Mound, TX	Pkwy.
3. Arlington-Matlock	75028	Little Elm, TX
8020 Matlock Rd.	9. Frisco-Eldorado Pkwy.	75068
Arlington, TX	5600 Eldorado	16. Mansfield
76002	Parkway	995 Walnut Creek
4. Beach Western	Frisco, TX 75033	Dr.
Commons	10. Frisco-Preston Road	Mansfield, TX
4551 Western	5245 Preston Rd.	76063
Center Blvd.	Frisco, TX 75034	17. McKinney, TX
Fort Worth, TX	11. Frisco-Hwy 121	5000 W Eldorado
76137	16300 SH 121	Pkwy.
5. Cedar Hill	Frisco, TX 75035	McKinney, TX
850 Hwy 67 N.	(9 room)	75070
Cedar Hill, TX	12. Garland-Shiloh	18. Mesquite
75104	7050 N Shiloh Rd.	3400 Gus
6. Colleyville	Garland, TX 75044	Thomasson Rd.
5000 SH 121	13. Highland Village	Mesquite, TX
Colleyville, TX	3160 Justin Road	75150
76034	Highland Village,	19. Murphy
7. Corinth	TX	211 E FM 544, Ste.
4600 FM2181,	75077

Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

401	Fort Worth, TX	(Under
Murphy, TX 75094	76137	Construction,
20. North Dallas Tollway	26. Wylie	Tentative Open
4535 Frankford Rd.	508 Hwy 78 South	05/16; 7-room)
Dallas, TX	Wylie, TX 75098	31. Mesquite, TX
21. North Ft. Worth	27. Haslet	1745 N. Beltline
2710 Western	13172 NW	Rd.
Center Blvd.	Highway 287	Mesquite, TX
Fort Worth, TX	Haslet, TX 76052	75150
76131	28. First Texas Hospital	(Under
22. North Richland Hills	1401 East Trinity	Construction,
6035 Precinct Line	Mills Road	Tentative Open
Rd.	Carrollton, Texas	06/16; 9-room)
North Richland	75006	32. Rowlett, TX
Hills, TX 76180	29. DeSoto, TX	3301 Lakeview
23. [*]	800 W. Beltline Rd	Parkway
24. Richardson	DeSoto, TX 75115	Rowlett, TX 75088
1291 W. Campbell	(Under	(Under
Rd.	Construction,	Construction,
Richardson, TX	Tentative Open	Tentative Open
75080	05/16; 9-room)	08/16; 7-room)
25. Watauga/North Ft.	30. Plano, TX
Worth	3960 Legacy Drive	[*]
5401 Basswood	Plano, TX 75023
Blvd.

[*]

Operation of Company Facilities

Company shall operate the Company Facilities such that (i) Company Facilities will be located in the Restricted Area, (ii) the Freestanding ER Facilities will operate as departments of First Texas Hospital located in Carrollton, Texas or as departments of other licensed hospitals owned and operated by Company, and (iii) all real property used by Company, including the land and buildings of Company Facilities, will be owned by a third party capital source and leased to an Affiliate of Adeptus and subleased to Company under fair market value terms unless otherwise determined by a unanimous vote of the Governing Board. [*]

Exhibit B

Financial Assistance and Emergency Medical Care Policies

Policy Name: Charity Care Program
Owner (Title/Dept, Committee, or Council):	Effective Date:
Senior Vice President and Chief Revenue Officer
Approved By:	Last Reviewed Date: 5/22/2013
Page 1 of 10

1.0        Scope:

1.1Applicable Entities: This policy applies to Texas Health wholly controlled tax- exempt hospitals.

1.2Applicable Departments: This policy applies to all departments.

2.0        Purpose:

To establish Eligibility Guidelines for granting charity care assistance to patients who incur a significant financial burden as a result of receiving Medically Necessary Care at a Texas Health hospital.

3.0        Policy:

3.1        Policy Statement: Individuals who do not have an ability to pay for Medically Necessary Care will be fairly, consistently and objectively evaluated for eligibility under the Texas Health Charity Care Program. The Texas Health Charity Care Program will be administered under Eligibility Guidelines consistent with federal and state laws for budgeting, determining and reporting charity care. It is the intent of the Texas Health Charity Care Program to provide community benefits through charity care in accordance with the provisions of Texas Health & Safety Code Section 311.043-045.

3.2        Policy Guidance: Texas Health’s Charity Care Program is available for qualifying individuals who are unable to pay for Medically Necessary Care. Texas Health is dedicated to administering its Charity Care Program in a fair, consistent and objective manner respecting the dignity of each patient served. Texas Health’s Charity Care Program will be administered in a manner that seeks to allocate charity resources in a manner that maximizes the benefit received by the communities Texas Health serves. No patient will be denied financial assistance because of their race, religion, or national origin or any other basis which is prohibited by law. In implementing this Charity Care Program for the benefit of the communities Texas Health serves, Texas Health will comply with all applicable federal, state, and local laws, rules, and regulations.

Patients with family income at or below 200 percent of applicable federal poverty guidelines or patients with family income above 200 percent of applicable federal poverty guidelines who have significant unpaid medical bills may be eligible for charity care if the patient lacks sufficient funds to pay the out-of-pocket portion of their Hospital Bill.

Policy Name: Charity Care Policy

A patient who is unable to pay his or her Hospital Bill is encouraged to apply for charity care by completing a charity application. Hospital admission and social service personnel, financial counselors, and chaplains; along with Texas Health business office personnel, are familiar with the Texas Health Charity Care Program and can answer questions relating to the program. All applications will be reviewed and a determination made whether all or a portion of the patient’s Hospital Bill qualifies for charity care assistance. It is the responsibility of the patient to actively participate in the hospital’s financial assistance screening process and to provide requested information on a timely basis, including without limitations providing the hospital with information concerning actual or potentially available health benefits coverage (including available COBRA coverage, financial status (i.e. income, assets) and any other information that is necessary for Texas Health to make a determination regarding the patient’s financial and insured status. In certain situations, Texas Health may be able to determine from financial and other information provided by independent third party vendors, that a patient qualifies for charity care even though a charity application has not been completed.

3.2.1     General:

a.          Communication Requirements – Any person seeking health care services at a Texas Health hospital should be provided written information about the Texas Health Charity Care Program as part of the admission process. Written notices shall also be conspicuously posted in both English and Spanish in the hospital’s general waiting area, emergency department and in such other locations as the hospital deems likely to inform patients of the existence of the Texas Health Charity Care Program. In addition, information describing the Texas Health Charity Care Program shall be posted on the Texas Health website. In addition, instructions on how to apply can be found on the reverse side of each THR billing statement (in “plain language”). A final notice is sent to each patient with a delinquent balance, explaining what could happen if they do not make payment arrangements or supply accurate/complete charity eligibility information. Patients are given 120 days to apply for charity before any type of negative credit report is made by THR’s collection vendors.

b.          Patient Counseling – Admission, Business Office, Social Services personnel, financial counselors and/or hospital chaplains should encourage patients (who are at financial risk as a result of the amount they are expected to owe “out-of-pocket”) to complete a Texas Health Charity Care Application. To facilitate the charity process, it is preferred that financial screening occur and Charity Care Applications be completed prior to discharge.  In no case will

Policy Name: Charity Care Policy

screening for charity care eligibility take place prior to providing appropriate emergency medical care in accordance with the requirements of the Emergency Medical Treatment and Active Labor Act.

c.          Charity Request Initiated by Patient/Responsible Party – A Charity Care Application must be provided to any person requesting charity care. Charity care may only be granted if sufficient information is available to allow for a determination that the patient satisfies the Eligibility Guidelines outlined in Attachment I of this policy. Texas Health may utilize both information reported on charity applications and information gathered from independent third party sources to evaluate a patient’s eligibility for charity care.

d.          Request Initiated by Hospital Personnel on Patient’s Behalf – A request for charity care may be submitted by Texas Health personnel (on behalf of a patient or responsible party) who have knowledge of the patient’s financial situation. All known facts surrounding the patient’s financial condition shall be documented in requests initiated by Texas Health personnel.

e.          Follow-Up Collection Efforts – In general, no subsequent attempt shall be made to collect charges from the patient or responsible party which have been approved for adjustment under the Texas Health Charity Care Program (subject to the rights of subrogation) except to the extent a patient or responsible party receives a recovery from any third party or other source. A charity adjustment shall not be construed as a waiver by Texas Health of its ability to enforce a hospital lien for reimbursement of any amount owed by a third party liability carrier on behalf of a patient. Charity adjustments may be completely or partially reversed in the event of a recovery from a third-party or other source.

f.          The following collection activities will occur during the first 100 days that a medical bill is outstanding to include:

•	Summary billing statements will be sent to the patient (Identifying: Total Charges, Insurance Payments, Discounts, Patient Payments and the current balance.)

•	Calls will be made to the patient using an outbound dialer system.

Policy Name: Charity Care Policy

•	Collection letters will be sent to the patient by agencies under contract with Texas Health.

g.          Actions that may be taken to obtain payment after a medical bill has been outstanding for at least 100 days include:

•	Transfer of patient account to an outside collection agency. The collection agency will attempt to obtain a response for at least 30 days after receiving the account.

•	Placement of a past due comment on patient’s credit report no earlier than 30 days after receiving the account.

3.2.2     Approval and Reporting:

a.          Management – The Texas Health Senior Vice President and Chief Revenue Officer is responsible for the oversight of the Texas Health Charity Care Program. The Texas Health Vice President Revenue Cycle Operations is responsible for the day-to-day management of the Texas Health Charity Program in a manner consistent with this policy.

b.          Information Verification –The Texas Health Vice President Revenue Cycle Operations shall establish procedures that specify which application information is subject to verification. In no case, should the establishment of verification procedures discriminate against any group of patients nor unduly limit a patient’s access to charity care assistance.

c.          Manual Approval – Services Already Rendered – Texas Health’s Business Office personnel shall review all available information and determine the appropriate level of charity assistance in accordance with procedures established by the Texas Health Vice President Revenue Cycle Operations. The final approval for charity write-offs will be the responsibility of the Vice President of Revenue Cycle Operations. Approval is delegated down to various levels of management, corresponding with the size of the outstanding balance. Approval for amounts greater than $25,000 will remain with the Vice President.

d.          Automated/Presumptive Charity Approval – In certain situations, Texas Health can determine that a patient qualifies for charity care under this policy through review and analysis of financial and other information provided by an independent third party vendor. In these situations, a formal charity application is not required. The

Policy Name: Charity Care Policy

Texas Health review and analysis of available data will be complete within 30 days after the patient liability was established. If Texas Health cannot determine that a patient qualifies for charity care through this review process and a formal charity application has not been submitted, collection activities will commence in accordance with normal Texas Health collection procedures. Extraordinary collection efforts will not begin prior to 130 days after the patient liability was established.

e.          Approval – Prior to Providing Services - Each Texas Health hospital shall implement a review process to determine charity care eligibility in those situations where a patient or physician seeks an eligibility determination in advance of hospital services being provided. In those cases the entity president or financial officer (or their designees) must approve the charity request. In granting charity care to individual patients in non-emergent situations, hospital personnel should consider the availability of alternative community resources, continuity of care concerns and the potential financial impact on the hospital’s ability to grant charity care assistance broadly to the community it serves.

f.           Notification to Applicants – In general, all patients who apply for charitable assistance will be notified within a reasonable time regarding the status of their request.

•	Approved - The response to the patient will be sent via mail within 30 days.

•

Denied or Pended/Incomplete - The response to the patient will be sent by mail within 30 days and will include instructions for the patient if they choose to appeal any adverse decision. If the patient’s application was incomplete, THR’s collections activities will be halted for 30 days. If the patient does not supply the needed data, collections will resume in 30 days and the balance could end up with a collection agency.

•	Presumptive/Automated Screening - Notification is not sent to patients who were granted a charity discount based on the automated (presumptive) charity program.

g.          Appeals – An appeal of a denied Charity Care Application will be considered if material changes in a patient’s circumstances are documented. Changed circumstances may include, but are not limited to, a change in employment, health, marital, or family

Policy Name: Charity Care Policy

status. Appeals should be made to the Texas Health Business Office in accordance with procedures established by the Texas Health Vice President Revenue Cycle Operations.

h.          Reporting – All charity adjustments must be recorded in the books and records of Texas Health on a monthly basis and a charity care log (which sets forth by patient  information designated by the Texas Health Vice President Revenue Cycle Operations) shall be maintained for each hospital. At a minimum, the charity logs must contain the following information: patient’s name, gross hospital charges, amount of payments received on the patient’s account, the amount of charity adjustment, and the charity care classification (e.g. Financially Indigent, Medically Indigent or other charity).

i.           Record Retention – Documentation sufficient to identify each patient’s income, the amount owed by the patient, the review and approval processes that were followed, and the patient’s status as Financially Indigent, Medically Indigent, or other charity shall be maintained by the Texas Health Business Office for the period required by the Texas Health Record Retention policy.

4.0        Definitions:

4.1        Annual Income - If the patient is an adult, the term Annual Income means the total gross Annual Income of the patient and any other responsible party. If a patient is married Annual Income will also include the total gross Annual Income of the patient’s spouse. If the patient is a minor, the term Annual Income means the total gross Annual Income of the patient, the patient’s mother, the patient’s father and any other responsible party.

4.2        Charity Care Application – A written request from the patient, responsible party or other interested party for assistance under the Texas Health Charity Care Program, which summarizes financial and other information needed to determine eligibility. The content of the Charity Care Application will be determined by the Texas Health Vice President Revenue Cycle Operations or his/her designee.

4.3        Eligibility Guidelines - The financial criteria and procedures established by this policy and described in Attachment I. The financial criteria shall include income levels indexed to the federal poverty guidelines and means testing; provided, however, that the financial criteria may not set the income level for charity care lower than that required by Texas counties under Section 61.023 of the Indigent Health Care & Treatment Act or higher; in the case of the financially indigent, than 200 percent of the federal poverty guidelines. The federal poverty guidelines are published in the Federal Register in February of each year and for

Policy Name: Charity Care Policy

purposes of this policy will become effective the first day of the month following the month of publication. The guidelines published by the Texas Department of Health Services are found on their website.

4.4        Financially Indigent - An uninsured or underinsured patient whose Annual Income is less than or equal to 200% of the applicable federal poverty guidelines.

4.5        Hospital Bill - The amount owed by a patient after the application of appropriate insurance discounts or discounts provided to uninsured patients under Texas Health's Providing Discounted Pricing to Uninsured policy.

4.6        Medically Indigent - A person whose Hospital Bill exceeds a specified percentage of the patient’s Annual Income, determined in accordance with the Eligibility Guidelines detailed in Attachment I of this policy.

4.7        Medically Necessary Care – Shall in general mean non-elective inpatient and outpatient acute hospital services that are reimbursable under the Medicare and/or Medicaid programs.

4.8        Texas Health Charity Care Program - The program implemented by Texas Health to provide financial assistance to patients who qualify as Financially Indigent or Medically Indigent. The Eligibility Guidelines for charity assistance are detailed in Attachment I of this policy.

5.0      Responsible Parties:

5.1        Texas Health Senior Vice President and Chief Revenue Officer:

•	Responsible for Oversight of the Texas Health Charity Care Program.

5.2        Texas Health Vice President Revenue Cycle Operations:

•	Responsible for day-to-day management of the Texas Health Charity Program.

5.3        Texas Health Business Office personnel:

•	Responsible for informing eligible patients the existence of the Texas Health Charity Program.

•	Responsible for review of Charity Care Applications and determination of level of charity assistance.

•	Responsible for notification to applicants of status of their request for charity assistance and their right to appeal an adverse decision.

•	Responsible for the processing of appeals of denied Charity Care Applications.

Policy Name: Charity Care Policy

•	Responsible for the retention of documentation relating to the determination of charity status.

5.4        Texas Health’s Hospitals - All:

•	Responsible for informing eligible patients the existence of the Texas Health Charity Program.

•	Responsible for implementing a review process to determine charity care eligibility for patients in advance of hospital services and for notifying patients of the determination that is made.

5.5        Entity Finance Officers:

•	Responsible for recording charity adjustments in the hospital books on a monthly basis.

6.0        External References:

6.1Texas Health and Safety Code Section 311.043-045.

6.2EMTALA- Emergency Medical Treatment and Active Labor Act

6.3Indigent Health Care & Treatment Act Section 61.023 (income levels)

6.4Federal Register Poverty Guidelines

6.5Texas Department of Health Services Guidelines

7.0        Related Documentation and/or Attachments:

7.1Final Policy for Collection of Advanced Deposits

7.2Co-Payments and Co-Insurance Providing Discounted Pricing to Uninsured

7.3Attachment 1- Eligibility Guidelines

ATTACHMENT I - ELIGIBILITY GUIDELINES

The criteria noted in this Attachment I shall be strictly applied to determine whether a patient is eligible for assistance under the Texas Health Charity Care Program. Only adjustments relating to those patients meeting the criteria set forth in this Attachment I shall be reported as charity in a hospital’s statement of operations.

Financially Indigent - A patient with estimated Annual Income between 0% and 200% of the federal poverty guidelines shall be approved for charity assistance provided the patient has insufficient funds and financial assets to pay his or her Hospital Bill without incurring an undue financial hardship. In general, a Financially Indigent patient will be eligible for charity in an amount equal to the full balance of his or her Hospital Bill less the amount (if any) they are deemed able to pay without incurring an undue financial hardship.

Policy Name: Charity Care Policy

Medically Indigent - Patients with unpaid Hospital Bills that are equal to or greater than the following specified percentages of the patient or responsible party’s estimated Annual Income may be approved for a charity adjustment of up to 100% of the unpaid balance in excess of the minimum patient responsible amount indicated in the following table provided the patient has insufficient funds and financial assets to pay his or her Hospital Bill without incurring an undue financial hardship. The percentage of their annual income is also the same percentage of their balance that is left remaining for the patient’s charity co-pay. The remaining charity co-pay will be left on a single account and will be calculated using the outstanding balances on the AR, from the last 90 days.

Annual Income Levels	Minimum Patient Responsible Amount (% of Annual Income)
2 to 2.5 Times Federal Poverty Limit	3%
2.5 to 3 Times Federal Poverty Limit	3.75%
3 to 3.5 Times Federal Poverty Limit	4.5%
3.5 to 4 Times Federal Poverty Limit	5.25%
4 to 4.5 Times Federal Poverty Limit	6%
4.5 to 5 Times Federal Poverty Limit	6.75%
5 to 6 Times Federal Poverty Limit	7.5%
6 to 7 Times Federal Poverty Limit	9%
7 to 8 Times Federal Poverty Limit	10.5%
8 to 9 Times Federal Poverty Limit	12%
Greater than 9 Times Federal Poverty Limit	13.5%

The amount above the “Minimum Patient Responsible Amount” (shown above) represents the charity discount.

Example 1:       Patient with a family of four and an Annual Income of $80,000 (assume $80,000 is between 3.5 and 4 times the Federal Poverty Guidelines). The patient has a Hospital Bill totaling $3,000 and liquid/available financial assets totaling $500. Applying the table above, a patient’s Hospital Bill must exceed $4,200 before a patient is eligible to be considered Medically Indigent. Accordingly, the patient’s account will not qualify for charity assistance.

Example 2:      Same facts as Example 1 except that unpaid Hospital Bills total $30,000. Applying the table above, a patient’s Hospital Bill must exceed $4,200 before the patient is eligible to be considered Medically Indigent. In this example, the Hospital Bill exceeds the required $4,200 threshold so the

Policy Name: Charity Care Policy

patient may be considered for charity care. The actual amount of charity assistance granted is based upon the patient’s ability to pay. In this example, the minimum patient responsible portion is $4,200 and the maximum potential charitable write-off is $25,800. The exact amount of charity write-off will depend upon an evaluation of the patient’s financial assets and resources.

Example 3:      Same facts as Example 1 except that unpaid Hospital Bills total $30,000 and the patient’s financial assets total $100,000. Applying the table above, a patient’s Hospital Bill must exceed $4,200 before the patient is eligible to be considered Medically Indigent. In this example, the Hospital Bill exceeds the required threshold so the patient may be considered for charity care. The amount of charity assistance is based upon the patient’s assets and resources. In this example, since the patient’s financial assets exceed the patient’s Hospital Bill, no charity adjustment will be granted.

General Considerations for Financial and Medical Indigence

Discounts – The pricing offered to Uninsured Patients for general hospital services prior to being approved under the Texas Health Charity Program will be calculated by applying a 45% discount to the Hospital’s gross charges. Implanted device charges billed under revenue codes 275, 276 or 278 will be discounted by 60% off the Hospital’s gross charges. See Discounted Pricing for Uninsured Patients and Patients with Limited Insurance Benefits Policy.

Charity Applications – All patients seeking assistance under the Texas Health Charity Program are encouraged to complete a Charity Application. A patient whose Hospital Bill reflects gross charges of $75,000 or less may not be classified as Medically Indigent unless a completed Charity Application is received by Texas Health along with materials requested by Texas Health to verify the income, assets and medical expense amounts reported therein. Texas Health may grant charity care to all other patients if sufficient documentation exists to determine a patient’s estimated Annual Income, family size and financial condition. In the case of a patient with Annual Income in excess of $75,000 who does not complete a Charity Application, the minimum patient responsible amount shall be 33.0% of the outstanding Hospital Bill.

Determination of Financial Condition - The determination that there are insufficient funds, for both financial and medical indigence, shall be made at the time a patient’s account is reviewed based upon the patient’s existing employment, financial, and family status. For purposes of this policy, assets shall include cash, stocks, bonds and other financial assets that can be readily converted to cash. In general, non-liquid assets and the patient/guarantor’s speculative ability to generate future income shall not be considered in determining whether or not sufficient funds exist to pay current medical bills.

Eligibility Determinations - Eligibility determinations shall be valid for the longer of (1) the course of treatment (including medically necessary follow-up care) associated with the patient’s

Policy Name: Charity Care Policy

hospitalization or (2) 90 days of the determination without the need for a patient to complete an additional Charity Application unless the facts and circumstances suggest that there may have been a material change in the applicant’s financial condition and/or ability to pay.

Charity Care – Non-Emergent Situations - Charity Assistance under the Texas Health Charity Care Program may be provided to patients with both emergent and non-emergent conditions. Priority under the Texas Health Charity Care Program is given to patients with emergent medical conditions. In reviewing applications for Charity care assistance for non-emergent care, Texas Health will consider the availability of other resources in the community that meet the applicant’s needs, the ability of Texas Health hospitals to provide the proper continuum of care and the impact of the specific request on the ability of Texas Health to provide care to the broad community it serves.

Patient Cooperation - It is the responsibility of the patient to actively participate in the hospital’s financial assistance screening process, to authorize (if required) Texas Health to access available third party information and to provide requested information on a timely basis, including without limitations providing the hospital with information concerning actual or potentially available health benefits coverage (including available COBRA coverage), financial status (i.e. income, financial assets) and any other information that is necessary for Texas Health to make a determination regarding the patient’s financial and insured status. A patient’s failure to cooperate may result in a denial of charity care.

Charity Care is the option of last resort for the patient needing assistance. If funds are collected on the patient’s account prior to charity approval, they will not be refunded to the payer.

Exhibit C

Initial Capital Contributions

Name and Address	Initial Capital Contribution	Ownership Percentage Interest
Texas Health Resources 612 East Lamar Boulevard, Suite 1000 Arlington, Texas 76011	Intellectual property rights licensed to Company pursuant to the THR Trademark License Agreement	51%
ADPT DFW Holdings LLC c/o Adeptus Health, LLC 2941 Lake Vista Drive Lewisville, Texas 75067	Contributed ER Business	49%

Exhibit C

Confidentiality and Trade Secret Rights

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

This Confidentiality and Non-Disclosure Agreement (this “Agreement”) is entered into effective this 10th day of May, 2016 by and between FTH DFW Partners LLC, (“Adeptus”), a Texas limited liability company, and TEXAS HEALTH RESOURCES (“Company”), a Texas nonprofit corporation.

1.Adeptus and Company desire to exchange certain information for purposes of exploring a potential business transaction relating to a joint venture created for the purpose of developing, owning and operating freestanding emergency room facilities and one or more general acute care hospitals in the Collin, Dallas, Denton, Ellis, Hood, Johnson, Kaufman, Parker, Rockwall, Tarrant and Wise counties in the State of Texas. Representatives (as that term is defined below) of each party may be given access to various items of information which are confidential and of a proprietary nature, including but not limited to inventions, patents, patent applications, intellectual property, trade secrets, formulas, processes, methods, customer information, know how, financial data and any information that is not publicly known and derives value from not being publicly known (the “Confidential Information”). The term “Confidential Information” of a disclosing party (the “Disclosing Party”) does not include information which (1) becomes generally available to the public other than as a result of a disclosure by the party receiving the Confidential Information (the “Receiving Party”) or its Representatives, or as a result of wrongful conduct of any party, (2) was rightfully available to the Receiving Party on a non- confidential basis prior to its disclosure by the Disclosing Party or its Representatives, (3) rightfully becomes available to the Receiving Party on a non-confidential basis and through proper means from a source other than the Disclosing Party or its Representatives, provided that such source is not bound by a confidentiality agreement with the Disclosing Party or its Representatives or otherwise prohibited from transmitting the information to the Receiving Party or its Representatives by a contractual, fiduciary or other legal obligation, or (4) is independently developed by the Receiving Party without use of or reference to the Confidential Information, as corroborated by contemporaneous records and documents of the Receiving Party.

2.Each party hereby agrees that, except with the specific prior written consent of the other party or as expressly permitted by this Agreement, neither it nor its officers, directors or employees (all of the foregoing are collectively referred to as “Representatives”) shall at any time directly or indirectly (a) use any Confidential Information of the other party for any purposes other than the contemplated transaction referred to above, or (b) disseminate or disclose any of such Confidential Information to any persons other than those employed by it who are actively participating in the evaluation of the possible business transaction or who otherwise need to know the Confidential Information for the purpose of such evaluation. The term “person” includes without limitation any individual, entity or organization.

3.Without limiting or affecting the restrictions and obligations of Section 2 above, each party agrees that it will undertake best efforts, and in no event less than reasonable efforts, to ensure that the confidentiality of the other party’s Confidential Information will be maintained, including advising its Representatives of the confidential and proprietary nature of the Confidential Information and, where necessary, appropriate or requested by the Disclosing Party, requiring its Representatives to agree in writing to be bound by confidentiality agreements similar in substance to this Agreement.

4.In the event that a party is requested pursuant to, or required by, interrogatories, requests for production, subpoenas, or other similar legal process to disclose any Confidential Information of the other party, such party will provide the other party with prompt written notice of the request or requirement to enable the other party (1) to seek an appropriate protective order or remedy, (2) to consult with respect to steps to resist or narrow the scope of such request or legal process, or (3) to waive compliance, in whole or in part, with the terms of this Agreement. In the event that such protective order or other remedy is not obtained or a waiver is made by the other party, the party required to make the disclosure may furnish that portion (and only that portion) of the Confidential Information which, in the reasonable opinion of its counsel, it is legally compelled to disclose and shall use best efforts to ensure that all Confidential Information or other information that is so disclosed will be accorded confidential treatment by the person to whom such information is disclosed.

5.Neither this Agreement, the disclosure of Confidentiality Information by the Disclosing Party to the Receiving Party, nor the publication of any Confidential Information shall be construed to grant the Receiving Party either any implied or express license or any rights to obtain any implied or express license to the Confidential Information, any patents or other intellectual property rights arising from or disclosed in the Confidential Information, or any other information or technology. All Confidential Information provided hereunder is provided “AS IS” and without any warranty, express, implied or otherwise, regarding such Confidential Information’s accuracy or completeness. Neither party nor any of its Representatives will have any liability to the other party hereto or its Representatives relating to or resulting from the use of the Confidential Information or from any inaccuracies therein or incompleteness thereof.

6.Each party agrees that, promptly upon the written request of the other party, it will return to the other all documents, notes, other writings or electronic media containing Confidential Information of the other party then in its possession, whether prepared by it or others, including all copies thereof. The parties acknowledge and agree that each would be irreparably damaged and cannot be made whole by monetary damages in the event of any breach by the other of any provision of this Agreement. Accordingly, in the event of any such breach, the non-breaching party shall be entitled, without the requirement of posting a bond or other security, to seek injunctive relief, specific performance or any other appropriate equitable remedy, in addition to any other remedies to which the non-breaching party may be entitled at law. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees and expenses from the losing party, whether incurred before or at trial, on appeal or in insolvency proceedings.

7.All notices and communications required or permitted shall be in writing and addressed as set forth below either by personal delivery or by registered air mail, or be telex or facsimile, and the date upon which such notice is so personally delivered (or if the notice is given by registered air mail, or be telex, or by facsimile, the date upon which it is received by the addressee) shall be deemed to be the date of such notice irrespective of the date appearing therein:

If to Adeptus:

Adeptus Health, Inc.

2941 Lake Vista Drive

Lewisville, TX 75067

Attn: Donald Adam, Chief Corporate Development Officer

Email: don.adam@adhc.com

With a copy to:

Adeptus Health, Inc.

2941 Lake Vista Drive

Lewisville, TX 75067

Attn: Timothy Mueller, General Counsel

Email: tim.mueller@adhc.com

If to Company:

Texas Health Resources

612 East Lamar Blvd., Suite 500

Arlington, Texas 76011

Attn: Krystal Mims

Email: KrystalMims@texashealth.org

With a copy to:

Texas Health Resources

612 East Lamar Blvd., Suite 900

Arlington, Texas 76011

Attn: Kenneth Kramer, General Counsel

Email: KennethKramer@texashealth.org

8.This Agreement may be signed in any number of counterparts and the signature or signatures of the undersigned may be delivered by electronic mail in "portable document format" (".PDF"), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (each of which shall be deemed an original) and which shall together constitute one and the same instrument.

9.This Agreement constitutes a complete statement of all of the arrangements and understanding between the parties as of the date hereof with respect to all Confidential Information and rights disclosed in or arising from the Confidential Information, and supersedes all prior agreements and understandings between them with respect thereto.

10.This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (excluding conflict of laws). If any provision of this Agreement shall be invalid, illegal or unenforceable, no other provision shall be affected thereby. If any provision is found to be too broad to be effective, such provision shall be limited and enforced to the extent possible. This Agreement may not be modified or waived except in a writing expressly setting forth the modification or waiver and signed by the party against whom enforcement is sought. No failure or delay by a party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.

11.In the event the parties enter into a definitive written agreement regarding the contemplated business transaction, then the confidentiality provisions of such definitive written agreement shall control over the provisions of this Agreement and this Agreement shall be of no further force or effect.

AGREED TO by the following as of the date first written above:

FTH DFW Partners LLC		TEXAS HEALTH RESOURCES,
a Texas limited liability company		a Texas nonprofit corporation

By:	/s/ Graham Cherrington	By:	/s/ Barclay E. Berdan
Name: Graham Cherrington		Name: Barclay E. Berdan, FACHE
Its: President and Chief Operating Officer		Its: Chief Executive Officer

Signature Page to Confidentiality and Non-Disclosure Agreement

Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Schedule 8.03(c)

THR wholly-owns and operates two (2) Freestanding ER Facilities in Burleson and Willow Park. [*]

1.Texas Health Neighborhood Care and Wellness Center Burleson,

2.Texas Health Neighborhood Care and Wellness Center Willow Park [*]

Note: Information has been omitted from this agreement pursuant to a request for confidential treatment, and such information has been separately filed with the Securities and
Exchange Commission. The omitted information has been marked with a bracketed asterisk (“[*]”).

Execution Version

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made and entered into to be effective as of May 10, 2016 (the “Effective Date”), by and between FTH DFW Partners LLC, a Texas limited liability company (“Company”), and Adeptus Health Management LLC, a Texas limited liability company (“Manager”). Both Company and Manager are collectively referred to as the “Parties” and individually referred to as a “Party.”

This Agreement is made and entered into with reference to the following facts:

A.Company is a joint venture entity, co-owned by ADPT DFW Holdings LLC, a Texas limited liability company (“Adeptus”) and Texas Health Resources, a Texas non-profit corporation (“THR”), which is engaged in the business of owning and operating the Company Facilities (as defined below) and furnishing freestanding emergency department services and general hospital services at the Company Facilities (collectively, the “Business”).

B.Company and Manager desire to enter into this Agreement to set forth the terms and conditions upon which Manager will perform and provide, or arrange for the performance and provision of, services to and for Company for the management and administration of the Business and the Company Facilities.

NOW, THEREFORE, in consideration of the recitals, covenants, conditions and  promises herein contained, the receipt and sufficiency of which consideration are hereby acknowledged, Company and Manager do hereby agree as follows:

ARTICLE 1

DEFINITIONS

“Acute Care Net Revenues” means Net Revenues that are attributable to acute care hospitals.

“Adeptus” has the meaning set forth in the Preamble.

“Adeptus Chain Affiliate” means any Affiliate of Adeptus Parent that, directly or indirectly through one or more Affiliates of Adeptus Parent controlled by such Affiliate of Adeptus Parent, owns or holds an Ownership Percentage Interest in Company (provided that such Affiliate of Adeptus Parent is in the direct chain of ownership between Adeptus Parent and Company).

“Affiliate” means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, any equity interest, or a membership interest in a non-stock corporation, by contract, by power granted in bylaws or similar governing documents or otherwise. Without limiting the foregoing, any ownership interest greater than fifty percent (50%) for purposes hereof constitutes “control”.

“Agent” means, with respect to a Person, its officers, directors, service providers, shareholders, members, partners, employees and independent contractors and agents.

“Agreement” has the meaning set forth in the Preamble.

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“Annual Budget” means, as the case may be, the Capital Annual Budget and/or the Operating Annual Budget (each respectively defined in Section 2.1(f)(i)).

“Anti-Kickback Statute” has the meaning set forth in Section 7.2(c).

“Applicable Laws” means all applicable provisions of laws, constitutions, statutes, rules, regulations, ordinances, and orders of governmental entities and all orders and decrees of courts, tribunals, and arbitrators and includes, without limitation, all Health Care Laws, each as amended from time to time.

“Billing and Collection Services” has the meaning set forth in Section 2.2.

“Board” means the board of managers of the Company.

“Business” has the meaning set forth in the Recitals.

“Business Associate Agreement” has the meaning set forth in Section 2.10.

“Change of Control” as to a Person means (a) an event, or sequence of related events, that result in any consolidation or merger of the Person with or into any limited liability company, partnership, corporation or other entity, or any other reorganization in which the owners having control of the Person immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the voting power of the surviving or successor entity immediately after such consolidation, merger or reorganization; (b) any transaction or series of related transactions to which the Person is a party in which at least fifty percent (50%) of the Person’s outstanding voting power is transferred; or (c) any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Person; provided, however, that a Change of Control will not include (i) any consolidation or merger effected exclusively to change the domicile of the Person, (ii) any conversion of the Person to another state law form of entity or (iii) normal turnover in the composition of a Person’s Board in accordance with its governing documents.

“Company” has the meaning set forth in the Preamble.

“Company Assets” has the meaning set forth in Section 5.5(b).

“Company Books and Records” has the meaning set forth in Section 2.1(j).

“Company Confidential Information” means any and all information of Company relating to the Company or the Business, whether or not such information is designated as being confidential or proprietary, but shall exclude any information that Manager is able to demonstrate (a) was in the public domain through no fault of Manager, its Agents or Affiliates when it was used or disclosed by Manager; (b) was known by Manager prior to the time it was first disclosed to or was first obtained by Manager or its Agents or Affiliates from Company or pursuant to this Agreement; (c) was independently developed by Manager or any of its Agents or Affiliates without the use of Company Confidential Information or (d) was disclosed to or obtained by Manager or any Agent or Affiliate thereof, from a Person that Manager or such Agent or Affiliate did not know, and did not have reason to know, was subject to a confidentiality or fiduciary obligation to Company. Without limiting the foregoing, Company Confidential Information shall include financial information related to Company and the Business.

“Company Expense Reimbursement” has the meaning set forth in Section 4.3.

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

“Company Facilities” means each existing and future freestanding emergency department, out- patient department and acute care hospital owned and/or operated by Company or any Company-Owned Entity.

“Company Indemnified Party” has the meaning set forth in Section 6.4.

“Company-Owned Entity” means any Person owned, directly or indirectly, in whole or in part, by Company.

“Company Policies and Procedures” means the policies and procedures of Company as adopted or amended from time to time by the Board in accordance with the Operating Agreement.

“Cure Period” has the meaning set forth in Section 5.2.

“Default” has the meaning set forth in Section 5.2.

“Disqualifying Event” means [*]

“Effective Date” has the meaning set forth in the Preamble.

“EHR” means electronic health record

“Expense Reimbursement” has the meaning set forth in Section 4.3.

“FAP Policies” has the meaning set forth in Section 2.1(g).

“Fraud and Abuse Statute” has the meaning set forth in Section 7.2(c).

“GAAP” means generally accepted accounting principles.

“Government Health Care Program” means and includes the Medicare and Medicaid programs and any other federal health care program as defined in 42 U.S.C. § 1320a-7b(f), as amended from time to time.

“Health Care Laws” means all Applicable Laws regulating the financing, services, reimbursement, payment, acquisition, construction, operation, maintenance or management of a health care, facility, provider or payor including, without limitation, (a) the Anti-Kickback Statute; (b) the Stark Law; (c) 31 U.S.C. §§ 3729-3733, which is commonly referred to as the “Federal False Claims Act”; (d)  Titles XVIII and XIX of the Social Security Act, implementing regulations and program manuals; and (e)  HIPAA and any state-based laws governing the privacy and security of medical information.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by Subtitle D of the Health Information Technology for Economic and Clinical Health Act which was part of

3

the American Recovery and Reinvestment Act of 2009, as amended, and their respective implementing regulations.

“Initial Strategy Plan” has the meaning set forth in Section 2.1(c).

“Initial Term” has the meaning set forth in Section 5.1.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement.

“Losses” has the meaning set forth in Section 6.3.

“Management Fee” has the meaning set forth in Section 4.1.

“Management Services” has the meaning set forth in Section 2.1.

“Manager” has the meaning set forth in the Preamble.

“Manager Claim” has the meaning set forth in Section 6.3.

“Manager Confidential Information” shall mean any and all information of Manager, whether or not such information is designated as being confidential or proprietary, but shall exclude any information that Company is able to demonstrate (a) was in the public domain through no fault of Company, its Agents or its Affiliates when it was used or disclosed by Company; (b) was known by Company prior to the time it was first disclosed to or was first obtained by Company or its Agents or Affiliates from Manager or pursuant to this Agreement; (c) was independently developed by Company or any of its Agents or Affiliates without the use of Manager Confidential information; or (d) was disclosed to or obtained by Company or any Agent or Affiliate thereof, from a Person that Company or such Agent or Affiliate did not know, and did not have reason to know, was subject to a confidentiality or fiduciary obligation to Manager. Without limiting the generality of the foregoing, Manager Confidential Information shall not include financial information related to Company.

“Manager Credit Agreement” means the Credit Agreement, dated as of October 6, 2015, among First Choice ER, LLC, Adeptus Health LLC, certain subsidiaries of the foregoing, the lenders party thereto and Bank of America, N.A., as Administrative Agent (as such agreement is amended, supplemented, amended and restated, replaced, refinanced or otherwise modified).

“Manager Indemnified Party” has the meaning set forth in Section 6.3.

“Manager Personnel” has the meaning set forth in Section 4.2.

“Manager Personnel Reimbursement” has the meaning set forth in Section 4.2.

“Medicaid” means any state program pursuant to which healthcare providers are paid or reimbursed for care given or goods afforded to categorically eligible or income-eligible individuals and administered pursuant to a plan approved by CMS under Title XIX of the Social Security Act, as amended.

“Medicare” means any medical program established under Title XVIII of the Social Security Act, as amended, and administered by CMS.

“Net Revenues” means the accrued revenues during a particular calendar month from any and all sources on account of services rendered or goods or products provided at the Company Facilities during

4

such month, net of contractual allowances (including administrative adjustments) and bad debts (including charity expense), as determined in accordance with GAAP; provided that Net Revenues shall be subject to adjustment and reconciliation in the event of subsequent payor disallowances, audits, set- offs or adjustments that are treated as prior period adjustments under GAAP rather than included in the calculation of the relevant period’s net income. Any such adjustment to Net Revenues shall be proposed by Manager, and approved by the Board as set forth in Section 3.01(b) of the Operating Agreement.

“New Projects” has the meaning set forth in Section 2.1(f)(ii).

“Non Acute Care Net Revenues” means all Net Revenues that are not attributable to acute care hospitals.

“Notice of Default” has the meaning set forth in Section 5.2.

“Operating Agreement” means the Operating Agreement dated as of the date hereof, by and among Adeptus, THR and Company.

“Parties” and “Party” have the meaning set forth in the Preamble.

“Person” means and includes any individual, profit or nonprofit corporation, association, partnership, joint venture, trust, estate, limited liability company or other legal entity or organization.

“Personnel” has the meaning set forth in Section 2.1(h).

“PHI” has the meaning set forth in Section 7.2.

“Privacy and Security Policies” has the meaning set forth in Section 7.2(a).

“Privacy and Security Standards” has the meaning set forth in Section 7.2(d).

“Reasonable Compensation” as applied to the value of services shall mean the amount that would ordinarily be paid for like services by like enterprises (whether taxable or tax-exempt) under like circumstances in arms-length transactions. IRC §162 standards shall apply in determining reasonableness of compensation, taking into account the aggregate benefits provided to a Person and the rate at which any deferred compensation accrues.

“Renewal Term” has the meaning set forth in Section 5.1.

“Restricted Area” means Collin County, Texas, Dallas County, Texas, Denton County, Texas, Ellis County, Texas, Hood County, Texas, Johnson County, Texas, Kaufman County, Texas, Parker County, Texas, Rockwall County, Texas, Tarrant County, Texas and Wise County, Texas.

“Stark Law” has the meaning set forth in Section 7.2(b).

“Support Agreement” means the Support Services Agreement entered into by and between Company and THR concurrently with the execution and delivery of this Agreement pursuant to which THR provides certain administrative and support services for Company Facilities, as such Agreement may be modified or amended by the parties thereto from time to time.

“Term” has the meaning set forth in Section 5.1.

“Transition Period” has the meaning set forth in Section 5.5(c).

5

Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

“Transition Services” has the meaning set forth in Section 5.5(c).

“THR” has the meaning set forth in the Recitals.

“THR Competitor” means [*]

“THR Trademark License Agreement” means the Trademark License Agreement dated as of the date hereof, by and among THR and Company.

ARTICLE 2

OBLIGATIONS OF MANAGER

2.1Management Services. Subject to the terms and conditions of this Agreement, the terms and conditions of the Operating Agreement, and the oversight and direction by the Board, as well as Applicable Laws, Manager shall perform and provide, or arrange for the performance and provision of, the items and services described in this Article 2 and in Exhibit B (collectively, the “Management Services”), for and to Company, Company-Owned Entities, Company Facilities, as the case may be, and the Business.

2.1(a)     General.  Except as otherwise expressly set forth in this Agreement, Manager shall manage and supervise the day-to-day operations of the Company Facilities in accordance with Company Policies and Procedures.  In performing the Management Services, Manager shall:

(i)           devote such time and talents to the management of the Business and Company Facilities as may be necessary and appropriate to efficiently perform the Management Services in accordance with this Agreement; Company;

(ii)         act in good faith and with reasonable diligence in the interests of the

(iii)        manage and operate Company, the Business and each of the Company Facilities in a manner consistent with the purposes of Company as set forth in the Operating Agreement, including, without limitation, the tax exempt and charitable purposes established therein;

(iv)        manage and operate Company, the Business and each of the Company Facilities in all material respects in a manner consistent with all Applicable Laws; and

(v)         cause Company to comply at all times with the provisions of Section 2.02 and Section 2.03 of the Operating Agreement, subject to the terms and conditions of this Agreement.

2.1(b)     Company Operations. Manager shall implement all aspects of the operation of Company and shall have the responsibility and commensurate authority for all such activities. Manager shall recommend such rule, regulation, policy or procedure as Manager deems reasonably necessary or appropriate for a particular situation. Manager shall advise Company on all material aspects of Company’s operations including, without limitation, regulatory and contractual requirements, financial affairs, third party payment programs, insurance requirements, human resources issues, management information systems, marketing activities, building and facility issues, capital improvement projects, Medical Staff appointment and relations issues, purchasing programs, and all other aspects of Company’s operations. Manager shall review on an on-going basis the cost-effectiveness and quality of services rendered to patients at the Company Facilities, and shall make recommendations to Company for

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

improved utilization. Manager shall advise and assist Company in securing and retaining contracts in the name and for the account of Company with such individuals or entities necessary for the proper and efficient functioning of the Business; provided that Manager shall not be responsible for the management and implementation of payor contracting services for the Company pursuant to the Support Agreement, or any other matters under the Support Agreement.

2.1(c)     Development Services. Manager shall implement and oversee the development and expansion of the Company Facilities in accordance with the initial strategy plan attached to the Operating Agreement, as modified or amended by Company from time to time (the “Initial Strategy Plan”). Implementation shall include arranging for leases and/or loans necessary to finance Company Facilities to the extent reasonably available, as well as recommending to Company any capital contributions from the members of Company necessary to implement the Initial Strategy Plan, subject to approval by the Board and/or the Members (as defined in the Operating Agreement) in accordance with the Operating Agreement.

2.1(d)     Business Services.  Manager shall provide and manage all business functions and services related to the conduct of the Business during the Term. Without limiting the generality of the preceding sentence, Manager shall perform and provide, or arrange for the performance and provision of, the following items and services to and for Company, each in accordance with applicable Company Policies and Procedures:

[*]

2.1(e)     Financial Operations.   Manager shall provide and manage all financial operation functions related to the conduct of the Business during the Term. Without limiting the generality of the preceding sentence, Manager shall perform and provide, or arrange for the performance and provision of, the following items and services to and for Company:

(i)          Payment on behalf of Company of all operating expenses and payables, including salaries and payroll taxes, to the vendors, contract parties, Personnel and creditors incurred from and after the Effective Date of this Agreement. Company shall promptly forward to Manager any applicable bills, payables, invoices or other documents received by Company relating to operations of the Business incurred during the Term of this Agreement;

(ii)         Provide, or cause to be provided, any and all payroll processing, including processing of payroll taxes and filings as required by applicable law, for the Personnel; and

(iii)        Payment on behalf of Company of all distributions to Members in accordance with the Operating Agreement.

2.1(f)     Preparation of Annual Budget and Financial Reports.

(i)          Operating and Capital Annual Budgets.  By October 1st of each fiscal year of Company, Manager shall submit to Company and to THR preliminary estimates prepared in good faith of budgeted Net Revenue and bottom line net income for the upcoming fiscal year of the Company. By January 31st of each fiscal year of Company, Manager shall propose and submit to the Board of Company for approval an Operating Annual Budget (each, an “Operating Annual Budget”), a Capital Annual Budget (each, a “Capital Annual Budget”), and annual cash flow projections for the Company and each Company Facility for such fiscal

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

year of Company, as well as any revisions thereto to reflect material changes during Company’s then-current fiscal year. Such Operating Annual Budget shall include the capital required to implement the development and expansion of the Company Facilities in accordance with the Initial Strategy Plan as applicable for the fiscal year in question. No longer than thirty days (30) days after the Manager has proposed and submitted the Operating Annual Budget and Capital Annual Budget for the Company fiscal year, Company shall either approve the proposed Operating Annual Budget and Capital Annual Budget, or cause its Board to take all necessary actions to approve short-term contingency budgets no later than the final day of the first quarter of the Company’s fiscal year, which budget shall cover the period until the final Operating Annual Budget and Capital Annual Budget are developed with Manager and adopted by the Company’s Board. Manager shall exercise commercially reasonable efforts to operate the Company and each of the Company Facilities consistent with the Annual Budgets; provided, however, overages not exceeding [*] in excess of the Operating Annual Budget (in the aggregate) due to ordinary course expenditures for operations shall be permitted without further Company approval; provided, further, Company may modify an Annual Budget from time to time as provided in the Operating Agreement, which modification shall then become the new authorization for expenditures hereunder.

(ii)         New Projects.  Any operational or capital project, including construction of any new Company Facility that was not anticipated in the Initial Strategy Plan or applicable Operating Annual Budget or Capital Annual Budget (along with such proposal or plan for the same, a “New Project”) shall be brought to the Board for approval. The development plan and budget related to Manager’s desire to pursue any New Project shall be presented by Manager to the Board at least thirty (30) days prior to the anticipated date at which the Board will approve the New Project. Each New Project proposal will include an itemization of all expenditures to be made including, without limitation, the costs of developing and opening the Company Facility, the costs of obtaining any required regulatory approvals, and any other development fees payable to any party, construction and equipment costs and the estimated initial working capital that will be needed to finance the start-up phase of operations at such Company Facility. The New Project proposal shall also set forth in reasonable detail the development activities of the Members or their Affiliates of Company, timelines for completion of such activities and the activities expected to be undertaken by each Member or their Affiliates of Company to develop such Company Facility. No more than thirty (30) days after receiving the New Project proposal, Company shall either approve or reject the proposed New Project, or if the Board determines it needs additional information in order to make a decision, the decision shall be deferred until the information is furnished, provided the Board shall use good faith efforts to review the information and make decisions promptly. Manager shall have no authority to proceed with the construction or implementation of any New Project until such New Project is approved by the Board as set forth in Section 3.01(b) of the Operating Agreement.

(iii)        Monthly Reports.  Manager shall, within thirty (30) days from the last day of each month from January through November and within fifteen (15) days after the end of December, submit to Company a month and year-to-date report comprised of (1) an internally prepared summary balance sheet of the Business as of the end of the calendar month, (2) a related statement of income or operations (as the case may be), (3) a schedule of the

8

number of patient visits at each Company Facility (and other information on services reasonably required by Company) during the calendar month, (4) accounts receivable aging pertaining to the accounts receivable generated in the Business, identifying the age of all such outstanding accounts receivable, (5) calculation of the Management Fee and Expense Reimbursement for such month, and (6) a determination of the amount of Distributable Funds (as defined in the Operating Agreement). Items (1), (2) and (3) in this Section shall also be submitted to THR simultaneously with their submission to Company.

(iv)        Annual Audit and Tax Returns. Manager shall, at the expense of the Company, cause the Company’s financial statements to be audited by a certified public accountant selected by the Manager and approved by THR, such approval not to be unreasonably withheld, by no later than ninety (90) days after the end of such Fiscal Year. Within one hundred twenty (120) days after the end of each fiscal year of Company, Manager shall supply to Members all financial information possessed by Manager necessary for the timely preparation of Members’ federal returns including, but not limited to, Forms K-1 and LLC 1065.

(v)          Financial Assistance Reporting. Manager shall make periodic reports to Company and THR regarding the community benefit and financial assistance activities of the Company Facilities, including, without limitation, the number of FAP-eligible individuals, (as described below pursuant to Section 2.1(g)), provided services by the Company Facilities.

(vi)        Other Reports. Manager shall prepare and deliver to the Board such other reports as Manager and/or its Affiliates regularly prepares and delivers to the senior management team of Adeptus (as defined in the Operating Agreement) with respect to the health care facilities and services that Manager and/or its Affiliates may from time-to-time own or manage as well as such other reports as reasonably requested by the Board from time to time.

2.1(g)     FAP Policies.  Manager shall (i) conduct periodic community health needs assessments for the communities served by Company; (ii) adopt and implement the Company’s Financial Assistance and Emergency Medical Care Policies (“FAP Policies”), and update such FAP Policies as required and requested by THR to reflect any changes in interpretations of law with respect to “hospital organizations” and “hospital facilities” as defined in Section 501(r) of the IRC as are required to maintain compliance with Section 501(r) of the IRC and other relevant administrative guidance and to continue to meet the reasonable needs of the communities served by Company; (iii) widely publicize the FAP Policies to patients and to the communities served by Company Hospital Facilities; (iv) make available financial assistance for medically necessary and emergency medical care to individuals who are eligible for such assistance under the standards set forth in the FAP Policies; (v) provide reasonable and lawful levels of charity care consistent with the FAP Policies; and (vi) not undertake any extraordinary collection actions without having first made reasonable efforts to determine if the individual involved is eligible for financial assistance under the FAP Policies. Manager shall submit to THR for approval and adoption its FAP Policies or amendments thereto.

2.1(h)     Personnel.  Manager shall provide, subcontract for the provision of, or otherwise arrange for the employment or engagement by Company and/or any Company-Owned Entity of a Chief Executive Officer, Chief Nursing Officer, Controller, and all other personnel including, but not limited to, professional, management, clerical, secretarial, bookkeeping and collection personnel reasonably necessary for the development, operations or management of the Business and the Company Hospital Facilities (“Personnel”). For the avoidance of doubt, Personnel shall include all employees providing services exclusively for the Company or Company Hospital Facilities, but shall not include any employees of Manager, or contractors or subcontractors of Manager, who provide services for other Affiliates of Manager or Persons under common control with Manager. All Personnel shall be qualified,

9

appropriately licensed, not excluded or suspended from participation in the Medicare or Medicaid Program. Manager shall advise Company with respect to the salaries and fringe benefits of all such Personnel and shall provide all payroll administrative services related to same. Manager agrees not to discriminate against such Personnel on the basis of race, religion, age, sex, disability, national origin or other factors prohibited by law. The provision of Personnel, the decision whether such Personnel shall be employed by or sub-contracted with Manager, and the hiring and firing decisions with respect to such Personnel (except as set forth in the next sentence) shall be within Manager’s sole discretion, subject to any allocation of Personnel between Company and Manager set forth in an applicable Operating Annual Budget. At initial engagement or employment, Manager shall notify personnel employed or engaged by Company and/or any Company-Owned Entity and such person shall affirm that they are an employee of the Company, Manager or contracted party and are not an employee of Texas Health Resources.

2.1(i)     Human Resources. In addition to the provision of Personnel, Manager shall provide oversight to Company’s human resource department and assist in implementing (1) management training and leadership development programs, and (2) employee service programs, all based upon standard programs or tool kits of Manager. Manager shall provide (1) oversight for health benefit and wage services, and (2) employee background check support. Manager shall also provide oversight and coordination of Company’s recruiting efforts, provided that Manager, Company and THR shall collaborate to ensure that Company’s recruiting efforts are implemented in a manner consistent with the recruiting efforts of THR. Manager will coordinate with THR human resources personnel regarding the design of the Company’s employee orientation and ongoing training programs with the intention of including training elements relating to THR’s Mission, Vision, Values and Promise as deemed reasonable and appropriate by Company, Manager and THR.

2.1(j)     Company Books and Records. Manager shall maintain all files and records relating to the operations and activities of Company, the Business and the Company Facilities including, but not limited to, customary financial records and patient files (collectively, the “Company Books and Records”). Notwithstanding anything in this Agreement to the contrary, the preparation, maintenance and administration of all Company Books and Records shall comply with all Applicable Laws including, without limitation, HIPAA, and all Company Books and Records shall be located so that they are readily accessible as and to the extent necessary for patient care, consistent with ordinary records management practices. Company records shall also be available to the Company’s officers and Members, subject to applicable legal conditions thereon.

2.1(k)     Insurance/Risk Management. Manager shall retain professionals for risk management services relating to the types of insurance required to be maintained by Company as defined in the Operating Agreement for the operation of the Business.

2.1(l)     Medical Staff/Credentialing. Manager shall assist in the sourcing of physicians to become active members of the Medical Staff (as defined in the Operating Agreement). Manager in coordination with Company and THR shall recommend (a) the specialty areas for physician sourcing based upon needs of the communities served by Company Facilities, and (b) the required criteria for potential physician targets. Any cost incurred in the physician sourcing process including, without limitation, income guarantees, signing bonuses, moving expenses, travel expenses or other similar type expenses shall be an Expense Reimbursement. Manager cannot assure the availability of appropriate physicians or the employment of any physicians needed to satisfy the specialty needs of Company Facilities or the community. Manager shall assist Company with primary source verification in relation to the credentialing of healthcare professionals on staff at Company Facilities in accordance with the bylaws of the Medical Staff.

2.1(m)     Exchange of Information.  Manager shall coordinate with THR to maintain policies and procedures, including information technology policies and procedures, relating to the

10

exchange of health care information for the purpose of providing seamless healthcare services and customer relationship management among Company and members of the THR provider network, to the extent permitted by Applicable Law. Manager may grant THR access to patient-level information, which may be blinded or redacted to comply with Applicable Law, provided that THR is subject to confidentiality restrictions no less restrictive than under this Agreement.

2.1(n)     Management Services Detail. Further delineation of the services described above is set forth in more detail on Exhibit B attached hereto and made a part hereof.

2.2         Billing and Collection Services. Manager shall, during the Term of this Agreement, provide for or arrange for the provision of those billing and collection services set forth below (“Billing and Collection Services”):

2.2(a)     Manager under the Company’s billing and tax identification number shall bill all federal, state, private and other third party payors and patients for the Services performed under this Agreement by the Company or its providers. Manager shall be responsible for collecting any and all payments for the Services (the “Collections”), in accordance with industry best practice standards, applicable laws, and payor requirements and depositing such Collections into the Lockbox Account (as defined below). Notwithstanding the foregoing, the defined term “Collections” shall expressly exclude any amounts which are disgorged, overpaid or required to be returned to a private or governmental payor. Company will utilize THR’s charge master for the purposes of determining all amounts billed to patients starting on or before January 1, 2017.

2.2(b)     Manager shall maintain a lockbox account established in the name of and maintained by the Company, or its affiliates at a bank (the “Lockbox Bank”) to be mutually agreed upon by Manager and the Company ; provided that, the initial Lockbox Bank shall be Bank of America, N.A. (the “Lockbox Account”). Upon Manager’s receipt of any Collections, Manager shall immediately deposit such Collections into the Lockbox Account. Manager shall not maintain any bank account for deposits of Collections which are not a Lockbox Account for purposes of this Agreement. Manager’s representative, (“Manager’s Representative”) shall enter into an agreement with the Lockbox Bank to cause distributions of the Lockbox Account to occur in Manager’s Representative’s sole discretion. While nothing shall prevent Manager’s Representative from modifying or revoking such instructions with the Lockbox Bank that holds the Lockbox Account, the Manager shall be in material breach and default of this Agreement if Manager’s Representative modifies or revokes the instructions and agreements contemplated in this Agreement without approval of the Board. Manager’s Representative shall have exclusive authority over, and access to, the Lockbox Account for the purpose of making withdrawals and disbursements from same.

2.2(c)     This Section 2.2 shall survive the expiration or termination of this Agreement.

2.3         Additional Services. In the event that Company wishes to obtain services in addition to the Management Services, Manager shall discuss with Company the options available to Company for obtaining such services, and the related cost thereof and the applicable compensation if Manager were to perform and provide, or arrange for the performance and provision of, those items or services via Personnel. For the avoidance of doubt, in the event that Manager and Company agree that Manager is to provide such items or services via employees of Manager, or contractors or subcontractors of Manager, who provide services for other Affiliates of Manager or Persons under common control with Manager, then such additional services shall not be considered to be provided by Personnel.

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2.4         General Limitations on Manager’s Authority.

2.4(a)Company, through its Board, shall exercise, throughout the Term, ultimate authority, supervision, direction and control over the Business, policies, operation and assets of Company, and shall retain the ultimate authority and responsibility regarding the powers, duties and responsibilities vested in Company by Applicable Laws including, without limitation, the responsibilities related to (i) the quality of care at Company and compliance by Company with all applicable federal, state and local laws including, without limitation, compliance with federal and state laws relating to “fraud and abuse” by hospitals and other healthcare providers and compliance with the Stark Law, (ii) adopting, amending from time-to-time and enforcing rules, regulations, resolutions and policies for governance of Company, (iii) approving annual capital and operating budgets and cash flow projections for Company, and (iv) otherwise exercising governance oversight of Company as described in the Company’s Operating Agreement, unless otherwise expressly and exclusively delegated to Manager. Nothing in this Agreement is intended to alter, weaken, displace or modify Company’s responsibility for its direction and control as set forth in Company’s corporate documents. Management Services related to licensure, governmental approvals, provider numbers or similar items for the operation of the Business shall be limited to administrative oversight.

2.4(b)     Manager shall not take any action that requires the prior approval of, is reserved to the Board or the Members of Company under, is a Major Decision under, or is a THR Reserved Decision under, the Operating Agreement or Applicable Laws, without first ensuring that such action has been approved in accordance with the Operating Agreement and/or such Applicable Laws.

2.4(c)     Manager shall not take any action that contravenes explicit Company Policies and Procedures or any written directives issued by the Board.

2.4(d)     Manager shall not make expenditures not authorized in accordance with Section 2.1(f).

2.5Retention of Authorities Required By Law. Nothing herein shall be deemed to assign or delegate to Manager, and Company and/or THR as applicable shall retain, all authorities that by law or regulation must be retained and exercised by the licensed operator, or Medicare/Medicaid provider, or Joint Commission accredited entity, of any applicable site or facility.

2.6Manager’s Professional Standard Obligation. In all conduct related to this Agreement, Manager shall: (a) comply with all applicable law, (b) perform diligently and in good faith as agent of the Company and in a manner to be in the best interests of such Company, (c) perform at the higher of (i) customary standards of competence used by an experienced professional manager of a business of the same type as the Company; (ii) the standard of competence Manager provides at other Freestanding ER Facilities or Hospital Facilities owned, operated or controlled by Adeptus or its Affiliates or (iii) the specific standards set forth herein, and (d) refrain from acting or purporting to act in a manner that reasonably may create a false or misleading impression in third parties that Manager is authorized to act as agent or service provider to Company beyond the scope of the actual duties and responsibilities set forth herein.

2.7Government and Public Relations. Recognizing that THR is a large employer and provider of hospital and other services in Texas, Manager acknowledges and agrees that it will consult in advance with THR and the Company before making any material communication to governmental officials, or making any material public statement about its services or the Company. This consultation obligation shall not prevent Manager from meeting its legal or regulatory obligations.

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2.8Ownership of Revenues. Company, and not Manager, shall own all revenues, income and monies billable or receivable or received arising from or related to its operations; provided that this is not in derogation of the Company’s obligation to pay Manager its fees as provided herein. In the event of non-payment, Manager shall pursue its remedies under this Agreement and not by means of withholding revenues from Company or deduction or set off or other means of “self-help.”

2.9Force Majeure. Manager shall not be liable to Company for failure to perform any of the Management Services, in the event of strikes, lockouts, calamities, acts of God, unavailability of supplies over which Manager has no control or other events over which Manager has no control for so long as such event impedes full performance; provided that Manager shall promptly notify Company in writing of any such occurrence; Manager shall nevertheless be obligated to use commercially reasonable efforts to continue to perform to the extent that is practicable despite such events; and Company shall have no obligation to pay the Management Fee during any suspension of the Management Services due to any such occurrence, except for a portion of such Management Fee that fairly reflects the portion of performance that Manager does provide.

2.10HIPAA Compliance. In providing the Management Services hereunder the Parties understand and agree that Manager will be a Business Associate of Company for purposes of HIPAA. As such, Manager shall enter into and comply with the Business Associate Agreement in substantially the same form as included in Exhibit C (“Business Associate Agreement”).

2.11Rebates. If Manager purchases (whether in its own name, in the name of any of its Affiliates or in the name of Company) pharmaceuticals, supplies or other similar goods for use in the operation of the Business, Company shall be entitled to all rebates and discounts received by Manager in connection with such purchases.

2.12Limitations on Management Services. Except where noted that the Management Services listed or described in any particular section are not subject to limitation, Management Services shall include only those services specifically identified in Article 2 of this Agreement. Without limiting the generality of the foregoing, the Management Services shall not include and shall not be construed as including any service, item, access or deliverable not specifically identified herein, and shall specifically not include or be construed as including such items as legal services, audit services (or the services of a certified public accounting firm), expert witness services, cost report preparation/oversight, data processing or information system software or hardware, feasibility studies in connection with Company’s procurement of third party financing, certificate of need applications related to major capital projects, facility master planning, valuation on appraisal services, architectural or engineering services, construction program management, physician practice management, and costs associated with Company website development or monthly hosting. Any modifications to the Management Services to be provided by Manager to Company set forth in this Agreement must be confirmed through a signed amendment to this Agreement or by a separate written agreement signed by an authorized representative of each Party.

ARTICLE 3

OBLIGATIONS OF COMPANY

3.1Exclusive Arrangement. Company agrees that, during the Term, Manager and its subcontractors shall be the sole and exclusive provider of Management Services for and to Company or

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

any of its Company owned Affiliates. Notwithstanding the foregoing, Company retains the right to obtain any services, systems, equipment or other items within or outside the scope of Management Services, upon the determination by the Board that such added services may be necessary to comply with Applicable Laws or lawful obligations, or to comply with accreditation standards or the requirements of government program participation, or to fulfill the fiduciary obligations of the Board.

3.2Cooperation with Manager. Company will cooperate with Manager in the provision of Management Services to Company. Company shall provide Manager with all authorizations and documentation concerning Company operations reasonably necessary for Manager to fulfill its obligations under this Agreement.

3.3Right to Inspection. Company agrees that Manager shall have the right at all reasonable times to enter any Company Facility as may be necessary and advisable in order for Manager to provide the Management Services pursuant to this Agreement.

3.4Medical and Clinical Staff; Medical and Professional Matters. The Medical Staff shall be organized and reasonably function according to its bylaws and the laws and regulations of the State of Texas as they may be amended from time to time. Company shall retain authority for approval of the bylaws of the Medical Staff. All matters requiring professional medical judgments including, without limitation, the evaluation of clinical competence, the supervision of clinical performance, the provision of clinical training and the control of the composition, qualifications and responsibilities of the Medical Staff, shall remain the responsibility of Company, the Medical Staff and allied health professionals. Manager shall have no responsibility whatsoever for such medical judgments. Company and Medical Staff shall retain such roles and responsibilities as are necessary to meet the accreditation requirements of any accrediting body which has accredited the activities of Company, and shall bear any responsibility for or any control over the clinical decisions, patient care, quality outcomes, infection control, or any other clinical or quality matter at Company.

ARTICLE 4

COMPENSATION AND PAYMENT OF OPERATING EXPENSES

4.1Management Fee. In consideration for due performance by Manager of the Management Services to be provided by Manager to Company, Company shall pay a fee to Manager (the “Management Fee”) equal to the sum of, for each fiscal year: [*]. The Parties acknowledge that the Management Fee is consistent with and reflects the fair market value of the Management Services agreed upon through arms’ length negotiations. The Parties agree that no consideration or anything else of value given or received under this Agreement is or will be paid for or related to the volume or value of any patient referrals (direct or indirect) or other business to or from Company, Manager or any of their respective Affiliates.

For the avoidance of doubt, the Management Fee includes and covers the Management Services listed in Exhibit B as “Included in the Management Fee,” but excludes (a) the provision of Personnel described in Section 2.1(h), (b) the cost of Manager Personnel allocated to Company (including as provided in Section 4.2), and (c) any costs and expenses not listed in Exhibit B as being “Included in the Management Fee,” and these excluded items shall be separately paid for or reimbursed by Company.

4.2Manager Personnel Reimbursement In addition to the Management Fee, Company shall, for Personnel engaged and/or employed by Manager (collectively, “Manager Personnel”) solely to perform services for Company, pay to Manager an amount equal to the sum of (a) the salary or wages of the Manager Personnel as set forth in an approved Operating Annual Budget, provided that the total

14

compensation paid to each of the Manager Personnel is within the range of Reasonable Compensation; plus (b) twenty-five percent (25%) of such salary or hourly wage to reimburse Manager for applicable direct and indirect employee benefit costs related to Manager Personnel including, without limitation any premiums paid for health insurance, any contributions to retirement accounts, any cash payments owed to employees upon termination of employment for accrued, unused vacation and administrative support costs including, but not limited to, human resources, payroll, legal, insurance and similar costs; plus (c) the actual costs Manager incurs to provide all statutory benefits for which the Manager Personnel are eligible as of the date hereof (including, without limitation, payroll taxes, any unemployment insurance or workers’ compensation insurance, ), as well as all reasonable costs and expenses related to its provision of Manager Personnel, (collectively, the “Manager Personnel Reimbursement”). Such amounts shall be included in the Operating Annual Budget to the extent reasonably possible. As part of the Operating Annual Budget process Manager shall provide the Board an estimate of the general composition of Manager Personnel (can be done by number of full-time equivalents that will provide given category of services rather than by the name of assigned individuals) and an estimate of the Manager Personnel Reimbursement amount.

4.3Company Expense Reimbursement. Company shall reimburse Manager for the actual and reasonable costs incurred by Manager in providing Management Services not included in the Management Fee, which amounts shall be described generally and forecasted in the applicable Operating Annual Budget (collectively, the “Company Expense Reimbursement”  and, together with Manager Personnel Reimbursement and Company Expense Reimbursement, “Expense Reimbursement”).

4.4Method of Payment and Calculation. Company shall pay to Manager the Management Fee and Expense Reimbursement no later than the fifteenth (15th) business day of the month after the month in which the Management Services were provided. Upon execution of this Agreement, Company shall take all necessary steps to initiate and authorize payment of the Management Fee and Expense Reimbursement through automatic withdrawal from Company’s account, and wire transfer each monthly installment to Manager’s account. All calculations under this Article 4 shall be made on an accrual basis of accounting in accordance with GAAP.

4.5Expense Reporting and Audit Rights. Manager shall provide such supporting documentation and receipts as reasonably requested by Company or THR from time to time evidencing the calculation of the Expense Reimbursement, and Company or THR shall have a right during normal business hours to audit, examine and make copies of or extracts from the books of account of Manager and/or any Affiliate of Manager or other Person for which Manager is seeking or has received reimbursement from Company; provided,  however, that Manager may require, as a condition to such audit, examination and copying, that Company or THR execute and deliver a form of confidentiality agreement pertaining to such activity in favor of Manager and requiring that Company or THR, and its consultants and advisors, use the information so received solely for the purposes of verifying the accuracy and amounts of Expense Reimbursements and for no other purpose whatsoever. Such inspection right may be exercised through any agent or employee of Company or THR designated by it or by an independent certified public accountant. Company or THR shall bear all expenses incurred in any examination made by or for it pursuant to this Section 4.5.

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

ARTICLE 5

TERM OF AGREEMENT

5.1Term. This Agreement shall be effective for a period of [*] years from the Effective Date (the “Initial Term”), and [*] (each a “Renewal Term” and, together with the Initial Term, the “Term”) unless either Party provides a written notice to the other Party, no less than one hundred eighty (180) days prior to the expiration of the then-current Term.

5.2Termination by Company. If Manager fails substantially to perform any of its material obligations under this Agreement (a “Default”), Company shall give Manager a “Notice of Default.” The Notice of Default shall be in writing and set forth the nature of the alleged Default. Any Notice of Default from Company must be approved or authorized by the Board. Manager shall have sixty (60) days to cure the Default, or such longer period as is reasonably necessary to cure such Default if it is not curable within sixty (60) days, but in no event longer than one hundred eighty (180) days (such applicable period, the “Cure Period”). If, due to the nature of the Default, Manager is not reasonably capable, in the reasonable opinion of Company, of curing the Default within the Cure Period, Company shall have the right to submit the matter to an independent third-party consultant with expertise in the field of the material obligation in question, the identity of such consultant to be mutually agreed upon by the Parties in good faith. If the consultant is unable to resolve or propose a resolution for curing the Default within a reasonable period of time (in no event less than the Cure Period), then Company may choose to terminate Manager’s status as manager of Company under this Agreement, and Company shall seek, in accordance with the terms of the Operating Agreement, a new entity to function as manager. Any dispute regarding whether or not a Default has occurred on the part of Manager or whether such Default is curable within the Cure Period shall be submitted promptly to the consultant dispute resolution process described in this Section 5.2.

5.3Termination of Manager. Company may terminate this Agreement immediately upon the occurrence of any of the following: (a) if at any time neither Adeptus nor an Affiliate of Adeptus is a Member of Company as a result of the exercise of the THR Purchase Option (as defined in the Operating Agreement) under the Operating Agreement, (b) any Change of Control with respect to Manager in which the acquiring Person is a THR Competitor; (c) the occurrence of any Disqualifying Event with respect to Manager; or (d) in accordance with Section 9.8.

5.4Termination by Manager. Manager may terminate this Agreement immediately upon the occurrence of any of the following: (a) THR, in its capacity as a Member, or the THR-appointed members of the Board, take or approve any action or fail to take or approve any action that causes Company to be in material breach of this Agreement and such material breach is not cured to the reasonable satisfaction of Manager within (i) sixty (60) days after written notice of such material breach is provided to Company, or (ii) if the material breach is of a nature that cannot be cured within such sixty (60) day period, one hundred eighty (180) days after written notice of such material breach is provided to Company, provided that THR, in its capacity as a Member, and the members of the Board appointed by THR, have and continue to diligently work in good faith during such extended cure period to cure such material breach; (b) the occurrence of any Disqualifying Event with respect to Company, (c) the failure of Company to pay Manager the Management Fee in accordance with Article IV, or (d) in accordance with Section 9.8.

5.5Effect of Termination or Expiration. Upon any termination or expiration without renewal of this Agreement for any reason, the following shall apply:

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5.5(a)         Transition of Employees. Manager acknowledges and agrees that, upon any termination or expiration without renewal of this Agreement for any reason, if the Manager or an Affiliate thereof is no longer a Member of Company, (i) Company shall have the right, but not the obligation, to offer employment to, or otherwise contract with, any and all Manager Personnel dedicated exclusively or primarily to Company and/or the operation of the Company Facilities; (ii) any such offer of employment or subsequent employment of or contracting with such Manager Personnel shall not violate or be deemed to violate any non-solicitation or other restriction relating to the employment of or contracting with such Manager Personnel set forth in the Operating Agreement, or agreements Manager may have with any Manager Personnel; and (iii) Manager shall not, without the prior written consent of Company, directly or indirectly (including without limitation through any Affiliate of Manager or any other Person) encourage, induce, attempt to induce, solicit or attempt to solicit any Personnel employed by or contracting with Company to leave his or her employment, consulting or independent contractor relationship with Company or any Company Affiliate. In any such instances, Manager shall cooperate in good faith with Company to effectuate the transfer of employment and/or contracting arrangements with such Manager Personnel to Company, and shall not, directly or indirectly, impose any restrictions on such Manager Personnel that would preclude or otherwise inhibit such Personnel from accepting employment or other contracting arrangement with Company. Nothing in this Section 5.5(a) shall require Manager to terminate any Manager Personnel or require such Personnel to accept such employment or other contracting arrangement with Company.

5.5(b)         Return of Company Assets. Upon the expiration without renewal or termination of this Agreement, Manager shall immediately return to Company any and all assets or property of Company then in possession of Manager (“Company Assets”); provided,  however, that in the event that Manager provides Transition Services (as defined below) pursuant to Section 5.5(c) below, Manager shall not be required to return to Company any such Company Assets that are necessary for the provision of Transition Services until the end of the Transition Period (as defined below), at which time Manager shall immediately return to Company any and all remaining Company Assets of Company then held or retained by Manager.

5.5(c)         Transition Services. Upon any expiration without renewal or termination of this Agreement for any reason, Manager shall, upon Company’s request, for a period not to exceed one (1) year following the effective date of expiration without renewal or termination of this Agreement (the “Transition Period”), continue to provide some or all such Management Services as requested by Company from time to time (the “Transition Services”), substantially upon the terms and subject to the conditions set forth in this Agreement subject to such fair and equitable modifications as to which the Parties may agree. Notwithstanding the foregoing or any other provision of this Agreement, during the Transition Period, Company shall pay to Manager an amount equal to the fair market value of the Transition Services rendered by Manager, with fair market value for this purpose determined by reference to arms’-length arrangements between comparable health care service businesses and comparable healthcare service business management companies in the relevant market or comparable markets, but in no event shall such services be provided for an amount that is less than Manager’s reasonable costs in providing such services.

5.5(d)         The provisions of this Section 5.5 shall survive the expiration or termination of this Agreement.

5.6Notice of Termination to Manager’s Lender. Notwithstanding anything to the contrary set forth in this Agreement, no termination by Company shall be effective unless Company provides the administrative agent (or lead credit provider) under the Manager Credit Agreement with (i) prior notice of such termination and (ii) a period of 90 days from such notice to transfer the full rights and obligations of the Manager hereunder to a replacement manager (a “Transferee Manager”) in connection with an

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exercise of remedies under the Manager Credit Agreement and related agreements. The Transferee Manager shall have a reasonable period of time to cure all breaches of this Agreement in effect immediately prior to such transfer and any such breaches that cannot be cured shall be waived by Company. The Transferee Manager shall require the approval of THR, such approval not to be unreasonably withheld.

ARTICLE 6

INSURANCE AND INDEMNIFICATION

6.1Company Insurance Coverage. Company shall maintain, throughout the Term, the minimum insurance coverages required under the terms of the Operating Agreement. All premiums or other costs shall be subject to Expense Reimbursement.

6.2Additional Insureds. Manager (and its Affiliates) shall be named as additional insureds, with respect to services under this Agreement, under the Company’s comprehensive general, professional, directors’ and officers’, employment practice and umbrella/excess liability policies. Their rights to invoke the protection of such policies shall be severable from and independent of Company’s rights, and these policies shall not be terminable or non-renewable except upon thirty (30) days prior written notice to Manager. If such coverage is written on a claims-made form, following termination or of this Agreement, Company (a) shall continue such coverage to survive with Manager and its Affiliates as an additional insured for the period of the applicable statute of limitations; or (b) shall provide an extended reporting endorsement (tail coverage) covering Manager and its Affiliates for claims arising during the Term, but not reported until after the termination or of this Agreement. Should Company change insurance companies during the Term, Company shall maintain coverage which includes claims incurred but not reported under the prior coverage (prior acts coverage). No later than thirty (30) days following the execution of this Agreement, and thirty (30) days following the end of each policy year, Company shall provide Manager a copy of the endorsements naming Manager and its Affiliates as additional insureds. It is the intention of the Parties that such insurance shall protect Company, Manager and Manager’s Affiliates and will be the primary insurance for such Parties for any and all losses covered thereby, notwithstanding any insurance which may be maintained by Manager or its Affiliates, covering any such loss. Company hereby waives any right of contribution with respect to a loss covered under such policies (or their deductibles) against Manager or its insurance carriers.

6.3Indemnification by Company. Company shall defend, indemnify, save and hold harmless Manager, its shareholders, members, directors, officers, employees, (including, without limitation, the Personnel) agents and direct or indirect parents or subsidiary entities (“Manager Indemnified Party”) from and against any and all judgments, losses, claims, damages, liabilities, fines, penalties, costs and expenses (including reasonable attorneys’ fees and expenses paid or incurred) (“Losses”), joint or several, which may be asserted against any Manager Indemnified Party arising out of (a) any breach by Company of any covenant or any representation or warranty in this Agreement, but excluding any breach caused by any act or omission of Manager, Personnel, Adeptus acting in its capacity as a Member or the members of the Board appointed by Adeptus, (b) the negligent, reckless or intentionally wrongful acts or omissions of Company or its Affiliates, but excluding any negligent, reckless or intentional acts or omissions of Company caused by an act or omission of Manager, Adeptus in its capacity as a Member or the members of the Board appointed by Adeptus, or (c) Manager’s acts or omissions in the performance of its duties under this Agreement, where such acts or omissions have been directed or specifically and knowingly approved by the Board, but excluding any Claims arising from the grossly negligent, reckless or intentionally wrongful acts or omissions of Manager (“Manager Claim”).

6.4Indemnification by Manager. Manager shall defend, indemnify, save and hold harmless Company, THR and their members, directors, officers, employees, agents, direct or indirect parents or subsidiary entities (each, as applicable, a “Company Indemnified Party”) from and against any and all

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Losses, joint or several, which may be asserted against any Company Indemnified Party arising out of (a) any breach by Manager or any of its Affiliates of any covenant or any representation or warranty in this Agreement, or (b) grossly negligent, reckless or intentionally wrongful acts or omissions of Manager or any of its Affiliates; but in each case excluding any Losses arising from and to the extent of the negligent, grossly negligent, reckless or intentionally wrongful acts or omissions of a Company Indemnified Party.

6.5Limitation of Liability. Neither Party, their employees, agents, representatives and/or affiliates shall have any liability to the other Party for any indirect, consequential, incidental, exemplary, special or punitive damages or costs including, without limitation, lost profits, loss of good will or loss of Company’s tax-exempt status or financing, even if such Party has been advised, knew or should have known, of the possibility thereof. Notwithstanding the foregoing, the Parties confirm that Manager has the right to seek and recover any and all actual damages as may be recoverable under law or equity in the event of an improper termination of the Agreement or other improper action by Company, including, as applicable, loss of future payments of the Management Fee or any portion thereof. The cumulative liability of Manager, its employees, agents, representatives and/or affiliates to Company for any and all claims, regardless of the form of action arising out of or relating in any way to this Agreement, shall not exceed the total fees paid under Section 4.1 by Company to Manager during the twelve (12) month period immediately prior to the date any such claim was filed.

ARTICLE 7

REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1Each Party Representations and Warranties. Each Party represents and warrants with respect to themselves, and to the other party, on and as of the Effective Date as follows:

7.1(a)    Such party hereby represents and warrants that it or to its knowledge any member, employee, officer, director, manager, contractor, owner or Affiliate, neither has been (i) convicted of any offense related to health care or related to the provision of services paid for by Medicare, Medicaid or another federal health care program, nor (ii) excluded from participation in Medicare or Medicaid or any other federal or state health care program.

7.1(b)    Such party is not a party to or bound by any agreement, arrangement, covenant, obligation or restriction (i) that would be violated or breached by its execution and delivery, of or its performance of, any of its respective obligations under this Agreement or by the consummation of the transactions, matters and relationships contemplated hereby, or (ii) that requires the consent of any third party (governmental or other) to enter into or perform any of its obligations under this Agreement.

7.1(c)    The execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered and is a legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar law, relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether or not the issue of enforceability is decided by a court of law or in equity).

7.1(d)    There is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation pending, or to such party’s knowledge, threatened against such party that, individually or in the aggregate, would impair or delay the ability of such party to enter into this Agreement and to perform its obligations hereunder.

7.2Compliance with Law. Each party shall, at all times, comply in all material respects with:

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7.2(a)    all Company Policies and Procedures, including health information privacy policies and procedures (the “Privacy and Security Policies”), in each case as in effect from time to time;

7.2(b)    the disclosure requirements and self-referral prohibitions of the Federal Ethics in Patient Referrals Act, 42 U.S.C. §1395nn (the “Stark Law”), codified at 42 C.F.R., Part 411, Subpart J, and any applicable state self-referral laws;

7.2(c)    the anti-fraud and abuse statute, 42 U.S.C. §1320a-7b(b) (the “Anti-Kickback Statute” or “Fraud and Abuse Statute”) and any applicable state anti-kickback laws;

7.2(d)    the privacy and security requirements set forth in HIPAA, codified at 45 C.F.R. Parts 160 and 164 (the “Privacy and Security Standards”) and any applicable state patient privacy laws; and

7.2(e)    any other Applicable Laws.

Without limiting the foregoing, Manager acknowledges that this Agreement requires Manager to have access to or to collect or create individually identifiable health information (“PHI”) regarding patients at the Company Facilities in order to carry out the Management Services hereunder on behalf of Company, and that Manager’s use and disclosure of such PHI shall be subject to the terms and conditions of the Business Associate Agreement. Notwithstanding the delegation of specific duties to Manager hereunder, Company shall, in accordance with federal and state laws and guidelines, retain ultimate authority over the standards of, and procedures and practices for, the services provided by the Company Facilities.

7.3Notifications. Manager recognizes and acknowledges the importance of adequate communication and notifications to Company regarding the Management Services provided hereunder. Manager agrees that it will, in a prompt and timely fashion, bring to Company’s attention, in writing, any complaint, claim or dispute or allegation of breach it may have against Company or the Company Facilities, their agents, representatives, employees or contractors concerning the Management Services or subject matter of this Agreement.

ARTICLE 8

CONFIDENTIAL INFORMATION AND ACCESS TO FACILITIES

8.1Manager Confidential Information. Unless specifically authorized in writing by Manager, Company shall, and shall cause its Agents and Affiliates to keep confidential and not disclose or make any use of, any Manager Confidential Information, except as and to the extent required to enable Company to perform its obligations hereunder, to conduct the Business, or as may otherwise be required by law. At the effective date of termination of this Agreement (or if later, the expiration date of Manager providing services), Company shall return to Manager all Manager Confidential Information in the possession of Company or any of Company’s Agents or Affiliates, including any and all copies, summaries and compilations thereof, and whether in electronic or hard copy form. An executive officer of Company must also certify in writing to Manager that Company has returned (or if permitted by Manager with respect to all or any part of such Manager Confidential Information, destroyed) all Manager Confidential Information in its possession or in the possession of any of its Agents or Affiliates. Notwithstanding the foregoing, subject to ongoing confidentiality obligations, Company may retain such records and information as is required by law, for routine electronic backup or archival, or to ensure patient care and safety. All medical records shall remain property of Company.

8.2Company Confidential Information. Unless specifically authorized in writing by Company, Manager shall, and shall cause its Agents and Affiliates to keep confidential and not disclose or make any use of, any Company Confidential Information, except as and to the extent required to enable

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Manager to perform its obligations under this Agreement (or if later, the expiration date of Manager providing services), or as may otherwise be required by Applicable Laws. At the termination of this Agreement, Manager shall return to Company all Company Confidential Information in the possession of Manager or any of Manager’s Agents or Affiliates, including any and all copies, summaries and compilations thereof, and whether in electronic or hard copy form. An executive officer of Manager must also certify in writing to Company that Manager has returned (or if permitted by Company with respect to all or any part of such Company Confidential Information, destroyed) all Company Confidential Information in its possession or in the possession of any of its Agents or Affiliates. Notwithstanding the foregoing, subject to ongoing confidentiality obligations, Manager may retain a copy of any records which by law it must retain or for routine electronic backup or archival.

8.3Government Access to Books and Records. Insofar as 42 U.S.C.  Section 1395x(v)(1)(I) is applicable to this Agreement, Manager will comply with the following statutory requirements governing the maintenance of documentation to verify the cost of the Management Services furnished under this Agreement:

8.3(a)    Until the expiration of four (4) years after the furnishing of the Management Services under this Agreement, Manager will make available, upon written request of the Secretary of the United States Department of Health and Human Services, or upon request of the Comptroller General of the United States, or any of their duly authorized representatives, this Agreement, and books, documents, and records of Manager that are necessary to certify the nature and extent of such costs; and

8.3(b)    If Manager carries out any of its obligations under this Agreement through a subcontract, with a value or cost of ten thousand dollars ($10,000) or more over a twelve (12) month period, with an organization related by common ownership or control, such subcontract must contain a clause to the effect that, until the expiration of four (4) years after the furnishing of the Management Services under the subcontract, the related organization must make available, upon written request of the Secretary of the United States Department of Health and Human Services, or upon request of the Comptroller General of the United States, or any of their duly authorized representatives, the subcontract, and books, documents and records of such organization that are necessary to verify the nature and extent of such costs.

8.3(c)    Nothing in this Section 8.3 will constitute the waiver of the attorney-client or any similar privilege under Applicable Laws.

ARTICLE 9

MISCELLANEOUS

9.1Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective legal representatives, successors, and permitted assigns. Neither Party may assign this Agreement nor any rights hereunder, nor may it delegate any of its duties to be performed hereunder, without the prior written consent of the other Party, other than as set forth in Section 5.6.  The Change of Control of Manager to a THR Competitor shall be deemed an assignment.

9.2Confidentiality of Agreement. The terms of this Agreement shall be maintained in confidence by both Parties except where disclosure is required by Applicable Laws or in performance hereof.

9.3Amendment. This Agreement may only be amended or modified by a written instrument executed by both Parties.

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9.4Interpretation and Headings and Exhibits. The section, subsection and any paragraph headings contained in this Agreement are for the purpose of convenience only and are not intended to define or limit or affect, and shall not be considered in connection with the interpretation or application of, any of the terms or provisions of this Agreement. Unless otherwise indicated elsewhere in this Agreement, (a) the term “or” shall not be exclusive, (b) the term “including” shall mean “including, without limitation,” and (c) the terms “hereof,” “herein” and “hereunder” and terms of similar import shall refer to this Agreement as a whole and not to any particular Section or paragraph where such term may be used. The recitals to and all Schedules and Exhibits to this Agreement are fully incorporated into and are an integral part of this Agreement as if set forth in this Agreement.

9.5Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the entire agreement between the Parties pertaining to the subject matter contained in it and supersedes all prior contemporaneous agreements, representations and understandings, whether oral or written, of the Parties with respect to such subject matter.

9.6Counterparts. This Agreement may be signed in any number of counterparts and the signature or signatures of the undersigned may be delivered by electronic mail in "portable document format" (".PDF"), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (each of which shall be deemed an original) and which shall together constitute one and the same instrument.

9.7Notices. All notices, requests, consents, approvals, demands, claims, waivers and other communications under this Agreement must be in writing. Any notice, request, consent, approval, demand, claim, waiver or other communication under this Agreement shall be deemed duly given (a) when delivered personally to the recipient; (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid); (c) one (1) business day after being sent to the recipient by electronic mail so long as the electronic mail is followed by a notice given the next business day (which notice includes a copy of the electronic mail) by one (1) of the preceding methods under (a), (b) or (c); or (d) five (5) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

To Manager:	Adeptus Health Management LLC
2941 Lake Vista Drive
Lewisville, Texas 75067
Attn: Donald Adam,
Chief Corporate Development Officer
Email: don.adam@adhc.com

With a copy to:	Adeptus Health LLC
2941 Lake Vista Drive
Lewisville, Texas 75067
Attn: Timothy Mueller, General Counsel
Email: tim.mueller@adhc.com

To Company:	FTH DFW Partners LLC
612 East Lamar Blvd., Suite 500
Arlington, Texas 76011
Attn: Krystal Mims
Email: KrystalMims@texashealth.org

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With copies to:	Texas Health Resources
612 East Lamar Blvd., Suite 900
Arlington, Texas 76011
Attn: Kenneth Kramer, General Counsel
Email: KennethKramer@texashealth.org

Any Party may change the address to which notices, requests, consents, approvals, demands, claims, waivers and other communications under this Agreement must be delivered by giving the other Party notice in the manner set forth in this Section 9.7. Such notice shall be effective on delivery, if hand delivered, or three (3) days after dispatch in all other cases. A courtesy copy of any notice required hereunder shall also be sent to each Party’s counsel at such address as may be requested, but failure to do so shall not in any way affect the rights, obligations and liabilities of the Parties hereto.

9.8Effect of Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Applicable Laws effective during the Term, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement that reasonably can be given effect apart from the invalid or unenforceable provision shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; provided that if the effect of such severance and substitution is to deprive a Party substantially of its benefits hereunder, such Party may seek to enforce its rights under Sections 5.2 and 5.3 of this Agreement. Each Party waives any and all claims or contests it has, based on Applicable Laws proposed or in effect as of the Effective Date, which would or could allow the Party to challenge the existence, validity or enforceability of this Agreement.

9.9Governing Law and Venue. The Parties agree that this Agreement shall be construed and enforced in accordance with the laws of the State of Texas without regard to principles of conflicts of laws thereof, and Tarrant County and the State of Texas shall be the venue for any litigation, mediation, or other proceeding as between the parties that may be brought, or arise out of, in connection with or by reason of this Agreement. The provisions of this Section shall survive the expiration or other termination of this Agreement.

9.10Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES HERETO BE TRIED BY A JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGH TO DEMAND TRIAL BY JURY.

9.11No Obligation to Make Referrals. The Parties acknowledge and agree that none of the benefits granted the Parties under this Agreement is conditioned on any requirement or expectation that the Parties make referrals to, be in a position to make or influence referrals to, or otherwise generate business for the other Party or for THR. The Parties further acknowledge that neither Party nor THR is

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restricted from referring any service to, or otherwise generating any business for, any other entity of its choosing.

9.12Equitable Relief. Each Party acknowledges and agrees that the remedies at law of the other Parties for any breach of Section 8.1 and 8.2 regarding Confidentiality would be inadequate and agrees that in addition to any remedy at law which it may have, the other Party may be granted temporary, preliminary and permanent injunctive relief in any proceeding which may be brought to enforce such provisions, without the necessity of posting a bond as security or proof of actual damage. Each Party further acknowledges and agrees that any proceeding brought pursuant to this Section 9.12 may be adjudicated in a court of competent jurisdiction located in the County of Tarrant, Texas and that such court shall have all the necessary authority to issue the injunctive relief described in this Agreement.

9.13Relationship of the Parties. Except as otherwise expressly set forth in this Agreement, for purposes of this Agreement it is acknowledged and agreed that Company and Manager are at all times acting and performing hereunder as independent contractors. Each Party shall be solely responsible for compliance with all Applicable Laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, Agents and servants.

9.14Non-Assumption of Liabilities. Unless otherwise provided for under the terms of this Agreement, all debts and liabilities to third parties, whether existing or future, shall be the debts and liabilities of Company.

9.15Survival. Notwithstanding anything to the contrary contained in this Agreement, the following provisions of this Agreement shall survive and remain in full force and effect following the expiration or the termination, for any reason, of this Agreement: (a) the respective rights and remedies of each Party that may be enforced following a termination of this Agreement pursuant to the applicable provisions of Article 5;  and (b) Article 8.

9.16Additional Documents and Acts. Each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be reasonably requested by any other Party in order to better evidence effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

9.17Dispute Resolution. In the event of a dispute under this Agreement, such dispute shall be resolved in accordance with the procedures set forth in Section 11.10 of the Operating Agreement.

9.18Attorneys’ Fees. In any action at law or equity to enforce any of the provisions or rights under this Agreement, the substantially unsuccessful Party, if any, to such litigation, as determined by the court in a final judgment or decree, shall pay the substantially successful Party all costs, expenses and reasonable attorneys’ fees incurred therein by such Party (including, without limitation, such costs, expenses and fees on any appeals), and if such successful party shall recover judgment in any such proceeding, such costs, expenses and attorneys’ fees shall be included in and as part of such award or judgment.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the Parties or their duly authorized representatives have executed and delivered this Agreement on and as of the Effective Date.

COMPANY

FTH DFW Partners LLC

By:	/s/ Graham Cherrington
Name: Graham Cherrington
Title: President and Chief Operating Officer

MANAGER

Adeptus Health Management LLC

By:	/s/ Graham Cherrington
Name: Graham Cherrington
Title: President and Chief Operating Officer

Signature Page to Management Services Agreement

Exhibit A

Services Agreement for Emergency Department Coverage

See Attached.

Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Exhibit B

MANAGEMENT SERVICES DETAIL

See attached.

[*]

2

Exhibit C

BUSINESS ASSOCIATE AGREEMENT

This Business Associate Agreement (“Agreement”) is by and between FTH DFW Partners LLC, a Texas limited liability company, a Texas non-profit corporation (“Covered Entity”); and Adeptus Health Management LLC, a Texas limited liability company (“Business Associate”).

RECITALS

WHEREAS, Covered Entity has a Services Agreement with Business Associate which is effective May 10, 2016 (the “Underlying Agreement”) by which it has engaged Business Associate to perform services or provide goods, or both;

WHEREAS, Covered Entity possesses Protected Health Information that is protected under HIPAA and the HIPAA Regulations and state law including the Texas Medical Records Privacy Act (MRPA), and is permitted to manage such information only in accordance with HIPAA and the HIPAA Regulations and MRPA;

WHEREAS, Business Associate may receive such information from Covered Entity, or create, receive, maintain or transmit such information on behalf of Covered Entity, in order to perform certain of the services or provide certain of the goods, or both;

WHEREAS, the parties desire to comply with health information privacy and security protections subsequent to the enactment of the Health Information Technology for Clinical and Economic Health Act, Subtitle D of the American Recovery and Reinvestment Act of 2009 which has established new requirements for compliance with HIPAA. In particular, the requirements provide that: (1) Covered Entity give affected individuals notice of security breaches affecting their PHI and Business Associate give notice to Covered Entity pursuant to the provisions below (“Breach Notification Requirements”); (2) Business Associate comply with the HIPAA security regulations (“BA Security Compliance”); and (3) additional and/or revised provisions be included in Business Associate Agreement;

WHEREAS, Under HIPAA and HITECH, Covered Entity is required to enter into protective agreements, generally known as “business associate agreements,” with certain downstream entities that will be entrusted with HIPAA-protected health information, including health information organizations or other persons that provide data transmission services with respect to HIPAA-protected health information and that require access on a routine basis;

WHEREAS, Health information is further protected by state law, including the Texas Medical Records Privacy Act; and

WHEREAS, Covered Entity wishes to ensure that Business Associate will appropriately safeguard Protected Health Information.

NOW THEREFORE, Covered Entity and Business Associate agree as follows:

1.Definitions. The parties agree that the following terms, when used in this Agreement, shall have the following meanings, provided that the terms set forth below shall be deemed to be modified to reflect any changes made to such terms from time to time as defined in HIPAA and the HIPAA Regulations. All capitalized terms used in this Agreement but not defined below shall have the meaning assigned to them under the HIPAA Regulations.

a.“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191.

b.“HIPAA Regulations” means the regulations promulgated under HIPAA by the United States Department of Health and Human Services, including, but not limited to, 45 C.F.R. Part 160 and 45 C.F.R. Part 164 subparts A and E (the “Privacy Rule”) and the Security Standards as they may be amended from time to time, 45 C.F.R. Parts 160, 162 and 164, Subpart C (the “Security Rule”).

c.“HITECH Act” means the provisions of Division A, Title XIII of the American Recovery and Reinvestment Act of 2009 (“ARRA”), known as The Health Information Technology for Economic and Clinical Health, Act 42 U.S.C. §3000 et. seq., and implementing regulations and guidance.

d.“MRPA” means Texas Medical Records Privacy Act, as codified in Section 181 et seq. of the Texas Health and Safety Code and as implemented through regulations including the Standards Relating to the Electronic Exchange of Health Information, codified at Title 1, Section 390.1 et seq. of the Texas Administrative Code.

e.“Business Associate” means, with respect to a Covered Entity, a person who:

1)on behalf of such Covered Entity or of an Organized Health Care Arrangement (as defined under the HIPAA Regulations) in which the Covered Entity participates, but other than in the capacity of a member of the workplace of such Covered Entity or arrangement, creates, receives, maintains, or transmits PHI for a function or activity regulated by HIPAA, implementing Regulations or MRPA including claims processing or administration, data analysis, processing or administration, utilization review, quality assurance, patient safety activities listed at 42 CFR 3.20, billing, benefit management, practice management, and repricing; or

2)provides, other than in the capacity of a member of the workforce of such Covered Entity, legal, actuarial, accounting, consulting, Data Aggregation, management, administrative, accreditation, or financial services to or for such Covered Entity, or to or for an Organized Health Care Arrangement in which the Covered Entity participates, where the provision of the service involves the disclosure of PHI from such Covered Entity or arrangement, or from another Business Associate of such Covered Entity or arrangement, to the person.

f.“Individually Identifiable Health Information” means information that is a subset of health information, including demographic information collected from an individual, and;

1)is created or received by a health care provider, health plan, employer, or health care clearinghouse; and

2)relates to past, present, or future physical or mental health or condition of an individual; the provision of health care to an individual; or the past, present, or future payment for the provision of health care to an individual; and

a)         that identifies the individual; or

b)         with  respect  to  which  there  is  a  reasonable  basis  to  believe  the information can be used to identify the individual.

g.“Protected Health Information” or “PHI” means Individually Identifiable Health Information that is transmitted by electronic media; maintained in any medium described in the definition of the term electronic media in the HIPAA Regulations; or transmitted or maintained in any other form or medium. Protected Health Information excludes Individually Identifiable Health Information in educational records covered by the Family Educational Right and Privacy Act, as amended, 20 U.S.C. § 1232g; records described at 20 U.S.C. § 1232g(a)(4)(B)(iv); and employment records held by a Covered Entity in its role as employer and regarding a person who has been deceased more than 50 years.

h.“Data Aggregation” means, with respect to PHI created or received by Business Associate in its capacity as the Business Associate of Covered Entity, the combining of such PHI by Business Associate with the PHI received by Business Associate in its capacity as a business associate of another covered entity, to permit data analyses that relate to the health care operations of the respective covered entities.

i.“Security Incident” means the attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with systems operations in an information system, but does not include minor incidents that occur on a daily basis, such as scans, “pings”, or unsuccessful random attempts to penetrate computer networks or servers maintained by Business Associate.

j.“Unsecured PHI” means PHI that is not rendered unusable, unreadable, or indecipherable to unauthorized individuals through the use of a technology or methodology specified in the guidance issued under Section 13402(h)(2) of the HITECH Act on the HHS web site.

k.“Breach” shall have the meaning given such term under 45 C.F.R. § 164.402 as such regulation is revised from time to time.

2.           Permitted Uses and Disclosures.

a.Performance of Services. Except as otherwise permitted by this Agreement, Business Associate may create, receive, maintain or transmit PHI on behalf of, Covered Entity only in connection with the performance of the services contracted for in the Underlying Agreement or as Required by Law (as that term is defined by 45 CFR § 164.103).

b.Proper Management and Administration. Business Associate may use PHI received by Business Associate in its capacity as Covered Entity’s Business Associate, for the proper management and administration of Business Associate in connection with the performance of services in the Underlying Agreement, as permitted by this Agreement or as Required by Law (as that term is defined by 45 CFR § 164.103), and to carry out the legal responsibilities of Business Associate. Business Associate may disclose Covered Entity’s PHI for such proper management and administration of Business Associate and to carry out the legal responsibilities of Business Associate. Any such disclosure of PHI shall only be made if a Business Associate obtains reasonable assurances from the person to whom the PHI is disclosed that: (1) the PHI will be held confidentially and used or further disclosed only as required by law or for the purpose for which it was disclosed to the person, and (2) Business Associate will be notified by such person of any instances of which it becomes aware in which the confidentiality of the PHI has been breached.

c.Data Aggregation. Business Associate may use and disclose PHI received by Business Associate in its capacity as Covered Entity’s Business Associate in order to provide Data Aggregation services relating to Covered Entity’s health care operations only with Covered Entity’s permission.

d.De-Identification. Business Associate may de-identify any and all PHI provided that the de-identification conforms to the requirements of 45 C.F.R. §164.514(b). De-identified information does not constitute PHI and is not subject to the terms of this Addendum.

3.           Nondisclosure.

a.As Provided in Agreement. Business Associate shall not use or further disclose Covered Entity’s PHI otherwise than as permitted or required by this Agreement or as Required by Law (as that term is defined by 45 CFR § 164.103).

b.Disclosures Required By Law. Business Associate shall not, without prior written consent of Covered Entity, disclose any PHI on the chance that such disclosure is required by law without notifying, to the extent legally permitted, Covered Entity so that the Covered Entity shall have an opportunity to object to the disclosure and to seek appropriate relief. If Covered Entity objects to such a disclosure, Business Associate, shall, to the extent permissible by law, refrain from disclosing the PHI until Covered Entity has exhausted all alternatives for relief. Business Associate shall take steps consistent with the HIPAA Regulations to obtain reasonable assurances from persons receiving PHI in accordance with Section 2(b) that such persons will provide Covered Entity with similar notice and opportunity to object before disclosing PHI when a disclosure is required by law.

c.Additional Restrictions.  If Covered Entity provides timely advanced notice to Business Associate that Covered Entity has agreed to be bound by additional restrictions on the uses or disclosures of Covered Entity’s PHI pursuant to HIPAA or the HIPAA Regulations, Business Associate shall be bound by such additional restrictions and shall not disclose Covered Entity’s PHI in violation of such additional restrictions to the extent possible consistent with Business Associate’s obligations set forth in the Underlying Agreement.

d.Remuneration. Business Associate shall not directly or indirectly receive remuneration in exchange for disclosing PHI received from or on behalf of Covered Entity except as permitted by HITECH Act § 13405, the MRPA, and any implementing regulations that may be promulgated or revised from time to time.

e.Business Associate shall not use or disclose PHI in a manner that would violate Subpart E of 45 C.F.R. part 164, or MRPA, if done by the Covered Entity itself except as authorized under the section of this Agreement entitled “Permitted Uses and Disclosures”.

4.LIMITED DATA SETS. COVERED ENTITY AND BUSINESS ASSOCIATE AGREE TO LIMIT, TO THE EXTENT PRACTICAL AND EXCEPT AS PERMITTED BY 45 C.F.R. § 164.502(B)(2), ITS USES, DISCLOSURES AND REQUESTS OF PHI UNDER THIS AGREEMENT TO A LIMITED DATA SET (AS DEFINED IN 45 C.F.R. § 164.514(E)(2)) OR, IF NEEDED BY COVERED ENTITY OR BUSINESS ASSOCIATE, TO THE MINIMUM NECESSARY PHI TO ACCOMPLISH THE INTENDED PURPOSE OF SUCH USE, DISCLOSURE OR REQUEST. THIS PROVISION WILL CEASE TO APPLY ON THE

EFFECTIVE DATE OF GUIDANCE ISSUED BY THE SECRETARY OF HHS IN ACCORDANCE WITH HITECH ACT § 13405(B)(1)(C).

5.           Additional Business Associate Obligations.

a.Safeguards.  Use appropriate safeguards and comply with Subpart C of 45 C.F.R. 164 with respect to electronic PHI to prevent use or disclosure of the PHI other than as provided for by this Agreement.

b.To the extent the Business Associate is to carry out one or more of Covered Entity‘s obligation(s) under Subpart E of 45 C.F.R. 164 (Privacy Rule) Business Associate shall comply with the requirements of Subpart E that apply to the Covered Entity in the performance of the obligations.

c.Business Associate’s Agents and Subcontractors.

1)Business Associate shall not disclose PHI to any agent or subcontractor of Business Associate except in a manner consistent with the HIPAA Regulations.

2)Business Associate shall ensure that any agents and subcontractors to whom it provides PHI agree to create, receive, maintain or transmit PHI on behalf of the Business Associate under no less protective restrictions than those that apply to Business Associate. Such agreement between Business Associate and subcontractor or agent must be in writing and must comply with the terms of this Agreement and the requirements outlined at 45 C.F.R. §164.504(e)(2); 45 C.F.R. §164.502(e)(1)(ii); 45 C.F.R. §164.314; and 45 C.F.R. §164.308(b)(2). Additionally, Business Associate shall ensure agents or subcontractors agree to implement reasonable and appropriate safeguards to protect PHI.

3)If Business Associate knows of a pattern of activity or practice of its subcontractor or agent that constitutes a material breach or violation of the agent or subcontractor’s obligation under the contract or other arrangement, the Business Associate must take steps to cure the breach and end the violation and if such steps are not successful, must terminate the contract or arrangement if feasible. If it is not feasible to terminate the contract, Business Associate must promptly notify the Covered Entity.

4)Business Associate shall be fully responsible for any acts, failures or omissions of the agent and subcontractor in providing the services as if they were the Business Associate’s own acts, failures or omissions, to the extent permitted by law.

d.Reporting. Business Associate shall, as soon as practicable but not more than twenty (20) business days after becoming aware of any Security Incident or use or disclosure of Covered Entity’s PHI in violation of this Agreement, report any such use or disclosure to Covered Entity.

e.BREACH OF UNSECURED PHI. WITH THE EXCEPTION OF LAW ENFORCEMENT DELAYS THAT SATISFY THE REQUIREMENTS UNDER 45 C.F.R. § 164.412 OR AS OTHERWISE REQUIRED BY APPLICABLE STATE LAW, BUSINESS ASSOCIATE SHALL NOTIFY COVERED ENTITY IN WRITING WITHOUT UNREASONABLE DELAY AND IN NO CASE LATER THAN SIXTY (60) CALENDAR DAYS UPON DISCOVERY OF A BREACH OF UNSECURED PHI. SUCH NOTICE MUST INCLUDE, TO THE EXTENT POSSIBLE, THE NAME OF EACH INDIVIDUAL WHOSE UNSECURED PHI HAS BEEN, OR IS REASONABLY BELIEVED BY BUSINESS

ASSOCIATE TO HAVE BEEN, ACCESSED, ACQUIRED, OR DISCLOSED DURING SUCH BREACH. BUSINESS ASSOCIATE SHALL ALSO PROVIDE, TO THE  EXTENT POSSIBLE, COVERED ENTITY WITH ANY OTHER AVAILABLE INFORMATION THAT COVERED ENTITY IS REQUIRED TO INCLUDE IN ITS NOTIFICATION TO INDIVIDUALS UNDER 45 C.F.R. § 164.404(C) AT THE TIME OF BUSINESS ASSOCIATE’S NOTIFICATION TO COVERED ENTITY OR PROMPTLY THEREAFTER AS SUCH INFORMATION BECOMES AVAILABLE. FOR PURPOSES OF THIS AGREEMENT, A BREACH OF UNSECURED PHI SHALL BE TREATED AS DISCOVERED BY BUSINESS ASSOCIATE AS OF THE FIRST DAY ON WHICH SUCH BREACH IS KNOWN TO BUSINESS ASSOCIATE (INCLUDING ANY PERSON, OTHER THAN THE INDIVIDUAL COMMITTING THE BREACH, WHO IS AN EMPLOYEE, OFFICER, OR OTHER AGENT OF BUSINESS ASSOCIATE, AS DETERMINED IN ACCORDANCE WITH THE FEDERAL COMMON LAW OF AGENCY) OR SHOULD REASONABLY HAVE BEEN KNOWN TO BUSINESS ASSOCIATE FOLLOWING THE EXERCISE OF REASONABLE DILIGENCE.

f.Mitigation. Business Associate shall have procedures in place to mitigate, to the maximum extent practicable, any deleterious effect from any Use or Disclosure (as defined by 45

C.F.R. §160.103 or on behalf of Business Associate, or its agent or subcontractor on behalf of Business Associate, of Covered Entity’s PHI in violation of this Agreement or applicable law.

g.Sanctions. Business Associate shall have and apply appropriate sanctions against any employee, subcontractor or agent who uses or discloses Covered Entity’s PHI in violation of this Agreement or applicable law.

h.United States Department of Health and Human Services. Business Associate shall make its internal practices, books and records that are not protected by applicable legal privilege or work product protection relating to the use and disclosure of PHI received from, or created or received by Business Associate on behalf of, Covered Entity available to the Secretary of the United States Department of Health and Human Services for purposes of determining Covered Entity’s compliance with HIPAA and the HIPAA regulations, provided that Business Associate shall promptly notify Covered Entity upon receipt by Business Associate of any such request for access by the Secretary of the United States Department of Health and Human Services.

i.Training. Business Associate shall provide such training in the privacy and security of PHI to its Workforce (as that term is defined by 45 C.F.R. § 160.103) as is required for Business Associate’s compliance with HIPAA, HITECH, and the MRPA.

6.           Obligation to Provide Access, Amendment and Accounting of PHI.

a.Access to PHI.  To the extent (if any) that Business Associate maintains a Designated Record Set on behalf of Covered Entity, within twenty (20) days of a written request by Covered Entity, Business Associate shall make available to Covered Entity, in the manner designated by the Covered Entity, such information as necessary to allow Covered Entity to meet its obligations under the HIPAA Regulations to provide access to, and copies of, PHI in accordance with HIPAA and the HIPAA Regulations and MRPA. In the event that any Individual requests access to PHI directly from Business Associate, Business Associate shall notify Covered Entity within five (5) business days that such request has been made.

b.Amendment of PHI.  To the extent (if any) that Business Associate maintains a Designated Record Set on behalf of Covered Entity, within twenty (20) days of a written request by Covered Entity, Business Associate shall make available to Covered Entity PHI contained in a Designated Record Set held by Business Associate as Covered Entity may require to fulfill Covered Entity’s obligations to amend PHI in accordance with HIPAA and the HIPAA Regulations. In addition, Business Associate shall, as directed by Covered Entity, incorporate any amendments to Covered Entity’s PHI into copies of such information maintained by Business Associate. In the event that any Individual requests amendment of PHI directly from Business Associate, Business Associate shall forward such request to Covered Entity within five (5) business days.

c.Accounting of Disclosures of PHI

1)Record of Disclosures. Business Associate shall maintain a record of all disclosures of PHI received from, or created or received by Business Associate on behalf of, Covered Entity, except for those disclosures identified in Section 6(c)(2) below, including the date of the disclosure, the name and, if known, the address of the recipient of the PHI, a brief description of the PHI disclosed, and the purpose of the disclosure which includes an explanation of the reason for such disclosure. Business Associate shall make this record available to Covered Entity within twenty (20) days of a written request by Covered Entity. In the event that any Individual requests an accounting of disclosures of PHI directly from Business Associate, Business Associate shall notify Covered Entity within five (5) business days that such request has been made and provide Covered Entity with record of disclosures within 20 days of Individual’s request. If request from Individual comes directly to Covered Entity and Covered Entity notifies Business Associate that it requires information from Business Associate in order to respond to Individual, Business Associate shall make available to Covered Entity such information as Covered Entity may require within twenty (20) days from the time of request by Covered Entity.

2)Certain Disclosures Need Not Be Recorded.  The following disclosures need not be recorded:

a)          disclosures to carry out Covered Entity’s treatment, payment and health care operations as defined under the HIPAA Regulations. However, under HITECH Act, because Covered Entity had acquired an electronic health record system prior to January 1, 2009, any disclosures from these records to Business Associate for the purpose of carrying out Covered Entity's treatment, payment and health care operations, requires that Business Associate record any of its disclosures of that information effective January 1, 2014, or as otherwise required by regulations;

b)          disclosures to individuals of PHI about them as provided by the HIPAA Regulations;

c)          disclosures for Covered Entity’s facility’s directory, to persons involved in the individual’s care, or for other notification purposes as provided by the HIPAA Regulations;

d)          disclosures for national security or intelligence purposes as provided by the HIPAA Regulations;

e)          disclosures to correctional institutions or law enforcement officials as provided by the HIPAA Regulations;

f)          disclosures that occurred prior to the later of (i) the effective date of this Agreement or (ii) the date that Covered Entity is required to comply with HIPAA and the HIPAA Regulations;

g)          disclosures pursuant to an individual’s authorization in accordance with HIPAA and the HIPAA Regulations; and

h)          any other disclosures excepted from the right to an accounting by the HIPAA Regulations.

7.           Responsibilities of Covered Entity.

a.           Privacy Notice. Covered Entity shall provide Business Associate with its notice of privacy practices required by 45 C.F.R. §164.520 and any subsequent material revisions to that notice.

b.           Changes.  Covered Entity, as necessary, shall notify Business Associate of:

a.           any changes in or revocation of permission by an Individual, pursuant to 45 C.F.R. §164.526, concerning the use or disclosure of PHI, if such changes or revocation affect Business Associate’s permitted or required uses and disclosures;

b.           Any special material restrictions to the use or disclosure of PHI to which Covered Entity has agreed, pursuant to 45 C.F.R. §164.522, that may impact on the use and disclosure of PHI by Business Associate; and

c.           Any amendments to PHI to which Covered Entity has agreed under 45 C.F.R. §164.526 that relate to PHI upon which Business Associate relies to perform services.

c.Authorizations. Covered Entity will obtain all consents and authorizations necessary and/or required by law for Covered Entity and Business Associate to fulfill their obligations under applicable law and this Agreement.

d.Accounting of PHI Disclosures. Covered Entity will include in individual accountings requested under the HIPAA Regulations, including without limitation, 45 C.F.R. § 164.528, any disclosures by Business Associate.

e.Meet and Confer. Upon any suspected or actual Breach, unauthorized disclosure of the PHI or breach of this Addendum, Covered Entity will meet and confer in good faith with Business Associate before notifying affected individuals, reporting to government agencies, and/or commencing any legal action.

f.Client Compliance. Covered Entity shall comply with HIPAA, the HITECH Act, and HIPAA Regulations in obtaining services from Business Associate and providing PHI to Business Associate under this Agreement. Further, Covered Entity shall not request Business Associate use or disclose PHI in a manner that violates applicable law, or would violate applicable law if done by Covered Entity.

8.           Material Breach, Enforcement and Termination.

a.           Term. This Agreement shall become effective on the effective date of the Underlying Agreement (the “Effective Date”) and shall continue unless or until the Agreement is terminated in accordance with the provisions of this Agreement, the Underlying Agreement between the parties terminates or the Business Associate has completed performance of the services in the Underlying Agreement, whichever is earlier.

b.           Termination. Either party may terminate this Agreement:

1)           immediately if the other party is named as a defendant in a criminal proceeding for a violation of HIPAA or the HIPAA Regulations;

2)           immediately if a finding or stipulation that the other party has violated any standard or requirement of HIPAA or other security or privacy laws is made in any administrative or civil proceeding in which that party has been joined; or completed performance of the services in the Underlying Agreement, whichever is earlier.

3)           pursuant to Sections 8(c) or 9(b) of this Agreement.

c.           Remedies. Upon one party's knowledge of a material breach by the other party, the non- breaching party shall either:

1)           provide an opportunity for the breaching party to cure the breach and end the violation or terminate this Agreement and the Underlying Agreement if the breaching party does not cure the breach or end the violation within thirty (30) days; or

2)           immediately terminate this Agreement and the Underlying Agreement if cure is not possible.

d.           Knowledge of Non-Compliance. Any non-compliance by a party with this Agreement will automatically be considered a breach or violation of a material term of this Agreement if the party knew or reasonably should have known of such non-compliance and failed to immediately take reasonable steps to cure the non-compliance.

e.           Injunctions. Covered Entity and Business Associate agree that any violation of the provisions of this Agreement may cause irreparable harm to the other party. Accordingly, in addition to any other remedies available to each party at law or in equity, each party shall be entitled to seek an injunction or other decree of specific performance with respect to any violation of this Agreement or explicit threat thereof, without any bond or other security being required and without the necessity of demonstrating actual damages.

f.           Indemnification. Business Associate shall indemnify, hold harmless and defend Covered Entity from and against any and all direct claims, losses, liabilities, costs and other direct expenses resulting solely from, or relating solely to, the acts or omissions of Business Associate in connection with the representations, duties, and obligations of Business Associate under this Agreement. The parties agree that such indemnification shall exclude any and all special, indirect, or consequential damages.

9.           General Provisions.

a.           State Law. Nothing in this Agreement shall be construed to require Business Associate to use or disclose PHI without written authorization from an individual who is a subject of the PHI, or written authorization from any other person, where such authorization would be required under state law for such use or disclosure.

b.           Amendment.  Covered Entity and Business Associate agree to enter into good faith negotiations to amend this Agreement to come into compliance with changes in state and federal laws and regulations relating to the privacy, security and confidentiality of PHI. Covered Entity may terminate this Agreement upon thirty (30) days written notice in the event that Business Associate does not promptly enter into an amendment that Covered Entity, in its reasonable discretion, deems sufficient to ensure that Covered Entity and Business Associate will be able to comply with such laws and regulations.

c.           No Third Party Beneficiaries. Nothing express or implied in this Agreement is intended or shall be deemed to confer upon any person other than Covered Entity, Business Associate, and their respective successors and assigns, any rights, obligations, remedies or liabilities.

d.           Ambiguities.  The parties agree that any ambiguity in this Agreement shall be resolved in favor of a meaning that complies and is consistent with applicable law protecting the privacy, security and confidentiality of PHI, including, but not limited to, MRPA, HIPAA, the HIPAA Regulations, and the HITECH Act.

e.           Primacy. To the extent that any provision of this Agreement conflict with the provisions of any other agreement or understanding between the parties, this Agreement shall control.

f.           Destruction/Return of PHI. Business Associate agrees that, pursuant to 45 C.F.R. § 164.504 (e) (2) (ii) (I), upon termination of this Agreement or the Underlying Agreement, for whatever reason,

1)           it will return or destroy all PHI, if feasible, received from or created or received by it on behalf of Covered Entity which Business Associate maintains in any form, and retain no copies of such information which for purposes of this Agreement shall mean all backup tapes. Prior to doing so, Business Associate further agrees to recover any PHI in the possession of its subcontractors or agents if feasible. An authorized representative of Business Associate shall certify in writing to Covered Entity, within thirty (30) days from the date of termination or other expiration of the Underlying Agreement, that to the extent feasible all PHI has been returned or disposed of as provided above and that Business Associate or its subcontractors or agents no longer retain any such PHI in any form.

2)           If it is not feasible for Business Associate to return or destroy said PHI, Business Associate will notify the Covered Entity in writing. The notification shall include:

a)           a statement that the Business Associate has determined that it is infeasible to return or destroy the PHI in its possession, and (ii) the specific reasons for such determination; and

b)           Business Associate shall comply with Subpart C of 45 C.F.R. Part 164 (Security Rule) and extend any and all protections, limitations and restrictions contained in this Agreement to Business Associate’s use and/or disclosure of any PHI retained after the termination of this Agreement, and to limit any further uses and/or disclosures to the purposes that make the return or destruction of the PHI infeasible.

3)           If it is infeasible for Business Associate to obtain, from a subcontractor or agent any PHI in the possession of the subcontractor or agent, Business Associate must provide a written explanation to Covered Entity and require the subcontractors and agents to agree to comply with Subpart C of 45 C.F.R. Part 164 (Security Rule) and extend any and all protections, limitations and restrictions contained in this Agreement to the subcontractors’ and/or agents’ use and/or disclosure of any PHI retained after the termination of this Agreement, and to limit any further uses and/or disclosures to the purposes that make the return or destruction of the PHI infeasible.

g.           Minimum Necessary. Business Associate will disclose to its subcontractors, agents or other third parties, and request from Covered Entity, only the minimum PHI necessary to perform or fulfill a specific function required or permitted hereunder.

h.           No Offshore Work. In performing the functions, activities or services for, or on behalf of Covered Entity, Business Associate shall not, and shall not permit any of its agents or subcontractors who receive Covered Entity’s Protected Health Information to transmit or make available any Protected Health Information to any entity or individual outside the United States without prior written consent of Covered Entity.

i.           Change in Law. Except as otherwise specified in law or this Agreement, if a change in Texas state law or Health Information Technology for Economic and Clinical Health Act or future law amending HIPAA provides for a later effective date shall apply in this Agreement to incorporate that change.

j.           Integration.  This Agreement embodies and constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments and understandings pertaining to the subject matter hereof.

k.           Governing Law. This Agreement is governed by, and shall be construed in accordance with, applicable federal law and the laws of the State of Texas without regard to choice of law principles.

l.           Notices. Any notices to be given hereunder to a Party shall be made via U.S. Mail or express courier to such Party’s address given below, and/or (other than for the delivery of fees) via facsimile to the facsimile telephone numbers listed below.

To Covered Entity:	FTH DFW Partners LLC
612 East Lamar Blvd., Suite 500
Arlington, Texas 76011 Attn: Krystal Mims
Email: KrystalMims@texashealth.org

With copies to:	Texas Health Resources
612 East Lamar Blvd., Suite 900
Arlington, Texas 76011
Attn: Kenneth Kramer, General Counsel
Email: KennethKramer@texashealth.org

To Business Associate:	Adeptus Health Management
2941 Lake Vista Drive
Lewisville, Texas 75067
Attn: Donald Adam,
Chief Corporate Development Officer
Email: don.adam@adhc.com

With a copy to:	Adeptus Health LLC
2941 Lake Vista Drive
Lewisville, Texas 75067
Attn: Timothy Mueller, General Counsel
Email: tim.mueller@adhc.com

Each Party named above may change its address and that of its representative for notice by the giving of notice thereof in the manner herein above provided.

m.Privilege. Notwithstanding any other provision in this Agreement, this Agreement shall not be deemed to be an agreement by Business Associate to disclose information that is privileged, protected or confidential under applicable law to the extent that such privilege, protection or confidentiality (a) has not been waived or (b) is not superseded by applicable law.

n.Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Facsimile and electronic (pdf) signatures shall be treated as if they are original signatures.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective as of the Effective Date of the Underlying Agreement.

Adeptus Health Management LLC		FTH DFW Partners LLC

By:	/s/ Graham Cherrington	By:	/s/ Graham Cherrington
Printed Name: Graham Cherrington		Printed Name: Graham Cherrington
Its: President and Chief Operating Officer		Its: President and Chief Operating Officer

Signature Page to Business Associate Agreement

Note: Information has been omitted from this agreement pursuant to a request for confidential treatment, and such information has been separately filed with the Securities and

Exchange Commission. The omitted information has been marked with a bracketed asterisk (“[*]”).

Execution Version

SUPPORT SERVICES AGREEMENT

THIS SUPPORT SERVICES AGREEMENT (this “Agreement”), is entered into by and between FTH DFW Partners LLC, a Texas limited liability company (“Company”), and Texas Health Resources, a Texas non-profit corporation (“THR”) as of May 10, 2016 (the “Effective Date”). THR and Company are sometimes referred to in this Agreement individually as a “Party” or collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Operating Agreement (the “Operating Agreement”) of Company.

RECITALS

WHEREAS, THR arranges for the provision of medical care and treatment to individuals residing in the State of Texas, and has significant experience negotiating and managing payor contracting arrangements;

WHEREAS, Company was formed by Texas Health Resources, a Texas non-profit corporation and ADPT DFW Holdings LLC, a Texas limited liability company for the purposes of developing, owning, acquiring and/or operating freestanding emergency room facilities and one or more general acute care hospital(s) in Collin, Dallas, Denton, Ellis, Hood, Johnson, Kaufman, Parker, Rockwall, Tarrant and Wise counties in the State of Texas; and

WHEREAS, THR and Company desire to enter into this Agreement pursuant to which THR will provide certain Support Services (as defined below) to Company, upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, the Parties agree as follows:

ARTICLE 1

SUPPORT SERVICES

1.1Managed Care Contracting Support Services.   THR shall, during the Term (as defined in Section 2.1) of this Agreement, provide or arrange for the provision of those managed care contracting services set forth in Exhibit 1.1 to Company (“Managed Care Contracting Services”).

1.2Electronic Health Record Services.  [*]

1.3Additional Support Services.  THR shall, during the Term of this Agreement,

provide or arrange for the provision of such additional services and/or personnel as mutually agreed upon by the Parties from time to time (“Additional Support Services” and together with the Managed Care Contracting Services and the EHR Services, “Support Services”).   The

Confidential treatment has been requested with respect to information contained within the [*]
marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Parties shall set forth, in a written addendum to this Agreement signed by the Parties, the specific Additional Support Services to be provided by THR and the Additional Support Services Fee (as defined below) payable by Company to THR for the provision of such Additional Support Services. In performing the Support Services, THR shall (a) devote such time and talents as may be necessary and appropriate to efficiently perform the Support Services in accordance with this Agreement, and (b) act in good faith with reasonable diligence.

1.4Support Services Fee.

(a) Company shall, during the Term of this Agreement, pay to THR an amount equal [*] per year (the “Managed Care Contracting Services Fee”). Company shall pay the Managed Care Contracting Services Fee to THR in twelve (12) equal monthly installments, with each such monthly installment due and payable to THR on or before the tenth (10th) day of each month during the Term of this Agreement.

(b) Company shall, during the Term of this Agreement, pay to THR the amounts provided in the Subscription for Information Services Addendum for the EHR Services (the “EHR Services Fee”) in amounts that in the aggregate will not exceed the fees listed in Exhibit 1.2.  The fees included on Exhibit 1.2 do not include any amounts associated with the conversion of any electronic information from the Company’s existing electronic medical record, if any, and it is THR’s assumption that no such data will be converted.

(c) Company shall, during the Term of this Agreement, pay to THR an amount equal to the fee negotiated between the Parties which shall cover the actual direct cost and expense incurred by THR in providing or arranging for the provision of Additional Support Services (including salary and benefits, etc.) plus a reasonable profit (the “Additional Support Services Fee” and, together with the Managed Care Contracting Services Fee, the “Support Services Fee”). Company shall pay the Additional Support Services Fee to THR on a monthly basis within ten (10) business days after delivery by THR of an invoice that provides, in reasonable detail, the calculation of the Additional Support Services Fee due and payable for Additional Support Services provided by THR in the immediately preceding month.

1.5Books and Records. All patient records, financial records, corporate records, employee files, data (including current contracting information, eligibility, enrollment, benefits, claims, provider information and prior authorization files) and other such items relating to the business activities of Company (collectively, “Company Records”) shall be the property of Company. THR shall have a non-exclusive right to use all Company Records during the Term of this Agreement in connection with the Support Services provided under this Agreement.

1.6Compliance with Laws.  The Parties shall comply, and shall cause their respective personnel to comply, with all state and federal laws, rules and regulations applicable to the Support Services and/or the Parties’ performance of their respective obligations under this Agreement including, but not limited to, (a) Texas Department of State Health Services policies and procedures, (b) Centers for Medicare and Medicaid Services policies and procedures applicable to the performance of the Support Services, and (c) any other Government Health Care Program policies and procedures applicable to the performance of the Support Services

2

Confidential treatment has been requested with respect to information contained within the [*]
marking.  Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

and/or the Parties’ performance of their respective obligations under this Agreement (collectively, “Laws”).

ARTICLE 2

TERM AND TERMINATION

2.1Term.  The term of this Agreement shall be from the Effective Date until the date that is [*] years after the Effective Date (the “Initial Term”), unless earlier terminated pursuant to this Article 2. Upon expiration, this Agreement [*] (each a “Renewal Term,” and together with the Initial Term, the “Term”) unless either Party provides written notice of its intent not to renew this Agreement no less than one hundred eighty (180) days prior to the end of the then- current Term.

2.2Termination by Company. Company shall have the right to terminate this Agreement immediately upon the occurrence of any one or more of the following events:

(a) Material breach of this Agreement by THR that is not cured to the reasonable satisfaction of Company within thirty (30) days after Company provides written notice of such breach to THR;

(b) THR or a THR Affiliate is no longer a member of Company;

(c) THR makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they mature, applies to any court for the appointment of a trustee or receiver over its assets, or upon commencement of any voluntary or involuntary proceedings under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other similar law of any jurisdiction; or

(d) THR is excluded, debarred or suspended from participation in any Government Health Care Program.

2.3Termination by THR.  THR shall have the right to terminate this Agreement upon the occurrence of any one or more of the following events:

(a) Material breach of this Agreement by Company that is not cured to the reasonable satisfaction of THR within thirty (30) days after THR provides written notice of such breach to Company; provided, however, that an occasional late payment due to accounting or banking error, or non-payment of any amount over which there is a bona fide, good faith dispute, shall not be a basis for termination of this Agreement;

(b) THR or a THR Affiliate is no longer a member of Company;

(c) Company makes an assignment for the benefit  of creditors, admits in writing its inability to pay its debts as they mature, applies to any court for the appointment of a trustee or receiver over its assets, or upon commencement of any voluntary or involuntary

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proceedings under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other similar law of any jurisdiction; or

(d) Company is excluded, debarred or suspended from participation in any Government Health Care Program.

2.4Termination or Modification in the Event of Government Action.

(a) In the event of any Government Action (as defined below), the Parties shall, within ten (10) days after one Party gives written notification of such Government Action to the other Party, meet and confer and negotiate in good faith to attempt to amend this Agreement in order to comply with the Government Action.

(b) If the Parties, after good faith negotiations that shall not exceed thirty (30) days, are unable to mutually agree upon the amendments necessary to comply with the Government Action or, alternatively, if either Party determines in good faith that compliance with the Government Action is impossible or infeasible, either Party may terminate this Agreement effective ten (10) days after a written notice of termination is given to the other Party.

(c) For the purposes of this Section, “Government Action” shall mean any Law passed, adopted or implemented by any federal, state or local government or legislative body or any private agency, or any decision, finding, interpretation or action by any governmental or private agency, court or other third party which, in the opinion of counsel to either Party, as a result or consequence, in whole or in part, of the arrangement between the Parties set forth in this Agreement, if or when implemented, could reasonably be expected to result in or present a material risk of any one or more of the following: (i) revocation or threat of revocation of the status of any license, certification or accreditation granted to THR, any THR Affiliate, Company, or any Company Affiliate; (ii) revocation or threat of revocation of the federal, state or local tax-exempt status of THR or any THR Affiliate, or their respective tax- exempt financial obligations; (iii) prohibit or restrict the ability of THR or any THR Affiliate other than Company to issue tax-exempt bonds, certificates of participation or other tax-exempt financial obligations; (iv) violation of or threat of prosecution under 42 U.S.C. § 1320a-7b(b) (commonly referred to as the Anti-Kickback Law), 42 U.S.C. § 1395nn (commonly referred to as the Stark Law) or any comparable state law governing kickbacks, bribes, rebates or patient referrals; (v) violation by either Party, or threat of prosecution of either Party under, any applicable Laws; (vi) prohibit Company or any Company Affiliate from submitting claims or materially reducing the reimbursement received by Company or any Company Affiliate for services provided to patients of Company or such Company Affiliate; or (vii) subject THR, any THR Affiliate, Company or any Company Affiliate, or any of their respective officers, directors, employees or agents, to civil action or criminal prosecution by any governmental authority or other person or entity or the imposition of any sanction (including any excise tax penalty under Internal Revenue Code § 4958), on the basis of their approval of or participation in this Agreement or performing their respective obligations under this Agreement.

2.5Effect of Expiration and Termination.

(a)          Upon any expiration or termination of this Agreement, subject to Section 2.5(b) below, all rights and obligations of the Parties shall immediately cease other than those

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rights or obligations which accrued prior to the effective date of such expiration or termination, including Company’s obligation to pay the Support Services Fee to THR for any Support Services and the EHR Services Fee for any EHR Services rendered prior to the effective date of such expiration or termination.

(b)          Upon any expiration without renewal or termination of this Agreement for any reason, THR shall, upon Company’s request, for a period not to exceed one (1) year following the effective date of expiration without renewal or termination of this Agreement (the “Transition Period”), continue to provide such EHR Services and such Additional Support Services as are reasonably requested by Company and as are then being provided by THR as of the effective date of such expiration without renewal or termination, substantially upon the terms and subject to the conditions set forth in this Agreement subject to such fair and equitable modifications as to which the Parties may agree. Notwithstanding the foregoing or any other provision of this Agreement, Company shall continue to pay to THR the EHR Services Fee and the Additional Support Services Fee in accordance with this Agreement for any Additional Support Services or EHR Services provided during the Transition Period.

(c)          This Section 2.5 shall survive the expiration or termination of this Agreement.

ARTICLE 3

CONFIDENTIALITY

3.1Disclosure of Agreement.  Neither Party shall disclose any of the provisions of this Agreement or any information of the other Party not generally known to the public to any person or entity, other than its Affiliates, attorneys or accountants or as may be required by Law, without the prior written consent of the other Party, unless and only to the extent such information (a) was known by the receiving party prior to the time it was first disclosed; (b) was independently developed; or (c) was disclosed to or obtained from a third party and not subject to a confidentiality or fiduciary obligation of confidentiality. Each Party shall provide the other Party prompt written notice of any such disclosure required by Law. Notwithstanding the foregoing, a Party may disclose the provisions of this Agreement to any person or entity without the prior written consent of the other Party to the extent such disclosure is requested or required by (a) such Party’s contract or agreement; or (b) fiscal intermediaries, public agencies or commissions with governmental powers and duties related to disclosure of information that have the right to compel disclosure of such information; provided that such Party shall provide the other Party prompt written notice of any such disclosure required by Law.

3.2Business Associate Agreement. Concurrently with the execution of this Agreement, Company and THR shall be deemed to have executed and delivered a Business Associate Agreement in the form attached hereto as Exhibit 3.2.

ARTICLE 4

INSURANCE AND INDEMNIFICATION

4.1Company Insurance Coverage.  Company shall maintain, throughout the Term of this Agreement, the minimum insurance coverages required under the terms of the Operating Agreement.

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4.2Additional Insureds. THR (and its Affiliates) shall be named as additional insureds, with respect to services under this Agreement, under the Company’s comprehensive general, professional, directors’ and officers’, employment practice and umbrella/excess liability policies. Their rights to invoke the protection of such policies shall be severable from and independent of Company’s rights, and these policies shall not be terminable or non-renewable except upon thirty (30) days prior written notice to THR. If such coverage is written on a claims-made form, following termination or of this Agreement, Company shall (a) continue such coverage to survive with THR and its Affiliates as an additional insured for the period of the applicable statute of limitations; or (b) shall provide an extended reporting endorsement (tail coverage) covering THR and its Affiliates for claims arising during the Term of this Agreement, but not reported until after the termination or of this Agreement. Should Company change insurance companies during the Term of this Agreement, Company shall maintain coverage which includes claims incurred but not reported under the prior coverage (prior acts coverage). No later than thirty (30) days following the execution of this Agreement, and thirty (30) days following the end of each policy year, Company shall provide THR a copy of the endorsements naming THR and its Affiliates as additional insureds. It is the intention of the Parties that such insurance shall protect Company, THR and THR’s Affiliates and will be the primary insurance for such Parties for any and all losses covered thereby, notwithstanding any insurance which may be maintained by THR or its Affiliates, covering any such loss. Company hereby waives any right of contribution with respect to a loss covered under such policies (or their deductibles) against THR or its insurance carriers.

4.3Indemnification by Company.  Company shall defend, indemnify, save and hold harmless THR, its shareholders, members, directors, officers, employees, agents and direct or indirect parents or subsidiary entities (“THR Indemnified Party”) from and against any and all judgments, losses, claims, damages, liabilities, fines, penalties, costs and expenses (including reasonable attorneys’ fees and expenses paid or incurred) (“Losses”), joint or several, which may be asserted against any THR Indemnified Party arising out of (a) any breach by Company of any covenant or any representation or warranty in this Agreement, but excluding any breach caused by any act or omission of THR or the members of the Governing Board appointed by THR, (b) the negligent, reckless or intentionally wrongful acts or omissions of Company or its Affiliates, but excluding any negligent, reckless or intentional acts or omissions of Company caused by an act or omission of THR or the members of the Governing Board appointed by THR, or (c) THR’s acts or omissions in the performance of its duties under this Agreement, where such acts or omissions have been directed or approved by the Governing Board, but excluding any Claims arising from the grossly negligent, reckless or intentionally wrongful acts or omissions of THR.

4.4Indemnification by THR.  THR shall defend, indemnify, save and hold harmless Company, its members, directors, officers, employees, agents, direct or indirect parents or subsidiary entities (“Company Indemnified Party”) from and against any and all Losses, joint or several, which may be asserted against any Company Indemnified Party arising out of (a) any breach by THR or any of its Affiliates of any covenant or any representation or warranty in this Agreement, or (b) the negligent, reckless or intentionally wrongful acts or omissions of THR or any of its Affiliates.

4.5Limitation of Liability. Neither Party, their employees, agents, representatives and/or Affiliates, shall have any liability to the other Party for any indirect, consequential,

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incidental, exemplary, special or punitive damages or costs including, without limitation, lost profits, loss of good will or loss of tax-exempt status or financing, even if such Party has been advised, knew or should have known, of the possibility thereof. Notwithstanding the foregoing, the Parties confirm that THR has the right to seek and recover any and all actual damages as may be recoverable under law or equity in the event of an improper termination of the Agreement or other improper action by Company, including, as applicable, loss of future payments of the Managed Care Contracting, EHR Services Fee or the Additional Support Services Fee or any portion thereof. The cumulative liability of THR, its employees, agents, representatives and/or Affiliates to Company for any and all claims, regardless of the form or action arising out of or relating in any way to this Agreement, shall not exceed the total fees paid by Company under Sections 1.4(a),  1.4(b) and 1.4(c) to THR during the twelve (12) month period immediately prior to the date any such claim was filed.

ARTICLE 5

MISCELLANEOUS

5.1Assignment.  Except for an assignment or subcontract of THR to a THR Affiliate, neither Party may assign or subcontract any of its rights, interests, duties or obligations under this Agreement, including an assignment by operation of law, without the prior written consent of the other Party, which consent may be given or withheld in such Party’s sole discretion, and any attempted or purported assignment in violation of this Section shall be null and void. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of their respective heirs, successors, assigns and representatives.

5.2Amendment.  This Agreement may only be amended or modified by a written instrument executed by both Parties.

5.3Interpretation and Headings and Exhibits. The section, subsection and any paragraph headings contained in this Agreement are for the purpose of convenience only and are not intended to define or limit or affect, and shall not be considered in connection with the interpretation or application of, any of the terms or provisions of this Agreement. Unless otherwise indicated elsewhere in this Agreement, (a) the term “or” shall not be exclusive, (b) the term “including” shall mean “including, without limitation,” and (c) the terms “hereof,” “herein” and “hereunder” and terms of similar import shall refer to this Agreement as a whole and not to any particular Section or paragraph where such term may be used. The recitals to and all Schedules and Exhibits to this Agreement are fully incorporated into and are an integral part of this Agreement as if set forth in this Agreement.

5.4Entire Agreement.  This Agreement, including the Schedules and Exhibits hereto, constitutes the entire agreement between the Parties pertaining to the subject matter contained in it and supersedes all prior contemporaneous agreements, representations and understandings, whether oral or written, of the Parties with respect to such subject matter.

5.5Counterparts.  This Agreement may be signed in any number of counterparts and the signature or signatures of the undersigned may be delivered by electronic mail in “portable document format” (“.PDF”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (each of which shall be deemed an original) and which shall together constitute one and the same instrument.

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5.6Notices. All notices, requests, consents, approvals, demands, claims, waivers and other communications under this Agreement must be in writing. Any notice, request, consent, approval, demand, claim, waiver or other communication under this Agreement shall be deemed duly given (a) when delivered personally to the recipient; (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid); (c) one (1) business day after being sent to the recipient by electronic mail so long as the electronic mail is followed by a notice given the next business day (which notice includes a copy of the electronic mail) by one of the preceding methods under (a), (b) or (c); or (d) five (5) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Company:	FTH DFW Partners LLC
c/o Adeptus Health Inc.
2941 Lake Vista Drive
Lewisville, Texas 75067
Attn: Donald Adam, Chief Corporate Development Officer
Email: don.adam@adhc.com

with a copy to: Adeptus Health Inc.
2941 Lake Vista Drive
Lewisville, Texas 75067
Attn: Timothy Mueller, General Counsel
Email: tim.mueller@adhc.com

If to THR:	Texas Health Resources
612 East Lamar Blvd., Suite 500
Arlington, Texas 76011
Attn: Krystal Mims
Email: KrystalMims@texashealth.org

with a copy to:	Texas Health Resources
612 East Lamar Blvd., Suite 900
Arlington, Texas 76011
Attn: Kenneth Kramer, General Counsel
Email: KennethKramer@texashealth.org

Any Party may change the address to which notices, requests, consents, approvals, demands, claims, waivers and other communications under this Agreement must be delivered by giving the other Party notice in the manner set forth in this Section 5.6.  Such notice shall be effective on delivery, if hand delivered, or three (3) days after dispatch in all other cases. A courtesy copy of any notice required hereunder shall also be sent to each Party’s counsel at such address as may be requested, but failure to do so shall not in any way affect the rights, obligations and liabilities of the Parties hereto.

5.7Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

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5.8Relationship of the Parties. Except as otherwise expressly set forth in this Agreement, for purposes of this Agreement it is acknowledged and agreed that the Parties are at all times acting and performing hereunder as independent contractors. Each Party shall be solely responsible for compliance with all applicable Laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, agents and servants.

5.9Additional Documents and Acts.  Each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be reasonably requested by any other Party in order to better evidence effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

5.10Effect of Invalidity.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future applicable Laws effective during the Term, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. Each Party waives any and all claims or contests it has, based on applicable Laws proposed or in effect as of the Effective Date, which would or could allow the Party to challenge the existence, validity or enforceability of this Agreement.

5.11WAIVER OF JURY TRIAL – EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES HERETO BE TRIED BY A JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGH TO DEMAND TRIAL BY JURY.

5.12Jurisdiction and Venue.  This Agreement shall be construed in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof, and Tarrant County and the State of Texas shall be the venue for any litigation, mediation, or other proceeding as between the parties that may be brought, or arise out of, in connection with or by reason of this Agreement. The provisions of this Section shall survive the expiration or other termination of this Agreement.

5.13Dispute Resolution.  In the event of a dispute under this Agreement, such dispute shall be resolved in accordance with the procedures set forth in Section 11.10 of the Operating Agreement.

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5.14Attorneys’ Fees.  In any action at law or equity to enforce any of the provisions or rights under this Agreement, the unsuccessful Party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful Party all costs, expenses and reasonable attorneys’ fees incurred therein by such Party (including without limitation such costs, expenses and fees on any appeals or in connection with any bankruptcy proceeding), and if such successful party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys’ fees shall be included in and as part of such award or judgment.

5.15Force Majeure. THR shall not be liable for nonperformance, defective performance or late performance of any of its obligations under this Agreement to the extent and for such periods of time as such nonperformance, defective performance or late performance is due to reasons outside such Party’s control, including acts of God, war (declared or undeclared), terrorism, action of any governmental authority, civil disturbances, riots, revolutions, vandalism, accidents, fire, floods, explosions, sabotage, nuclear incidents, lightning, weather, earthquakes, storms, sinkholes, epidemics, failure of transportation infrastructure, disruption of public utilities, supply chain interruptions, information systems interruptions or failures, breakdown of machinery or strikes (or similar nonperformance, defective performance or late performance of employees, suppliers or subcontractors); provided, however, that in any such event, THR shall use its good faith efforts to perform its duties and obligations under this Agreement.

[Signature Page Follows; Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

TEXAS HEALTH RESOURCES

By:	/s/ Barclay E. Berdan
Name:	Barclay E. Berdan, FACHE
Its:	Chief Executive Officer

FTH DFW PARTNERS LLC

By:	/s/ Graham Cherrington
Name:	Graham Cherrington
Its:	President

Signature Page to Support Services Agreement

Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Exhibit 1.1

MANAGED CARE CONTRACTING SERVICES

[*]

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Exhibit 1.2

EHR SERVICES AND FEES

[*]

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Exhibit 3.2

BUSINESS ASSOCIATE AGREEMENT

This Business Associate Agreement (“Agreement”) is by and between FTH DFW Partners LLC, a Texas limited liability company (“Covered Entity”); and Texas Health Resources, a Texas non-profit corporation (“Business Associate”).

RECITALS

WHEREAS, Covered Entity has a Services Agreement with Business Associate which is effective May 10, 2016 (the “Underlying Agreement”) by which it has engaged Business Associate to perform services or provide goods, or both;

WHEREAS, Covered Entity possesses Protected Health Information that is protected under HIPAA and the HIPAA Regulations and state law including the Texas Medical Records Privacy Act (MRPA), and is permitted to manage such information only in accordance with HIPAA and the HIPAA Regulations and MRPA;

WHEREAS, Business Associate may receive such information from Covered Entity, or create, receive, maintain or transmit such information on behalf of Covered Entity, in order to perform certain of the services or provide certain of the goods, or both;

WHEREAS, the parties desire to comply with health information privacy and security protections subsequent to the enactment of the Health Information Technology for Clinical and Economic Health Act, Subtitle D of the American Recovery and Reinvestment Act of 2009 which has established new requirements for compliance with HIPAA. In particular, the requirements provide that: (1) Covered Entity give affected individuals notice of security breaches affecting their PHI and Business Associate give notice to Covered Entity pursuant to the provisions below (“Breach Notification Requirements”); (2) Business Associate comply with the HIPAA security regulations (“BA Security Compliance”); and (3) additional and/or revised provisions be included in Business Associate Agreement;

WHEREAS, Under HIPAA and HITECH, Covered Entity is required to enter into protective agreements, generally known as “business associate agreements,” with certain downstream entities that will be entrusted with HIPAA-protected health information, including health information organizations or other persons that provide data transmission services with respect to HIPAA-protected health information and that require access on a routine basis;

WHEREAS, Health information is further protected by state law, including the Texas Medical Records Privacy Act; and

WHEREAS, Covered Entity wishes to ensure that Business Associate will appropriately safeguard Protected Health Information.

NOW THEREFORE, Covered Entity and Business Associate agree as follows:

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1.           Definitions. The parties agree that the following terms, when used in this Agreement, shall have the following meanings, provided that the terms set forth below shall be deemed to be modified to reflect any changes made to such terms from time to time as defined in HIPAA and the HIPAA Regulations. All capitalized terms used in this Agreement but not defined below shall have the meaning assigned to them under the HIPAA Regulations.

a.           “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191.

b.           “HIPAA Regulations” means the regulations promulgated under HIPAA by the United States Department of Health and Human Services, including, but not limited to, 45 C.F.R. Part 160 and 45 C.F.R. Part 164 subparts A and E (the “Privacy Rule”) and the Security Standards as they may be amended from time to time, 45 C.F.R. Parts 160, 162 and 164, Subpart C (the “Security Rule”).

c.           “HITECH Act” means the provisions of Division A, Title XIII of the American Recovery and Reinvestment Act of 2009 (“ARRA”), known as The Health Information Technology for Economic and Clinical Health, Act 42 U.S.C. §3000 et. seq., and implementing regulations and guidance.

d.           “MRPA” means Texas Medical Records Privacy Act, as codified in Section 181 et seq. of the Texas Health and Safety Code and as implemented through regulations including the Standards Relating to the Electronic Exchange of Health Information, codified at Title 1, Section 390.1 et seq. of the Texas Administrative Code.

e.           “Business Associate” means, with respect to a Covered Entity, a person who:

1)on behalf of such Covered Entity or of an Organized Health Care Arrangement (as defined under the HIPAA Regulations) in which the Covered Entity participates, but other than in the capacity of a member of the workplace of such Covered Entity or arrangement, creates, receives, maintains, or transmits PHI for a function or activity regulated by HIPAA, implementing Regulations or MRPA including claims processing or administration, data analysis, processing or administration, utilization review, quality assurance, patient safety activities listed at 42 CFR 3.20, billing, benefit management, practice management, and repricing; or

2)provides, other than in the capacity of a member of the workforce of such Covered Entity, legal, actuarial, accounting, consulting, Data Aggregation, management, administrative, accreditation, or financial services to or for such Covered Entity, or to or for an Organized Health Care Arrangement in which the Covered Entity participates, where the provision of the service involves the disclosure of PHI from such Covered Entity or arrangement, or from another Business Associate of such Covered Entity or arrangement, to the person.

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f.           “Individually Identifiable Health Information” means information that is a subset of health information, including demographic information collected from an individual, and;

1)is created or received by a health care provider, health plan, employer, or health care clearinghouse; and

2)relates to past, present, or future physical or mental health or condition of an individual; the provision of health care to an individual; or the past, present, or future payment for the provision of health care to an individual; and

a)           that identifies the individual; or

b)           with respect to which there is a reasonable basis to believe the information can be used to identify the individual.

g.           “Protected Health Information” or “PHI” means Individually Identifiable Health Information that is transmitted by electronic media; maintained in any medium described in the definition of the term electronic media in the HIPAA Regulations; or transmitted or maintained in any other form or medium. Protected Health Information excludes Individually Identifiable Health Information in educational records covered by the Family Educational Right and Privacy Act, as amended, 20 U.S.C. § 1232g; records described at 20 U.S.C. § 1232g(a)(4)(B)(iv); and employment records held by a Covered Entity in its role as employer and regarding a person who has been deceased more than 50 years.

h.           “Data Aggregation” means, with respect to PHI created or received by Business Associate in its capacity as the Business Associate of Covered Entity, the combining of such PHI by Business Associate with the PHI received by Business Associate in its capacity as a business associate of another covered entity, to permit data analyses that relate to the health care operations of the respective covered entities.

i.           “Security Incident” means the attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with systems operations in an information system, but does not include minor incidents that occur on a daily basis, such as scans, “pings”, or unsuccessful random attempts to penetrate computer networks or servers maintained by Business Associate.

j.           “Unsecured PHI” means PHI that is not rendered unusable, unreadable, or indecipherable to unauthorized individuals through the use of a technology or methodology specified in the guidance issued under Section 13402(h)(2) of the HITECH Act on the HHS web site.

k.           “Breach” shall have the meaning given such term under 45 C.F.R. § 164.402 as such regulation is revised from time to time.

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2.           Permitted Uses and Disclosures.

a.Performance of Services. Except as otherwise permitted by this Agreement, Business Associate may create, receive, maintain or transmit PHI on behalf of, Covered Entity only in connection with the performance of the services contracted for in the Underlying Agreement or as Required by Law (as that term is defined by 45 CFR § 164.103).

b.Proper Management and Administration. Business Associate may use PHI received by Business Associate in its capacity as Covered Entity’s Business Associate, for the proper management and administration of Business Associate in connection with the performance of services in the Underlying Agreement, as permitted by this Agreement or as Required by Law (as that term is defined by 45 CFR § 164.103), and to carry out the legal responsibilities of Business Associate. Business Associate may disclose Covered Entity’s PHI for such proper management and administration of Business Associate and to carry out the legal responsibilities of Business Associate. Any such disclosure of PHI shall only be made if a Business Associate obtains reasonable assurances from the person to whom the PHI is disclosed that: (1) the PHI will be held confidentially and used or further disclosed only as required by law or for the purpose for which it was disclosed to the person, and (2) Business Associate will be notified by such person of any instances of which it becomes aware in which the confidentiality of the PHI has been breached.

c.Data Aggregation. Business Associate may use and disclose PHI received by Business Associate in its capacity as Covered Entity’s Business Associate in order to provide Data Aggregation services relating to Covered Entity’s health care operations only with Covered Entity’s permission.

d.De-Identification. Business Associate may de-identify any and all PHI provided that the de-identification conforms to the requirements of 45 C.F.R. §164.514(b). De- identified information does not constitute PHI and is not subject to the terms of this Addendum.

3.           Nondisclosure.

a.As Provided in Agreement. Business Associate shall not use or further disclose Covered Entity’s PHI otherwise than as permitted or required by this Agreement or as Required by Law (as that term is defined by 45 CFR § 164.103).

b.Disclosures Required By Law. Business Associate shall not, without prior written consent of Covered Entity, disclose any PHI on the chance that such disclosure is required by law without notifying, to the extent legally permitted, Covered Entity so that the Covered Entity shall have an opportunity to object to the disclosure and to seek appropriate relief. If Covered Entity objects to such a disclosure, Business Associate, shall, to the extent permissible by law, refrain from disclosing the PHI until Covered Entity has exhausted all alternatives for relief. Business Associate shall take steps consistent with the HIPAA Regulations to obtain reasonable assurances from persons receiving PHI in accordance with Section 2(b) that such persons will provide Covered

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Entity with similar notice and opportunity to object before disclosing PHI when a disclosure is required by law.

c.Additional Restrictions.  If Covered Entity provides timely advanced notice to Business Associate that Covered Entity has agreed to be bound by additional restrictions on the uses or disclosures of Covered Entity’s PHI pursuant to HIPAA or the HIPAA Regulations, Business Associate shall be bound by such additional restrictions and shall not disclose Covered Entity’s PHI in violation of such additional restrictions to the extent possible consistent with Business Associate’s obligations set forth in the Underlying Agreement.

d.Remuneration. Business Associate shall not directly or indirectly receive remuneration in exchange for disclosing PHI received from or on behalf of Covered Entity except as permitted by HITECH Act § 13405, the MRPA, and any implementing regulations that may be promulgated or revised from time to time.

e.Business Associate shall not use or disclose PHI in a manner that would violate Subpart E of 45 C.F.R. part 164, or MRPA, if done by the Covered Entity itself except as authorized under the section of this Agreement entitled “Permitted Uses and Disclosures”.

4.Limited Data Sets. Covered Entity and Business Associate agree to limit, to the extent practical and except as permitted by 45 C.F.R. § 164.502(b)(2), its uses, disclosures and requests of PHI under this Agreement to a Limited Data Set (as defined in 45 C.F.R. § 164.514(e)(2)) or, if needed by Covered Entity or Business Associate, to the minimum necessary PHI to accomplish the intended purpose of such use, disclosure or request. This provision will cease to apply on the effective date of guidance issued by the Secretary of HHS in accordance with HITECH Act § 13405(b)(1)(C).

5.           Additional Business Associate Obligations.

a.           Safeguards.  Use appropriate safeguards and comply with Subpart C of 45 C.F.R. 164 with respect to electronic PHI to prevent use or disclosure of the PHI other than as provided for by this Agreement.

b.           To the extent the Business Associate is to carry out one or more of Covered Entity‘s obligation(s) under Subpart E of 45 C.F.R. 164 (Privacy Rule) Business Associate shall comply with the requirements of Subpart E that apply to the Covered Entity in the performance of the obligations.

c.           Business Associate’s Agents and Subcontractors.

1)          Business Associate shall not disclose PHI to any agent or subcontractor of Business Associate except in a manner consistent with the HIPAA Regulations.

2)          Business Associate shall ensure that any agents and subcontractors to whom it provides PHI agree to create, receive, maintain or transmit PHI on behalf of the Business Associate under no less protective restrictions than those that

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apply to Business Associate. Such agreement between Business Associate and subcontractor or agent must be in writing and must comply with the terms of this Agreement and the requirements outlined at 45 C.F.R. §164.504(e)(2); 45 C.F.R. §164.502(e)(1)(ii); 45 C.F.R. §164.314; and 45 C.F.R. §164.308(b) (2). Additionally, Business Associate shall ensure agents or subcontractors agree to implement reasonable and appropriate safeguards to protect PHI.

3)           If Business Associate knows of a pattern of activity or practice of its subcontractor or agent that constitutes a material breach or violation of the agent or subcontractor’s obligation under the contract or other arrangement, the Business Associate must take steps to cure the breach and end the violation and if such steps are not successful, must terminate the contract or arrangement if feasible. If it is not feasible to terminate the contract, Business Associate must promptly notify the Covered Entity.

4)           Business Associate shall be fully responsible for any acts, failures or omissions of the agent and subcontractor in providing the services as if they were the Business Associate’s own acts, failures or omissions, to the extent permitted by law.

d.           Reporting. Business Associate shall, as soon as practicable but not more than twenty (20) business days after becoming aware of any Security Incident or use or disclosure of Covered Entity’s PHI in violation of this Agreement, report any such use or disclosure to Covered Entity.

e.           Breach of Unsecured PHI. With the exception of law enforcement delays that satisfy the requirements under 45 C.F.R. § 164.412 or as otherwise required by applicable state law, Business Associate shall notify Covered Entity in writing without unreasonable delay and in no case later than sixty (60) calendar days upon discovery of a Breach of Unsecured PHI. Such notice must include, to the extent possible, the name of each individual whose Unsecured PHI has been, or is reasonably believed by Business Associate to have been, accessed, acquired, or disclosed during such breach. Business Associate shall also provide, to the extent possible, Covered Entity with any other available information that Covered Entity is required to include in its notification to individuals under 45 C.F.R. § 164.404(c) at the time of Business Associate’s notification to Covered Entity or promptly thereafter as such information becomes available. For purposes of this Agreement, a Breach of Unsecured PHI shall be treated as discovered by Business Associate as of the first day on which such breach is known to Business Associate (including any person, other than the individual committing the breach, who is an employee, officer, or other agent of Business Associate, as determined in accordance with the federal common law of agency) or should reasonably have been known to Business Associate following the exercise of reasonable diligence.

f.           Mitigation. Business Associate shall have procedures in place to mitigate, to the maximum extent practicable, any deleterious effect from any Use or Disclosure (as defined by 45 C.F.R. §160.103 or on behalf of Business Associate, or its agent or

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subcontractor on behalf of Business Associate, of Covered Entity’s PHI in violation of this Agreement or applicable law.

g.           Sanctions. Business Associate shall have and apply appropriate sanctions against any employee, subcontractor or agent who uses or discloses Covered Entity’s PHI in violation of this Agreement or applicable law.

h.           United States Department of Health and Human Services. Business Associate shall make its internal practices, books and records that are not protected by applicable legal privilege or work product protection relating to the use and disclosure of PHI received from, or created or received by Business Associate on behalf of, Covered Entity available to the Secretary of the United States Department of Health and Human Services for purposes of determining Covered Entity’s compliance with HIPAA and the HIPAA regulations, provided that Business Associate shall promptly notify Covered Entity upon receipt by Business Associate of any such request for access by the Secretary of the United States Department of Health and Human Services.

i.           Training. Business Associate shall provide such training in the privacy and security of PHI to its Workforce (as that term is defined by 45 C.F.R. § 160.103) as is required for Business Associate’s compliance with HIPAA, HITECH, and the MRPA.

6.           Obligation to Provide Access, Amendment and Accounting of PHI.

a.           Access to PHI.  To the extent (if any) that Business Associate maintains a Designated Record Set on behalf of Covered Entity, within twenty (20) days of a written request by Covered Entity, Business Associate shall make available to Covered Entity, in the manner designated by the Covered Entity, such information as necessary to allow Covered Entity to meet its obligations under the HIPAA Regulations to provide access to, and copies of, PHI in accordance with HIPAA and the HIPAA Regulations and MRPA. In the event that any Individual requests access to PHI directly from Business Associate, Business Associate shall notify Covered Entity within five (5) business days that such request has been made.

b.           Amendment of PHI.  To the extent (if any) that Business Associate maintains a Designated Record Set on behalf of Covered Entity, within twenty (20) days of a written request by Covered Entity, Business Associate shall make available to Covered Entity PHI contained in a Designated Record Set held by Business Associate as Covered Entity may require to fulfill Covered Entity’s obligations to amend PHI in accordance with HIPAA and the HIPAA Regulations. In addition, Business Associate shall, as directed by Covered Entity, incorporate any amendments to Covered Entity’s PHI into copies of such information maintained by Business Associate. In the event that any Individual requests amendment of PHI directly from Business Associate, Business Associate shall forward such request to Covered Entity within five (5) business days.

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c.           Accounting of Disclosures of PHI

1)           Record of Disclosures. Business Associate shall maintain a record of all disclosures of PHI received from, or created or received by Business Associate on behalf of, Covered Entity, except for those disclosures identified in Section 6(c)(2) below, including the date of the disclosure, the name and, if known, the address of the recipient of the PHI, a brief description of the PHI disclosed, and the purpose of the disclosure which includes an explanation of the reason for such disclosure. Business Associate shall make this record available to Covered Entity within twenty (20) days of a written request by Covered Entity. In the event that any Individual requests an accounting of disclosures of PHI directly from Business Associate, Business Associate shall notify Covered Entity within five (5) business days that such request has been made and provide Covered Entity with record of disclosures within 20 days of Individual’s request. If request from Individual comes directly to Covered Entity and Covered Entity notifies Business Associate that it requires information from Business Associate in order to respond to Individual, Business Associate shall make available to Covered Entity such information as Covered Entity may require within twenty (20) days from the time of request by Covered Entity.

2)           Certain Disclosures Need Not Be Recorded.  The following disclosures need not be recorded:

a)           disclosures to carry out Covered Entity’s treatment, payment and health care operations as defined under the HIPAA Regulations. However, under HITECH Act, because Covered Entity had acquired an electronic health record system prior to January 1, 2009, any disclosures from these records to Business Associate for the purpose of carrying out Covered Entity's treatment, payment and health care operations, requires that Business Associate record any of its disclosures of that information effective January 1, 2014, or as otherwise required by regulations;

b)           disclosures to individuals of PHI about them as provided by the HIPAA Regulations;

c)           disclosures for Covered Entity’s facility’s directory, to persons involved in the individual’s care, or for other notification purposes as provided by the HIPAA Regulations;

d)           disclosures for national security or intelligence purposes as provided by the HIPAA Regulations;

e)           disclosures to correctional institutions or law enforcement officials as provided by the HIPAA Regulations;

f)           disclosures that occurred prior to the later of (i) the effective date of this Agreement or (ii) the date that Covered Entity is required  to comply with HIPAA and the HIPAA Regulations;

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g)           disclosures pursuant to an individual’s authorization in accordance with HIPAA and the HIPAA Regulations; and

h)           any other disclosures excepted from the right to an accounting by the HIPAA Regulations.

7.           Responsibilities of Covered Entity.

a.           Privacy Notice. Covered Entity shall provide Business Associate with its notice of privacy practices required by 45 C.F.R. §164.520 and any subsequent material revisions to that notice.

b.           Changes. Covered Entity, as necessary, shall notify Business Associate of:

a.           any changes in or revocation of permission by an Individual, pursuant to 45 C.F.R. §164.526, concerning the use or disclosure of PHI, if such changes or revocation affect Business Associate’s permitted or required uses and disclosures;

b.           Any special material restrictions to the use or disclosure of PHI to which Covered Entity has agreed, pursuant to 45 C.F.R. §164.522, that may impact on the use and disclosure of PHI by Business Associate; and

c.           Any amendments to PHI to which Covered Entity has agreed under 45 C.F.R. §164.526 that relate to PHI upon which Business Associate relies to perform services.

c.           Authorizations. Covered Entity will obtain all consents and authorizations necessary and/or required by law for Covered Entity and Business Associate to fulfill their obligations under applicable law and this Agreement.

d.           Accounting of PHI Disclosures. Covered Entity will include in individual accountings requested under the HIPAA Regulations, including without limitation, 45 C.F.R. § 164.528, any disclosures by Business Associate.

e.           Meet and Confer. Upon any suspected or actual Breach, unauthorized disclosure of the PHI or breach of this Addendum, Covered Entity will meet and confer in good faith with Business Associate before notifying affected individuals, reporting to government agencies, and/or commencing any legal action.

f.           Client Compliance. Covered Entity shall comply with HIPAA, the HITECH Act, and HIPAA Regulations in obtaining services from Business Associate and providing PHI to Business Associate under this Agreement. Further, Covered Entity shall not request Business Associate use or disclose PHI in a manner that violates applicable law, or would violate applicable law if done by Covered Entity.

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8.           Material Breach, Enforcement and Termination.

a.           Term. This Agreement shall become effective on the effective date of the Underlying Agreement (the “Effective Date”) and shall continue unless or until the Agreement is terminated in accordance with the provisions of this Agreement, the Underlying Agreement between the parties terminates or the Business Associate has completed performance of the services in the Underlying Agreement, whichever is earlier.

b.           Termination. Either party may terminate this Agreement:

1)           immediately if the other party is named as a defendant in a criminal proceeding for a violation of HIPAA or the HIPAA Regulations;

2)           immediately if a finding or stipulation that the other party has violated any standard or requirement of HIPAA or other security or privacy laws is made in any administrative or civil proceeding in which that party has been joined; or completed performance of the services in the Underlying Agreement, whichever is earlier.

3)           pursuant to Sections 8(c) or 9(b) of this Agreement.

c.           Remedies. Upon one party's knowledge of a material breach by the other party, the non-breaching party shall either:

1)           provide an opportunity for the breaching party to cure the breach and end the violation or terminate this Agreement and the Underlying Agreement if the breaching party does not cure the breach or end the violation within thirty (30) days; or

2)           immediately terminate this Agreement and the Underlying Agreement if cure is not possible.

d.           Knowledge of Non-Compliance. Any non-compliance by a party with this Agreement will automatically be considered a breach or violation of a material term of this Agreement if the party knew or reasonably should have known of such non- compliance and failed to immediately take reasonable steps to cure the non-compliance.

e.           Injunctions. Covered Entity and Business Associate agree that any violation of the provisions of this Agreement may cause irreparable harm to the other party. Accordingly, in addition to any other remedies available to each party at law or in equity, each party shall be entitled to seek an injunction or other decree of specific performance with respect to any violation of this Agreement or explicit threat thereof, without any bond or other security being required and without the necessity of demonstrating actual damages.

f.           Indemnification. Business Associate shall indemnify, hold harmless and defend Covered Entity from and against any and all direct claims, losses, liabilities, costs and

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other direct expenses resulting solely from, or relating solely to, the acts or omissions of Business Associate in connection with the representations, duties, and obligations of Business Associate under this Agreement. The parties agree that such indemnification shall exclude any and all special, indirect, or consequential damages.

9.           General Provisions.

a.           State Law. Nothing in this Agreement shall be construed to require Business Associate to use or disclose PHI without written authorization from an individual who is a subject of the PHI, or written authorization from any other person, where such authorization would be required under state law for such use or disclosure.

b.           Amendment.  Covered Entity and Business Associate agree to enter into good faith negotiations to amend this Agreement to come into compliance with changes in state and federal laws and regulations relating to the privacy, security and confidentiality of PHI. Covered Entity may terminate this Agreement upon thirty (30) days written notice in the event that Business Associate does not promptly enter into an amendment that Covered Entity, in its reasonable discretion, deems sufficient to ensure that Covered Entity and Business Associate will be able to comply with such laws and regulations.

c.           No Third Party Beneficiaries. Nothing express or implied in this Agreement is intended or shall be deemed to confer upon any person other than Covered Entity, Business Associate, and their respective successors and assigns, any rights, obligations, remedies or liabilities.

d.           Ambiguities.  The parties agree that any ambiguity in this Agreement shall be resolved in favor of a meaning that complies and is consistent with applicable law protecting the privacy, security and confidentiality of PHI, including, but not limited to, MRPA, HIPAA, the HIPAA Regulations, and the HITECH Act.

e.           Primacy. To the extent that any provision of this Agreement conflict with the provisions of any other agreement or understanding between the parties, this Agreement shall control.

f.           Destruction/Return of PHI. Business Associate agrees that, pursuant to 45 C.F.R. § 164.504 (e) (2) (ii) (I), upon termination of this Agreement or the Underlying Agreement, for whatever reason,

1)           it will return or destroy all PHI, if feasible, received from or created or received by it on behalf of Covered Entity which Business Associate maintains in any form, and retain no copies of such information which for purposes of this Agreement shall mean all backup tapes. Prior to doing so, Business Associate further agrees to recover any PHI in the possession of its subcontractors or agents if feasible. An authorized representative of Business Associate shall certify in writing to Covered Entity, within thirty (30) days from the date of termination or other expiration of the Underlying Agreement, that to the extent feasible all PHI

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has been returned or disposed of as provided above and that Business Associate or its subcontractors or agents no longer retain any such PHI in any form.

2)           If it is not feasible for Business Associate to return or destroy said PHI, Business Associate will notify the Covered Entity in writing. The notification shall include:

a)           a statement that the Business Associate has determined that it is infeasible to return or destroy the PHI in its possession, and (ii) the specific reasons for such determination; and

b)           Business Associate shall comply with Subpart C of 45 C.F.R. Part 164 (Security Rule) and extend any and all protections, limitations and restrictions contained in this Agreement to Business Associate’s use and/or disclosure of any PHI retained after the termination of this Agreement, and to limit any further uses and/or disclosures to the purposes that make the return or destruction of the PHI infeasible.

3)           If it is infeasible for Business Associate to obtain, from a subcontractor or agent any PHI in the possession of the subcontractor or agent, Business Associate must provide a written explanation to Covered Entity and require the subcontractors and agents to agree to comply with Subpart C of 45 C.F.R. Part 164 (Security Rule) and extend any and all protections, limitations and restrictions contained in this Agreement to the subcontractors’ and/or agents’ use and/or disclosure of any PHI retained after the termination of this Agreement, and to limit any further uses and/or disclosures to the purposes that make the return or destruction of the PHI infeasible.

g.           Minimum Necessary. Business Associate will disclose to its subcontractors, agents or other third parties, and request from Covered Entity, only the minimum PHI necessary to perform or fulfill a specific function required or permitted hereunder.

h.           No Offshore Work. In performing the functions, activities or services for, or on behalf of Covered Entity, Business Associate shall not, and shall not permit any of its agents or subcontractors who receive Covered Entity’s Protected Health Information to transmit or make available any Protected Health Information to any entity or individual outside the United States without prior written consent of Covered Entity.

i.           Change in Law. Except as otherwise specified in law or this Agreement, if a change in Texas state law or Health Information Technology for Economic and Clinical Health Act or future law amending HIPAA provides for a later effective date shall apply in this Agreement to incorporate that change.

j.           Integration.  This Agreement embodies and constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments and understandings pertaining to the subject matter hereof.

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k.           Governing Law. This Agreement is governed by, and shall be construed in accordance with, applicable federal law and the laws of the State of Texas without regard to choice of law principles.

l.           Notices. Any notices to be given hereunder to a Party shall be made via U.S. Mail or express courier to such Party’s address given below, and/or (other than for the delivery of fees) via facsimile to the facsimile telephone numbers listed below.

To Covered Entity:	FTH DFW Partners LLC
c/o Adeptus Health Inc.
2941 Lake Vista Drive
Lewisville, Texas 75067
Attn: Donald Adam, Chief Corporate Development Officer
Email: don.adam@adhc.com

With a copy to:	Adeptus Health Inc.
2941 Lake Vista Drive
Lewisville, Texas 75067
Attn: Timothy Mueller, General Counsel
Email: tim.mueller@adhc.com

To Business Associate:	Texas Health Resources
612 East Lamar Blvd., Suite 500
Arlington, Texas 76011
Attn: Krystal Mims
Email: KrystalMims@texashealth.org

With a copy to:	Texas Health Resources
612 East Lamar Blvd., Suite 900
Arlington, Texas 76011
Attn: Kenneth Kramer, General Counsel
Email: KennethKramer@texashealth.org

Each Party named above may change its address and that of its representative for notice by the giving of notice thereof in the manner herein above provided.

m.           Privilege. Notwithstanding any other provision in this Agreement, this Agreement shall not be deemed to be an agreement by Business Associate to disclose information that is privileged, protected or confidential under applicable law to the extent that such privilege, protection or confidentiality (a) has not been waived or (b) is not superseded by applicable law.

n.           Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Facsimile and electronic (pdf) signatures shall be treated as if they are original signatures.

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[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective as of the Effective Date of the Underlying Agreement.

Texas Health Resources		FTH DFW Partners LLC

By:	/s/ Barclay E. Berdan	By:	/s/ Graham Cherrington
Printed Name:	Barclay E. Berdan, FACHE	Printed Name:	Graham Cherrington
Its:	Chief Executive Officer	Its:	President

Signature Page to Business Associate Agreement

Note: Information has been omitted from this agreement pursuant to a request for confidential treatment, and such information has been separately filed with the Securities and
Exchange Commission. The omitted information has been marked with a bracketed asterisk (“[*]”).

Execution Version

TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT (this “Agreement”) is made as of May 10, 2016 (the “Effective Date”), by and among Texas Health Resources, a Texas nonprofit corporation (“THR”), as licensor, and FTH DFW PARTNERS LLC, a Texas limited liability company (“Company”), and Company’s wholly owned subsidiaries (each, a “Company Licensee” and collectively, “Company Licensees”), as licensee(s).

RECITALS

A.THR and Company are parties to that certain Operating Agreement of FTH DFW PARTNERS LLC, dated as of the Effective Date (the “Operating Agreement”), regarding the formation and operation of the Company.

B.THR owns the rights to certain trademarks as set forth in Schedule A and any and all variations or modifications that may be approved in writing by THR (“Licensed Trademarks”).

C.THR desires to license to Company Licensees, and Company Licensees desire to license from THR, the Licensed Trademarks, upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and in further consideration of the promises contained herein, the parties agree as follows:

ARTICLE I DEFINITIONS

Capitalized terms used in this Agreement have the meaning specified in this Agreement, and when not so defined shall have the meaning set forth in the Operating Agreement.

ARTICLE II LICENSE

2.1Grant of Trademark License.  Subject to the terms and conditions of this Agreement, during the term of this Agreement, THR hereby grants to Company Licensees a non- exclusive (subject to Section 2.6 below), non-transferable (subject to Section 2.5 below), sublicensable (solely to approved Affiliates of Company), fully-paid license to use the Licensed Trademarks solely in connection with the operation, promotion, advertising and marketing of the hospital and freestanding emergency room facilities as may be owned or operated by Company Licensees from time to time (the “Company Facilities”).

2.2Approved Uses of Licensed Trademarks.   Subject to the other terms and conditions of this Agreement, Company Licensees may use the Licensed Trademarks in a manner consistent with THR’s branding standards, guidelines and related templates and guidance as set forth in its trademark guidelines and as reasonably amended or supplemented by THR

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from time to time (collectively, the “Trademark Use Guidelines”) and as provided to Company Licensees in writing. Notwithstanding the foregoing, the Trademark Use Guidelines, and any amendments or supplements thereto, shall be no more restrictive on Company Licensees, and shall create no greater obligation on Company Licensees, than Licensor applies to its own facilities and to its other similarly situated licensees. THR shall promptly notify Company in writing of any such amendments or supplements to the Trademark Use Guidelines, and Company shall not be bound by such amendments or supplements unless and until such amendments or supplements have been received by Company. Any use of the Licensed Trademarks in a manner not consistent with the Trademark Use Guidelines shall be subject to the prior written approval of THR, which approval may be granted, withheld or conditioned by THR in its reasonable discretion. In the event of any proposed use of the Licensed Trademarks in a manner not consistent with the Trademark Use Guidelines, Company Licensees shall submit to THR samples or copies of all proposed signage, advertising, promotional and display materials created or developed bearing or referring to any Licensed Trademarks prior to any use, distribution, publication or broadcast of such materials, and THR shall respond to such request within ten (10) business days of its submission, and in the case of rejection, THR will provide a written explanation of the grounds for such rejection.  If THR fails to respond to such request within ten (10) business days of the request’s submission, Company Licensee shall submit a final notice to THR. If THR fails to respond to the final notice within five (5) business days of the final notice’s submission, the proposed use of the Licensed Trademarks shall be deemed approved.

2.3Trade Name. Upon approval by THR, during the term of this Agreement and subject to the terms and conditions of this Agreement, THR hereby grants to Company Licensees the right to use the names “Texas Health Resources”, “Texas Health” and/or “THR” on a non- exclusive, basis as part of Company Licensees’ corporate name, trade names and/or d/b/a names, and any equivalents thereof.

2.4Domain Names and Social Media Sites.

(a)          THR retains sole authority to register, operate and exclusively own any domain name, including any top level or other level domain name extension (i.e. blank.sample.com) in any generic top level domain (gTLD) or country code top level domain (ccTLD) existing now or launched during the term of this Agreement, blog name and/or social media username, website or other platform including, but not limited to, Facebook, Twitter and YouTube (“Social Media Site(s)”), that consist of or incorporate the Licensed Trademarks, either alone or combined with any other characters.

(b)          Company Licensees may not register, operate and/or own any domain name, including any top level or other level domain name extension (i.e. blank.sample.com) in any generic top level domain (gTLD) or country code top level domain (ccTLD) existing now or launched during the term of this Agreement, blog name and/or Social Media Site(s) that consist of or incorporate the Licensed Trademarks, either alone or combined with any other characters, without the express prior written consent of THR, which may be withheld in THR’s reasonable discretion.

If prior to the Effective Date of this Agreement (or in the future without permission), any Company Licensee has registered (or registers) a domain name, including any top level or other level domain name extension (i.e. blank.sample.com) in any generic top level domain (gTLD) or

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Confidential treatment has been requested with respect to information contained within the [*]
marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

country code top level domain (ccTLD) existing now or launched during the term of this Agreement, blog name and/or Social Media Site that consists of or incorporates the Licensed Trademarks, either alone or combined with any other characters, such Company Licensee agrees to assign and transfer the domain name, blog name and/or Social Media Site to THR and also agrees to complete the necessary document(s), such as an assignment agreement or registrant name change agreement, as may be necessary to facilitate the transfer.

2.5No Transfer or Assignment of Rights. Except as specifically provided in this Agreement, the rights granted under this Agreement may not be sublicensed, transferred or assigned, in whole or in part, whether by contract or operation of law, to any other person or entity without the prior written consent of THR, which consent shall not unreasonably be withheld.

2.6Reservation of Rights. There are no rights or licenses, express or implied, other than those granted by this Agreement to any intellectual property owned or controlled by THR. The rights granted pursuant to this Agreement are subject to all pre-existing licenses and contracts made by THR and to all rights of third parties to the Licensed Trademarks. THR expressly reserves the right to use and/or further license the Licensed Trademarks anywhere, for any purpose; provided, however, that THR shall not use, or grant third parties the right to use, the Licensed Trademarks in connection with the operation, promotion, advertising and marketing of any Competing Freestanding ER Facility (as defined in the Operating Agreement).

2.7License Fee. During the term of this Agreement, except to the extent of revocation in accordance with Section 5.4, Company shall pay THR a fee equal to the sum of [*]. Company shall pay to THR such fee no later than the fifteenth (15th) business day of each month. As used in this Section, “Net Revenue” means the accrued revenues during a particular calendar month from any and all sources on account of services rendered or goods or products provided at the Company Facilities (excluding the Company Facilities subject to revocation in accordance with Section 5.4) during such month, net of contractual allowances (including administrative adjustments) and bad debts (including charity expense), as determined in accordance with GAAP; provided that Net Revenues shall be subject to adjustment and reconciliation in the event of subsequent payor disallowances, audits, set-offs or adjustments that are treated as prior period adjustments under GAAP rather than included in the calculation of the relevant period’s net income. Any such adjustment to Net Revenues shall be proposed by Manager, and approved by the Board as set forth in Section 3.01(b) of the Operating Agreement.

ARTICLE III QUALITY CONTROL

3.1Quality Standards. Company Licensees acknowledge and agree that in order to preserve the distinctiveness and goodwill of the Licensed Trademarks, THR must have the right to ensure that all use of the Licensed Trademarks meet minimum standards of quality. Accordingly, Company Licensees covenant and agree that any and all services performed or rendered by Company and the Company Facilities will be performed or rendered in accordance with all applicable laws and regulations and in a manner consistent with the standards set forth in the Trademark Use Guidelines.

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3.2Use of Licensed Trademarks. Company Licensees shall accurately depict the Licensed Trademarks. Company Licensees shall not use the Licensed Trademarks in any manner that would, directly or indirectly, dilute or otherwise tarnish or diminish the goodwill or reputation of the Licensed Trademarks or THR. Company Licensees may not use any partial versions of the Licensed Trademarks. Except as otherwise specifically set forth in the Trademark Use Guidelines, Company Licensees may not use the Licensed Trademarks in combination, juxtaposition or conjunction with, or as part of, any other marks without the prior written approval of THR, which approval may be given, conditioned or withheld by THR in its sole and absolute discretion. It is anticipated that Company’s presentations of the Licensed Trademarks in referring to the Company’s facilities will present the THR mark and logo as prominent. Other branding materials (other than Licensed Trademarks in referring to the Company’s facilities) may include a separate line below containing the statement: “An Innovative Collaboration between Texas Health Resources and Adeptus Health.”

3.3Compliance with Laws.  Company Licensees shall be solely responsible for compliance with, and shall comply with, all applicable federal, state and local laws, rules and regulations in connection with this Agreement, the Operating Agreement and the operations and activities of Company and the Company Facilities.

ARTICLE IV

OWNERSHIP, REGISTRATION AND ENFORCEMENT

4.1Ownership.   Company Licensees acknowledge and agree that, as between the Company Licensees and THR, THR is the sole and exclusive owner of all rights, title and interest in and to the Licensed Trademarks. Nothing contained in this Agreement shall create, nor be construed as an assignment of, any right, title or interest in or to the Licensed Trademarks to Company Licensees, other than the license granted in Section 2.1 of this Agreement. As of the Effective Date, THR represents and warrants that (a) it has the right to grant the license hereunder without violating or breaching any duty or obligation to any other person or party, (b) it is not aware of any claim, allegation or demand contesting its rights to use the Licensed Trademarks or asserting that its use of the Licensed Trademarks infringe upon or violate the rights of any person or party, nor is there any reasonable basis for any such assertion, (c) the Licensed Trademarks are valid and subsisting in the United States Patent and Trademark Office, do not infringe on the intellectual property rights of any third parties and are available for use in the United States and its territories and that THR shall maintain the validity of the Licensed Trademarks, and (d) THR has not been put on notice that the use by Company Licensees of the Licensed Trademarks as specifically permitted herein will infringe the intellectual property or other rights of any third party. Any and all rights, title and interest in, to or under the Licensed Trademarks which may accrue to the benefit of, or be acquired by, Company Licensees as a result of its exercise of the rights and licenses granted pursuant to this Agreement including, but not limited to, any goodwill in any trademark arising from or created in connection with the use of the Licensed Trademarks, shall inure to the sole benefit of THR. Company Licensees hereby agree to assign and do assign to THR any and all such rights, title and interest.

4.2Additional Covenants.   Company Licensees shall not assert any claim of ownership of, or any claim to, any goodwill or reputation associated with the Licensed Trademarks, or any trademark that is confusingly similar to or dilutive of the Licensed Trademarks, by reason of Company Licensees’ use thereof or otherwise.  Company Licensees

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shall not, directly or indirectly, contest the validity or enforceability of the Licensed Trademarks and any related marks nor dispute THR’s rights in the Licensed Trademarks and any related marks, either during the term of this Agreement or thereafter nor assist any third party in doing so.

4.3Registration.  Except for the permissions granted to Company Licensees under Section 2.3 herein, registration or any other form of protection for the Licensed Trademarks shall be obtained solely by THR in its name. Company shall, at THR’s expense, furnish THR with all reasonably requested information (including specimens and samples illustrative of the manner of use of the Licensed Trademarks) and documentation (including the execution and delivery of any and all true and correct affidavits, declarations, oaths and other documentation prepared by THR) and shall take all such other actions as reasonably requested by THR to assist THR in obtaining and maintaining such protection. Upon Company’s reasonable request, THR will file the Licensed Marks for the goods and services offered in connection with the Company Facilities at the U.S. Patent & Trademark Office.

4.4Enforcement. Company Licensees shall take all reasonable steps and shall provide such materials, cooperation, and assistance at THR’s expense as may be reasonably required to assist THR in enforcing the Licensed Trademarks. Company Licensees shall promptly notify THR of any actual or suspected infringement or misuse of any Licensed Trademark by third parties of which Company Licensees become aware. THR shall have the sole discretion to take action against such infringers or misusers or suspected infringers or misusers. Company Licensees shall not take any such action without the prior written approval of THR, and any and all recoveries resulting from such actions shall be retained by THR. Should THR bring a lawsuit under this Section, Company Licensees shall execute all papers, testify on all matters and otherwise cooperate as reasonably necessary and desirable for the duration of any such lawsuit, including being joined as a party to the action.

ARTICLE V

TERM AND TERMINATION

5.1Term.  This Agreement shall commence on the Effective Date and continue in full force and effect until THR ceases to be a member of Company, unless earlier terminated in accordance with this Agreement.

5.2Termination by THR.  THR shall have the right to terminate this Agreement with regard to a specific Company Licensee upon written notice to Company if any of the following occur:

(a)          the Company Licensee uses the Licensed Trademarks in a manner materially inconsistent with the Trademark Use Guidelines or otherwise materially breaches the terms of Section 2.2 of this Agreement, and such material misuse or breach is not remedied to the reasonable satisfaction of THR within forty-five (45) days after written notice of such misuse or breach has been provided to Company by THR; however, if the Company pursues a cure for such misuse or breach in good faith, then the Company shall have an additional forty- five (45) day period (after the expiration of the first forty-five (45) day cure period) to cure such misuse or breach;

5

(b)          the Company Licensee fails to materially satisfy the requirements of Sections 2.02(b), 2.02(c), 2.02(d) or 2.03(b) of the Operating Agreement or otherwise materially fails to satisfy any of its obligations under Article III of this Agreement, and such failure is not materially remedied within forty-five (45) days after written notice of such failure has been provided to Company by THR; however, if the Company pursues a cure for such failure or breach in good faith, then the Company shall have an additional forty-five (45) day period (after the expiration of the first forty-five (45) day cure period) to cure such failure or breach, or

(c)          the Company Licensee materially breaches or fails to materially perform or abide by a covenant or provision of this Agreement and the Company Licensee fails to materially remedy the breach or failure within forty-five (45) days after written notice of such breach or failure has been provided to Company by THR; however, if the Company pursues a cure for such breach or failure in good faith, then the Company shall have an additional forty- five (45) day period (after the expiration of the first forty-five (45) day cure period) to cure such breach or failure.

(d)          Notwithstanding the cure periods in Sections 5.2(a), (b) and (c), upon THR’s written notice to Company of the Company’s Licensee’s material breach of this Agreement or material failure to satisfy the Trademark Use Guidelines or inconsistent use of the Trademark Use Guidelines (together referred to as “Trademark Noncompliance”), the Company Licensee shall use commercially reasonable efforts to cure and mitigate such Trademark Noncompliance as soon as reasonably possible so as not to permanently dilute or otherwise tarnish or diminish the goodwill or reputation of the Licensed Trademarks or THR.

5.3Automatic Termination.  This Agreement shall terminate  immediately upon (a) the dissolution of Company, (b) termination of the Operating Agreement, (c) the exercise by Adeptus of the Adeptus Purchase Option (as defined in Section 7.03 of the Operating Agreement), (d) the exercise by THR of the THR Put Right (as defined in Section 7.04 of the Operating Agreement), (e) the exercise of the Legal Impediment Put/Call Rights (as defined in Section 7.06 of the Operating Agreement), in which THR will be the Selling Member (as defined in the Operating Agreement) as a result of the exercise of such Legal Impediment Put/Call Rights, (f) Company makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they mature, applies to any court for the appointment of a trustee or receiver over its assets, or upon commencement of any voluntary or involuntary proceedings under an bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other similar law of any jurisdiction, (g) Company or its Affiliates is excluded, debarred or suspended from participation in any Government Health Care Program, or (h) THR or THR Affiliate is no longer a member of Company (in any case, the “Termination Trigger Event”); provided, however, that upon termination of this Agreement in accordance with this Section 5.3, except in the case of clauses (a), (b) or (g) of this Paragraph, any Company Licensee shall have the right to continue to use the Licensed Trademarks in accordance with the terms hereof for a transition period not to exceed the later of: (x) ninety (90) days after the date of the Termination Trigger Event, or (y) the date upon which THR ceases to be a Member (as defined in the Operating Agreement) of Company.

5.4Revocation of Use.  Notwithstanding any term or provision of this Agreement to the contrary, at any time upon forty-five (45) days’ prior written notice by THR, in the case of any uncured event described in Sections 5.2(a),  (b) or (c) above, THR shall have the right, at its

6

option, in lieu of the termination of this Agreement, to revoke the license granted under this Agreement as to a particular Company Facility, or any previously approved use of the Licensed Trademarks, without the need to terminate the entire Agreement. In the event that THR revokes the license granted under this Agreement pursuant to this Section 5.4, the provisions of Section 5.5 below shall apply in connection with such revoked use.

5.5Effect of Expiration or Termination.  Subject to Section 5.3, upon expiration or termination of this Agreement for any reason, Company Licensees shall as soon as possible but in any event not more than 180 (one-hundred and eighty) days have discontinued all use of the Licensed Trademarks and shall have destroyed all materials bearing any Licensed Trademarks. For the avoidance of doubt, subject to Section 5.3, all Company Licensees shall within 180 (one- hundred and eighty) days have ceased using the Licensed Trademarks, and every variation, portion and abbreviation of them, in every respect. Notwithstanding the foregoing, upon expiration or termination of this Agreement for any reason, Company and Company Licensees shall be permitted to use the Licensed Trademarks in a strictly historical, non-trademark, fair use capacity to describe or refer to its former or then-current affiliation with THR or its former license concerning, or use of, the Licensed Trademarks.

ARTICLE VI WARRANTIES AND INDEMNIFICATION

6.1Indemnification by Company.  Company shall indemnify and hold THR, its Affiliates, and their respective directors, officers, employees, members, agents, and assignees (collectively, “THR Indemnitees”) harmless from, and shall pay all losses, damages, fees, expenses, or costs (including reasonable attorneys’ fees) incurred by them based upon, any third- party claim, demand, suit or proceeding arising out of or relating to (a) any Company Licensee’s use of the Licensed Trademarks, except as specifically permitted herein and as otherwise permitted by THR, or (b) any material breach of this Agreement by Company or any Company Licensee; provided, however, that in no event shall Company be liable to THR or any other THR Indemnitee for any special, indirect, incidental, punitive or consequential damages in any way arising of or in connection with the use of the Licensed Trademarks regardless of legal theory and however caused.

6.2Indemnification by THR.  THR shall indemnify and hold Company, Company Licensees, and their respective directors, officers, employees, members, agents and assignees (collectively, “Company Indemnitees”), harmless from, and shall pay all losses, damages, fees, expenses or costs (including reasonable attorney’s fees) incurred by them based upon any third- party claim, demand, suit or proceeding arising out of or relating to use of the Licensed Trademarks as permitted herein and as otherwise permitted by THR and any breach of the representations and warranties of THR set forth in Section 4.1 of this Agreement; provided, however, that, in no event shall THR be liable to Company, any Company Licensee, or any other Company Indemnitee (a) for any damages resulting from the use by Company or any Company Licensee of the Licensed Trademarks except as specifically permitted herein and as otherwise permitted by THR, or (b) for any special, indirect, incidental, punitive or consequential damages in any way arising of or in connection with the use of the Licensed Trademarks regardless of legal theory and however caused.

7

ARTICLE VII

GENERAL

7.1Amendment.   This Agreement may be modified or amended only by mutual written agreement of the parties. Any such modification or amendment must be in writing, dated and signed by the parties, and explicitly indicate that such writing modifies or amends this Agreement.

7.2Governing Laws and Venue. The Parties agree that this Agreement shall be construed and enforced in accordance with the laws of the State of Texas without regard to principles of conflicts of laws thereof, and Tarrant County and the State of Texas shall be the venue for any litigation, mediation, or other proceeding as between the parties that may be brought, or arise out of, in connection with or by reason of this Agreement. The provisions of this Section shall survive the expiration or other termination of this Agreement.

7.3Dispute Resolution.  In the event of any dispute relating to, arising out of or in connection with the validity, interpretation or performance of this Agreement (each, a “Dispute”), such Dispute shall be resolved in accordance with Section 11.10 of the Operating Agreement. Notwithstanding anything to the contrary in this Agreement or the Operating Agreement, because of the unique nature of the Licensed Trademarks, THR shall have the unqualified right to seek specific performance or any other form of injunctive relief or provisional remedy from any state and federal court, pending, or in aid of, mediation, or for purposes of enforcing its rights or any of the covenants or other obligations of Company and/or Company Licensees under this Agreement. Company and Company Licensees hereby consent to the jurisdiction of the above-named courts and to venue therein, waive any and all rights under the Laws of any other state to object to jurisdiction within the State of Texas.

7.4Survival.  Article V,  Article VI,  Section 7.3 and this Section 7.4 shall survive the expiration or termination of this Agreement for any reason.

7.5No Waiver. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of the performance of such provision or any other instance. Any waiver granted by a party must be in writing, and shall apply solely to the specific instance expressly stated. A waiver of any term or condition of this Agreement shall not be construed as a waiver of any other terms and conditions of this Agreement, nor shall any waiver constitute a continuing waiver.

7.6Severability.  If any provision of this Agreement, in whole or in part, or the application of any provision, in whole or in part, is determined to be invalid or unenforceable by a court of competent jurisdiction, such provision, or part of such provision, shall be severed from this Agreement. The invalidity or unenforceability of any provision, or part of any provision, of this Agreement shall have no effect on the remainder of this Agreement, which shall continue in full force and effect.

7.7Further Assurances. Each party agrees to execute such other documents and take all such actions as the other party may reasonably request to effect the terms of this Agreement.

8

7.8Notices. All notices or communications required or permitted under this Agreement shall be given in writing and shall be delivered to the party to whom notice is to be given either (a) by personal delivery (in which cases such notice shall be deemed given on the date of delivery), (b) by next business day courier service (e.g., Federal Express, UPS or other similar service) (in which case such notice shall be deemed given on the business day following date of deposit with the courier service), or (c) by United States first-class mail, postage prepaid, registered or certified, return receipt requested (in which case such notice shall be deemed given on the third (3rd) day following the date of deposit with the United States Postal Service). Notice shall be delivered or sent to the party’s address indicated on Schedule C or to such other address as a party may, by written notice, designate to the other.

7.9Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

7.10Counterparts. This Agreement may be signed in any number of counterparts and the signature or signatures of the undersigned may be delivered by electronic mail in "portable document format" (".PDF"), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (each of which shall be deemed an original) and which shall together constitute one and the same instrument.

7.11Attorneys’ Fees. In any action at law or equity to enforce any of the provisions or rights under this Agreement, the substantially unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the substantially successful party or parties all costs, expenses and reasonable attorneys’ fees incurred therein by such party or parties (including, without limitation, such costs, expenses and fees on any appeals), and if such successful party shall recover judgment in any action or proceeding, such costs, expenses and attorneys’ fees shall be included in and as part of such award or judgment.

7.12Entire Agreement.  This Agreement, including Schedules hereto,  constitutes the entire agreement between the Parties pertaining to the subject matter contained in it and supersedes all prior contemporaneous agreements, representations and understandings, whether oral or written, of the Parties with respect to such subject matter.

7.13Waiver of Jury Trial – EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES HERETO BE TRIED BY A JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGH TO DEMAND TRIAL BY JURY.

7.14Force Majeure.  THR shall not be liable for nonperformance, defective performance or late performance of any of its obligations under this Agreement to the extent and for such periods of time as such nonperformance, defective performance or late performance is due to reasons outside such Party’s control, including acts of God, war (declared or undeclared),

9

terrorism, action of any governmental authority, civil disturbances, riots, revolutions, vandalism, accidents, fire, floods, explosions, sabotage, nuclear incidents, lightning, weather, earthquakes, storms, sinkholes, epidemics, failure of transportation infrastructure, disruption of public utilities, supply chain interruptions, information systems interruptions or failures, breakdown of machinery or strikes (or similar nonperformance, defective performance or late performance of employees, suppliers or subcontractors); provided, however, that in any such event, THR shall use its good faith efforts to perform its duties and obligations under this Agreement.

SIGNATURE PAGE AND SCHEDULES FOLLOW

10

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the Effective Date.

TEXAS HEALTH RESOURCES

By:	/s/ Barclay E. Berdan
Name:	Barclay E. Berdan, FACHE
Title:	Chief Executive Officer

FTH DFW PARTNERS LLC

By:	/s/ Graham Cherrington
Name:	Graham Cherrington
Title:	President and Chief Operating Officer

Signature Page to Trademark License Agreement

The Licensed Trademarks are attached.

Schedule A

Texas Health Resources

Logo Usage

Texas Health Resources®

Schedule A Texas Health Resources Logo Usage

Introduction Welcome In this comprehensive guide, you will find basic design rules for Texas Health Resources’ logos, identity materials, including stationery/business package, tagline, internal messaging, specialty items, collateral materials and advertising. These guidelines will help ensure that both you and Texas Health Resources are represented with the professionalism and respect deserved and allow you to leverage the strength of Texas Health’s brand identity. We ask you to do your part. This guide imparts the essence of our graphic vision for the organization – a look and feel that communicates to our patients, communities, vendors, and stakeholders who we are and what we hope to achieve. Our goal, and the reason for this graphic standards guide, is to have people think of Texas Health Resources as the authority in health care. Our corporate identity helps us stand apart from competitors and supports the way we want stakeholders to view us. The more consistent and repetitive our brand is, the more equity and strength our brand will have. Therefore the result is that brand recognition and retention will be much higher with our audiences. We appreciate your commitment to uphold our brand and keep it strong.

Logo Usage Introduction Primary Logo This section is a reference tool providing standards for usage of Texas Health Resources logos. Because the logo is the fundamental element of all Texas Health brand identification, these standards have been established to ensure consistency wherever and however it is displayed. While this document contains guidance for basic applications of the Texas Health logo, it cannot anticipate all possible uses. Any applications of the Texas Health logo not directly addressed here - or applications that cause usage questions to arise that are not answered here - will require prior approval. Refer all logo and corporate identity issues to: Primary Logo with Tagline Texas Health Brand Management Attn: Debbie Lindsey 612 E. Lamar Blvd., Suite 1000 Arlington, Texas 76011 682.236.6376 DebbieLindsey@TexasHealth.org Any new logos should be developed by the Texas Health Resources Brand Management Department. 1

Logo Usage

Primary Logo

System

Entity

Pantone Colors

Texas Health Green PMS 347

Texas Health Blue PMS 287

Logo use only

ANGRO EF BOLD

AaBbCcDdEeFfGgHhIiJjKkLlMmNn
OoPpQqRrSsTtUuVvWwXxYyZz
0123456789

Logo use only

ANGRO EF LIGHT

AaBbCcDdEeFfGgHhIiJjKkLlMmNn
OoPpQqRrSsTtUuVvWwXxYyZz
0123456789

2

Logo Usage Primary Logo System This is a custom logo. Do not try to recreate it, reset the type, or change the size or relation of the symbol to the name. A minimum area of isolation exists around the logo to give it prominence. Text, headlines, and graphics must not violate this area. For additional instruction, see page 6. Never separate the name from the symbol, see page 7. Entity NOTE: Customized descenders on lower case “p” and “y” type. 2 P a n t one C o l ors L o go u s e only L o go u s e only ANGRO EF BOLDANGRO EF LIGHT AaBbCcDdEeFfGgHhIiJjKkLlMmNnAaBbCcDdEeFfGgHhIiJjKkLlMmNn OoPpQqRrSsTtUuVvWwXxYyZz OoPpQqRrSsTtUuVvWwX xYyZz 0123456789 0123456789 Texas Health Blue PMS 287 Texas Health G reen PMS 347

Logo Usage 2 - Color Use The colors green and blue were selected to convey leadership, respect and dignity. Green stands for nature, growth, generosity and understanding. The color brings comfort, relaxation and wellness. Blue symbolizes calmness, stability and serenity, a symbol of truth, peace, faith and security. Consistent application and precise production will identify and reinforce strong public awareness for the Texas Health Resources’ brand. Symbol: PMS 287 Blue PMS 347 Green Name: PMS 287 Blue Please Note: The logo must always include the ® at the end of the word Resources for registration protection. Rule: PMS 347 Green Tagline: PMS 347 Green The tagline must always include the “SM” at the end for servicemark protection. 4 - Color Use The Texas Health logo should be printed in the specified primary blue and green colors whenever possible. In circumstances that cause it to be likewise, the logo may be printed in all black, all primary blue or white on a dark background. Never print the logo in all primary green color. 3 Primary Brand Colors Pantone CMYK (Print) RGB (Display) Hex (Web) Texas Health Green PMS 347 U PMS 347 C C: 100 M : 0 Y : 86 K : 3 R:0 G:161 B:96 #009543 Texas Health Blue PMS 287 U PMS 287 C C: 100 M : 68 Y : 0 K : 12 R:0 G:83 B:155 #003798

Logo Usage 1 -Color Use If two colors are not available, a 1-color version can be used. Use the 1-color version to print as solid black or Texas Health Blue PMS 287 only. Texas Health Blue PMS 287 Solid Black 4

Logo Usage Preferred Size Size Restrictions 2.0” The preferred printed size for the primary logo should be no less than 2” wide for the words “Texas Health”. Do not use the logo smaller than the minimum size of 1.25” wide for the words “Texas Health”. Minimum Size 1.0” Minimum area of isolation (space between logo and words) 2x 2x minimum area of isolation Minimum Area of Isolation 2x A minimum area of isolation, the space between logo and words, exists around the logo. Text, headlines, and graphics must not violate this area. x 2x 5

Logo Usage Do not box logo Do not make the logo solid green PMS 347 for 1-color use Incorrect Use Logo Examples Do not stretch logo in any way The logo should not be altered in any way. Any new logo should be produced and stored by the Texas Health Resources Brand Management Department. Please refer to the overall standards throughout the guide when considering any form of reproduction of the Texas Health logo. Do not outline the logo Do not use colored version of the logo on black or colored backgrounds Never separate the name from the symbol Do not greyscale logo. If used in black, use in solid black only. Do not use unauthorized colors for logo Do not use gradients or textures in logo Do not rearrange elements in the logo for printed materials Do not distort in any way 6

Logo Usage Negative Space Logo is not to be used in a box. (Examples shown here are colored background references only.) When using the logo on black or colored backgrounds, reverse out to white. Do not use a colored version of the logo on a colored background. 7

Logo Usage

Hospital Logos (Wholly Owned)

Our corporate identity sets us apart from the competition.

Texas Health
Arlington Memorial Hospital®

Texas Health
Presbyterian Hospital®
ALLEN

Texas Health
Presbyterian Hospital®
DALLAS

Texas Health
Presbyterian Hospital®
DENTON

Texas Health
Presbyterian Hospital®
KAUFMAN

Texas Health
Presbyterian Hospital®
PLANO

Texas Health
Harris Methodist Hospital®
ALLIANCE

Texas Health
Harris Methodist Hospital®
AZLE

Texas Health
Harris Methodist Hospital®
CLEBURNE

Texas Health
Harris Methodist Hospital®
FORT WORTH

Texas Health
Harris Methodist Hospital®
HURST-EULESS-BEDFORD

Texas Health
Harris Methodist Hospital®
SOUTHWEST FORT WORTH

Texas Health
Harris Methodist Hospital®
STEPHENVILLE

8

Logo Usage Hospital Logos (Wholly Owned) Our corporate identity sets us apart from the competition. The following logos represent each Texas Health hospital. The words “Texas Health” proceed the family brand name followed by the geographic locaton. Hospital logos must always include the mark and the words “Texas Health” for trademark protection. Departments, services and business units within Texas Health hospitals will not have a separate logo. For guidelines for departments, services and business units addressed, go to the Brand Center or Click Here. 8

Logo Usage Foundation Logo This is the approved Foundation logo. It represents all entities across our system. 9

Logo Usage

Other Logo Examples

Texas Health
Outpatient Surgery Center℠
STEPHENVILLE

Texas Health
Behavioral Health Center℠
ALLEN

Texas Health
Ben Hogan Sports Medicine℠
FORT WORTH

Texas Health
Fitness Center℠
BURLESON

Texas Health
Research & Education Institute℠

Texas Health
Neighborhood Care & Wellness℠
PROSPER
Part of Texas Health Presbyterian Hospital Plano

Texas Health
Resources University®

Texas Health
Physicians Group℠

Texas Health
Convenient Care℠
ALLIANCE

Texas Health
Imaging Center℠
FRISCO

Texas Health
Prescription Shop℠

10

Logo Usage Other Logo Examples Here are a few examples of logos that are located on the Brand Center. 10

Logo Usage

Joint Venture Logos

Texas Health
Harris Methodist Hospital®
SOUTHLAKE

Texas Health
Huguley Hospital℠
FORT WORTH SOUTH

Texas Health
Presbyterian Hospital®
FLOWER MOUND

Texas Health
Presbyterian Hospital®
ROCKWALL

Texas Health
Surgery Center℠
ADDISON

Texas Health
Surgery Center℠
CLEBURNE

Texas Health
Surgery Center℠
DENTON

Texas Health
Spine Surgery Center℠
ROCKWALL

Texas Health
Spine Surgery Center℠
SOUTHLAKE

Texas Health
Center for Diagnostics & Surgery℠
PLANO

Texas Health
Heart & Vascular Hospital℠
ARLINGTON

Texas Health
Orthopedic Surgery Center℠
FLOWER MOUND

Texas Health
Women's Specialty Surgery Center℠
DALLAS

11

Logo Usage Joint Venture Logos 11

Logo Usage Geographic Locations In circumstances where the Texas Health Resources logo is used with all geographic locations, it should appear as shown. Harris Methodist | Arlington Memorial | Presbyterian 12

Logo Usage

Tagline Use

Texas Health
Resources®
Healing Hands. Caring Hearts.℠

Texas Health
Harris Methodist Hospital®
FORT WORTH
Healing Hands. Caring Hearts.℠

Logo use only

ANGRO EF BOLD

AaBbCcDdEeFfGgHhIiJjKkLlMmNn
OoPpQqRrSsTtUuVvWwXxYyZz
0123456789

Logo use only

ANGRO EF LIGHT

AaBbCcDdEeFfGgHhIiJjKkLlMmNn
OoPpQqRrSsTtUuVvWwXxYyZz
0123456789

Tag Line and Department/Service/Business Unit Identifier

HUMANIST 970 BT C

AaBbCcDdEeFfGgHhIiJjKkLlMmNn
OoPpQqRrSsTtUuVvWwXxYyZz
0123456789

13

Logo Usage 3X Tagline Use 1-3/8X X 3/8X The tagline for Texas Health Resources is Healing Hands. Caring HeartsSM . This tagline expresses the essence of our brand, our compassion to understand and respond to individual needs and respect for human beings. 1/16X 5/8X 1/8X Do not alter proportions or spacing or add any other elements when using the tagline with an approved Texas Health logo. The tagline must always include the “SM” at the end for trademark protection. The logo must always include the ® at the end of the word Resources for registration protection. Caring Hearts can not be used by itself. It must be used with “Healing Hands”, either in full tagline (with service mark) or as a phrase (e.g. our healing hands and caring hearts). The tagline may or may not appear with the logo. Logos with taglines are available on the Brand Center. 5/8X 1-3/8X X 3/8X 3/16X 1/2 X 5/8X 3X 5/8X 1/8X 13 L o g o u s e o n l y L o g o u s e o n l y Tag Line and Department/Service/Business Unit Identifier ANGRO EF BOLDANGRO EF LIGHTHUMANIST 970 BT C AaBbCcDdEeFfGgHhIiJjKkLlMmNnAaBbCcDdEeFfGgHhIiJjKkLlMmNnAaBbCcDdEeFfGgHhIiJjKkLlMmNn OoPpQqRrSsTtUuVvWwXxYyZz OoPpQqRrSsTtUuVvWwX xYyZzOoPpQqRrSsTtUuVvWwXxYyZz 0123456789 01234567890123456789 X 1/16X 5/8X 5/8X 5/8X SM Healing Hands. Caring Hearts. 5/8X X 5/8X 5/8X 5/8X

SCHEDULE B

TRADEMARK USE GUIDELINES

The Trademark Use Guidelines attached.

Advertising Standards 2015

Schedule B

Texas Health Resources®

Updated 12/2014

Advertising Standards 2015 Schedule B Updated 12/2014

Overview Marketing Strategy 3 Logos 4-6 This guide is a reference tool providing standards for creating Texas Health Resources advertising materials for 2014-2016. These standards have been established to ensure consistency whenever and however the materials are produced. While this document contains design guidance for basic applications of graphic elements, it cannot anticipate all possible uses. Questions about application of the Texas Health graphics not directly addressed within this document should be directed to: 7-9 Color 10 Typography 10 Headline 11 Subhead 12 Body Copy 110 Leslie Street, Suite 200, Dallas, Texas 75027 p 214.550.5552 f 214.594.7355 Carley King carley@commercehouse.com 12 Legal Copy Green Bars 13 Layout Structure 14 Print Ad Examples 14-18 Direct Mail Examples 19 Outdoor Examples 20-21 eBlast Examples 22 Photography 23-27 Review and Approval 28

Marketing Strategy Making health care human again. The Texas Health Resources brand message is centered around the notion that Texas Health Resources is making health care human again. In every service offered, every technology acquired, every procedure performed, Texas Health Resources is bringing humanity back to health care for the beneﬁt of our patients. It’s about caring for the person as much as the disease. It’s about being a positive force in transforming health care and patients' lives. Since humanity encompasses a broad spectrum of emotions, the tone of our advertising should as well, from empathetic to progressive to witty to thought-provoking to humorous. But the advertising should always communicate in a way that is straightforward, personable and human, not clinical or business to business. The brand is built on three pillars: • Compassion • Collaboration • Progress Every piece of communication should reﬂect, in some combination, those three brand characteristics. 3

Texas Health Logo This is a custom logo. Do not try to recreate it, reset the type, or change the size or relation of the symbol to the name. Never separate the name from the symbol System Entity ONLY LOGOS CREATED BY THE TEXAS HEALTH GRAPHICS DEPARTMENT MAY BE USED, AND NO OUTSIDE LOGO DEVELOPMENT OR MODIFICATION IS PERMITTED UNDER COPYRIGHT LAW. 4

Texas Health Logo A minimum area of isolation exists around the logo to give it prominence. Text, headlines, and graphics must not violate this area. Minimum area of isolation (space between mark and words) 2x 2x minimum area of isolation 2x x 2x TEXT, HEADLINES, AND GRAPHICS MUST NOT VIOLATE THIS AREA. Preferred Size Minimum Size 2.0” 1.0” Size Restrictions The preferred print size for the primary logo should be no less than 2" wide for the words "Texas Health." Do not use the logo smaller than the minimum size of 1" wide for the words "Texas Health." 5

Texas Health Logo

Our corporate identity sets us apart from the competition.

Texas Health Resources®

Main System Logo

HOSPITAL LOCATIONS
(Wholly-owned)

Texas Health Arlington Memorial Hospital®

Texas Health Presbyterian Hospital® ALLEN

Texas Health Presbyterian Hospital® DALLAS

Texas Health Presbyterian Hospital® DENTON

Texas Health Presbyterian Hospital® KAUFMAN

Texas Health Presbyterian Hospital® PLANO

Texas Health Harris Methodist Hospital® ALLIANCE

Texas Health Harris Methodist Hospital® AZLE

Texas Health Harris Methodist Hospital® CLEBURNE

Texas Health Harris Methodist Hospital® FORT WORTH

Texas Health Harris Methodist Hospital® HURST-EULESS-BEDFORD

Texas Health Harris Methodist Hospital® SOUTHWEST FORT WORTH

Texas Health Harris Methodist Hospital® STEPHENVILLE

6

Texas Health Logo Our corporate identity sets us apart from the competition. The following logos represent each Texas Health hospital. The words “Texas Health” precede the family brand name followed by the geographic locaton. Hospital logos must always include the ® and the words “Texas Health” for registration protection. Departments, services and business units within Texas Health hospitals will not have a separate logo. For guidelines on departments, services and business units, go to the Brand Center. Main System Logo HOSPITAL LOCATIONS (Wholly-owned) 6

Logo Color The Texas Health logo is printed in the following colors when used in 4-color and 1-color applications. If 4-colors are not available, a 1-color version can be used. Use the 1-color version to print as 100 black or PMS 287 blue only. 2-Color and 4-Color process 1-Color 100% BLACK 347 287 287 C:100 Y: 86 M: 0 K: 3 C:100 Y: 0 M: 68 K: 12 When using the logo on black or colored backgrounds, reverse out to white. Do not use a colored version of the logo on a colored background. • Logo is not to be used in a box. Examples shown here are background references only. 7

Logo Color The logo should not be altered in any way. Any new logo should be produced and stored by the Texas Health Resources Graphics Department. Please refer to the overall standards throughout the guide when considering any form of reproduction of the Texas Health logo. • Do not use unauthorized colors for logo • Do not stretch or distort the logo in any way • Do not place the logo in a box • Do not use colored version of the logo on black or colored backgrounds • Never separate the name from the symbol • Do not grayscale logo • Do not outline the logo • Do not rearrange elements in the logo 8

Colors The Texas Health color palette for advertising materials consists of the primary colors PMS 347 C (logo green) and PMS 287 C (logo blue) and the complementary color PMS 361 C (secondary green). The colors were selected to convey leadership, respect and dignity. The primary brand colors appear in the logo and in various design elements throughout advertising. Consistent application and precise production will maintain the integrity of the colors and reinforce public awareness of the Texas Health brand. Primary Colors Complementary Color Primary Green (Logo) PMS: 347 Secondary Green PMS: 361 C: 100 M: 0 Y: 86 K: 3 R: 0 G: 161 B: 96 HEX: #009543 C: 69 M: 0 Y: 100 K: 0 R: 84 G: 185 B: 72 HEX: #54b948 347 361 Primary Blue (Logo) PMS: 287 C: 100 M: 68 Y: 0 K: 12 R: 0 G: 83 B: 155 HEX: #003798 287 9

Typography

Gotham Light

ABCDEFGHIJKLMNOPQRSTUVWXYZ
abcdefghijklmnopqrstuvwxyz
0123456789{[(.,:;'"!?-+=/)]}@#$%&*

White

Headlines

example:

Well-Being

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Typography Gotham Light ABCDEFGHIJKLMNOPQRSTUVWXYZ abcdefghijklmnopqrstuvwxyz 0123456789{[(.,:;’”!?-+=/)]}@#$%&* Headlines Gotham Light, set in sentence-case. Type size will be determined by space available. White example: 10 Well-Being

Typography Gotham Medium ABCDEFGHIJKLMNOPQRSTUVWXYZ abcdefghijklmnopqrstuvwxyz 0123456789{[(.,:;’”!?-+=/)]}@#$%&* Subheads Gotham Medium, 2 points larger than body copy (typically 12 point). Set in sentence-case for complete sentences; non-complete sentences are set in title case. example: Advanced Women’s Care 287 Call-To-Actions and Contact Lock-Ups Gotham Medium, 1 point larger than body copy (typically 11 point). Call-to-action lock-ups are set in title case. Should be primary blue (PMS 287) in color. example: 1-877-THR-WELL | TexasHealth.org/Breast 287 System Names Gotham Medium, 1 point smaller than body copy (typically 9 point). System name lock-ups are set in title case. Should be primary blue (PMS 287) in color. example: Arlington Memorial | Harris Methodist | Presbyterian 287 11

Typography Gotham Book ABCDEFGHIJKLMNOPQRSTUVWXYZ abcdefghijklmnopqrstuvwxyz 0123456789{[(.,:;’”!?-+=/)]}@#$%&* Body Copy Gotham Book. 10 point with 16 points of leading. Justiﬁed with the last line aligned left. No hanging punctuation, hyphenation or widows. Color should be 100% black. 100% BLACK example: Well-being is perhaps our best indicator of overall quality of life. And your well-being score reﬂects how your life is going. But to know how you’re doing, you have to get your score ﬁrst. Legal Copy Gotham Book, 6 point with 7 points of leading. Left-aligned with and below the body copy. Should be 0.125" above the trim or just within the ad's live area. Single line is preferred. Color should be 100% black. 100% BLACK example: Doctors on the medical staff practice independently and are not employees or agents of the hospital or Texas Health Resources. © 2014 12

Green Bars C: 60 Y:100 M: 0 K: 0 Half x space between boxes Headline line 2 TRANSLUCENT 90% opacity Muscillo berita pre veres aute poritis dolorepror rerum apeliti quis body copy di quosaniendam solges body copy sant, susyande llamuis re voluptaspis iunt molo voluptaque body copy ent aruptiis dolut fugitae. body copy Itatem Doctors on the medical staff practice independently and are not employees or agents of the hospital or Texas Health Resources. © 2014 Headline aligns with other items on the page like body copy and legal 13 x H e a dlin e

Layout Structure Green Bar C:60 M:0 Y:100 K:0 90% Opacity Headline White Copy Gotham Light Subhead Gotham Medium 12 pt/16 pt PMS 287 C C: 100 M: 68 Y: 0 K: 12 Body Copy Gotham Book 10 pt/16 pt C: 0 M: 0 Y: 0 K: 100 Website and Phone Number Gotham Medium 11 pt/16 pt PMS 287 C C: 100 M: 68 Y: 0 K: 12 System Names Gotham Medium 9 pt/16 pt PMS 287 C C: 100 M: 68 Y: 0 K: 12 Legal Copy Gotham Book 6 pt/7 pt C: 0 M: 0 Y: 0 K: 100 Logo 14 Is it time to squeeze in your mammogram? Digital Mammograms You know you should get a mammogram, but do you know when to start? Is it at age 40 or 50? Should you start sooner? Or later? At Texas Health Resources, we’re here to clear up the uncertainty, because when you should start getting mammograms depends upon, well, you. We don’t just look at age, we look at factors like family history, physical activity and lifestyle so you know when the right time is for you and how often you should schedule them. And if you are at risk, we offer comprehensive breast care from diagnostics to support. Let us help you take the guesswork out of breast care. Go online to take the Breast Cancer Risk Assessment and schedule your digital mammogram today. 1-877-THR-WELL | TexasHealth.org/Breast Harris Methodist | Arlington Memorial | Presbyterian Doctors on the medical staff practice independently and are not employees or agents of the hospital or Texas Health Resources.. © 2014

Examples of Usage - Print Ads What’s your well-being score? What’s your well-being score? When it comes to your health, Texas Health Resources understands it’s about more than just physical wellness. It’s about the whole you – mind, body and spirit. Because when they all work together, they create a happier, healthier you. And that’s why we’re pleased to offer the Gallup-Healthways Well-Being 5™ - an online assessment that gives you a well-being score. It’s the only assessment that looks at the whole you and offers a big-picture perspective on how you’re doing. Go online today to YourWellBeingScore.com and ﬁnd out how you’re doing. When it comes to your health, Texas Health Resources understands it’s about more than just physical wellness. It’s about the whole you – mind, body and spirit. Because when they all work together, they create a happier, healthier you. And that’s why we’re pleased to offer the Gallup-Healthways Well-Being 5™ - an online assessment that gives you a well-being score. It’s the only assessment that looks at the whole you and offers a big-picture perspective on how you’re doing. Go online today to YourWellBeingScore.com and ﬁnd out how you’re doing. YourWellBeingScore.com Harris Methodist | Arlington Memorial | Presbyterian YourWellBeingScore.com Harris Methodist | Arlington Memorial | Presbyterian 15 What’s your well-being score? When it comes to your health, Texas Health Resources understands it’s about more than just physical wellness. It’s about the whole you – mind, body and spirit. Because when they all work together, they create a happier, healthier you. And that’s why we’re pleased to offer the Gallup-Healthways Well-Being 5™ - an online assessment that gives you a well-being score. It’s the only assessment that looks at the whole you and offers a big-picture perspective on how you’re doing. Go online today to YourWellBeingScore.com and ﬁnd out how you’re doing. YourWellBeingScore.com Harris Methodist | Arlington Memorial | Presbyterian

Examples of Usage - Print Ads step to improving your well-being today. Texas Health Alliance is expanding so we can provide more to our growing community. By adding more acute care beds and hiring more caregivers, we can offer more help to more people. Our new cath lab will increase our cardiovascular capabilities. And by expanding our capabilities, you now have even more technologically advanced health care options closer to home. We are proud to be part of this great community, and as long as it continues to grow, we promise to grow with it. Our community is expanding. So are we. 1-877-THR-WELL TexasHealth.org/Alliance Doctors on the medical staff practice independently and are not employees or agents of the hospital. © 2015 16 Well-being is perhaps our best indicator of overall quality of life. And your well-being score reﬂects how your life is going. But to know how you’re doing, you have to get your score ﬁrst. Go What’s your to YourWellBeingScore.com to take the assessment and the ﬁrst well-being score? YourWellBeingScore.com Arlington Memorial | Harris Methodist | Presbyterian

Examples of Usage - Print Ads several North Texas professional and university sports teams. 17 Athletes eat competitively too. Eating Heart Healthy for Athletes In honor of February being American Heart Month, Texas Health Presbyterian Hospital Denton is hosting Amy Goodson, sports nutritionist at the Ben Hogan Sports Medicine Institute in Fort Worth, to speak about how proper nutrition is essential to reach your full potential. Amy also serves as a consultant for The lecture is free, and a light dinner will be served. Seating is limited, so reserve your spot today. Wednesday, February 19, 6:30 p.m. Texas Health Presbyterian Hospital Denton 3000 North I-35 Rio Grande Room - Main hospital entrance To register, call 1-877-THR-WELL or visit TexasHealth.org/Advances Doctors on the medical staff practice independently and are not employees or agents of the hospital. © 2014 Advances in Medicine Lecture Series Let’s have a heart to heart. Two of them, actually. In honor of American Heart Month, join our speakers for a pair of heart-related discussions. Lectures are free, and a light dinner will be served. Seating is limited, so reserve your spot today. Irregular Heartbeats Wednesday, February 12, 6:00 p.m. Texas Health Presbyterian Hospital Denton The Center for Women 207 N. Bonnie Brae Trinity Room - 1st ﬂoor Speaker: Haris Naseem, M.D. An electrophysiologist on the medical staff at Texas Health Denton’s recently updated and expanded Cardiac Electrophysiology (EP) Lab, Dr. Naseem will speak about the latest diagnosis and treatments for arrhythmias, also known as irregular heartbeats. Arrhythmia can affect the heart’s ability to pump blood, making prompt diagnosis and treatment critical. Eating Heart Healthy for Athletes Wednesday, February 19, 6:30 p.m. Texas Health Presbyterian Hospital Denton 3000 North I-35 Rio Grande Room - Main hospital entrance Speaker: Amy Goodson, MS, RD, CSSD, LD From competitive athlete to weekend warrior, proper nutrition is essential to reach your full potential. Guest speaker Amy Goodson, sports nutritionist at the Ben Hogan Sports Medicine Institute in Fort Worth, serves as a consultant for several North Texas professional and university sports teams. To register for either lecture, call 1-877-THR-WELL or visit TexasHealth.org/Advances. Doctors on the medical staff practice independently and are not employees or agents of the hospital. © 2014

Examples of Usage - Print Ads is joining Cleburne Family Medicine Associates as the newest 18 Admirable veteran. Philanthropic traveler. Family practitioner. Introducing Dr. Greg Rochfort Texas Health Harris Methodist Hospital Cleburne is proud to welcome Greg Rochfort, MD, to the medical staff. Dr. Rochfort primary care physician. He attended Loma Linda University School of Medicine and completed his family practice residency at Naval Hospital Camp Pendleton. Dr. Rochfort’s medical philosophy is to care for the whole patient to get them well and keep them well. Outside the ofﬁce, Dr. Rochfort enjoys cycling, traveling and going on medical missions. You can schedule an appointment with Dr. Rochfort at Cleburne Family Medicine Associates. To make an appointment, call 817-556-4800. For more information, visit TexasHealth.org/FindAPhysician. Cleburne Family Medicine Associates 220 North Ridgeway Drive Cleburne, TX 76033 Doctors on the medical staff practice independently and are not employees or agents of the hospital. © 2014 Remember, just because you got a new hip doesn’t mean it will actually make you hip. Comprehensive Orthopedic Services When it comes to orthopedic services, Texas Health Arlington Memorial Hospital has you covered. Specialists on our medical staff offer procedures that include total hip and knee replacement, treatment of osteoarthritis, hand surgery for carpal tunnel and more. Plus, our skilled rehabilitation staff and certiﬁed hand therapists help you focus on your overall well-being throughout recovery. When it comes to the health of your joints and bones, the place to be is ours. Let Texas Health Arlington Memorial take care of your orthopedic needs. 1-877-THR-WELL | TexasHealth.org/Arlington-Ortho Doctors on the medical staff practice independently and are not employees or agents of the hospital. © 2014

Examples of Usage - Direct Mail Advances in Minimally Invasive Surgery Join Dr. Dean Cione, surgeon on the medical staff at Texas Health Presbyterian Hospital Plano, as he discusses the advancements and beneﬁts of minimally invasive surgery. Texas Health Presbyterian Hospital Plano 6200 West Parker Road Plano, TX 75093 NONPROFIT ORGANIZATION US POSTAGE PAID TEXAS HEALTH RESOURCES Sometimes, the greatest innovations leave the tiniest marks. Wednesday, May 14 at 6:00 p.m. Texas Health Presbyterian Hospital Plano Bluebonnet Room Medical Ofﬁce Building 2 6200 W. Parker Rd., Plano, TX 75093 Complimentary lecture, light dinner provided. Advances in Medicine Lecture Series To register, call 1-877-THR-WELL or visit TexasHealth.org/Advances. 19 Doctors on the medical staff practice independently and are not employees or agents of the hospital. © 2014

Examples of Usage - Outdoor All copy is Gotham Medium White copy and logo have effect settings of: Outer Glow: Multiply Mode with 20% Opacity, technique set to Softer with size of 1.5 in. Well-being impacts your life. And health. Brand logo green ﬁeld Radial Gradient C: 60 Y:100 M: 0 K: 0 C: 70 Y:100 M: 0 K: 10 20

Examples of Usage - Outdoor Logo Special versions of each individual hospital logo have been designed to be used in billboard advertising only. The logo should sit in the lower right corner and should be large enough to read from a distance, often occupying one-third of the width of the advertisement. Only logos created by the Texas Health Graphics Department may be used, and no outside logo development or modiﬁcation is permitted under copyright law. Voted “Best place to have a baby.” by DallasChild magazine readers All copy is Gotham Medium White copy and logo have effect settings of: Outer Glow: Multiply Mode with 20% Opacity, technique set to Softer with size of 1.5 in. Hospital Outdoor logo green ﬁeld Radial Gradient C: 60 Y:100 M: 0 K: 0 C: 70 Y:100 M: 0 K: 10 21

Examples of Usage - e-Blast

Your well-being score is waiting for you.
Complete assessment
YOUR WELLBEING SCORE .com
We noticed you didn't finish taking the Gallup-Healthways Well-Being 5™ Assessment. People get busy, things come up, we understand. But learning your well-being score is important. It's a simple way to measure how life is really going. So why not take the time to complete it now? At Texas Health Resources, our goal is to improve your well-being. And that starts with finding your score.
1. Re-register at YourWellBeingScore.com with the same information you initially used.
2. Complete the assessment from where you left off.
3. Get your well-being score.
Get restarted today at YourWellBeingScore.com.
Texas Health Resources

Well-being in the community begins with you.
Get your score here
Improve the lives of those around you by improving yours, through the science of well-being. Take the Gallup-Healthways Well-Being 5™ online assessment and get your well-being score today. It's a simple way to measure how life is really going, so you can take steps to improve it. Get your well-being score below, then share the assessment with friends and family.
Get started today at YourWellBeingScore.com.
YOUR WELLBEING SCORE .com
Texas Health Resources

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e-Biast We noticed you didn1finish taking the Gallup-Healthways Well-Being 5"' Assessment People get busy, things come up, we undetstand. But learning your welf-being score is important It's a simple way to measure howlife is really going. So why not take the time to complete it now? At Texas Health Resources, our goalis to improve your well-being. And that starts with finding your score. 1.Re-register at YourWeiiBeingScore.com with the sameinformat on you init ally used. 2.Complete the assessment from where you lett off. 3.Get your well-being score. Get restarted today at YourWeiiBeingScore.com. -Texas Health '\:17 Resources· We noticed you didn't finish taking the Gallup-Heatlhways Well-Being 5"' Assessment. People get busy, things come up, we understand. But learning your well-being score is important. It's a simple way to measure how lifeis really goni g.So why not take the time to completeit now? At Texas Health Resources,our goalis to improve your well-being.And that starts with findni g your score. 1. Re-register at YourWeiiBeingScore.com with the same information you initially used. 2. Complete the assessment from where youl eft off. 3. Get your well-being score. Get restarted today at YourWeiiBeingScore.com. Improve the lives of those around you by improving youts, through the science of well-being. Take the Gallup-Healthways WeiBeing 5TM online assessment and get your well-being score today. lfs a simple way to measure how life is really going,so you can take steps to improve it.Get your well-being score below, then share the assessment with friends and family. Get started today at YourWeiiBeingScore.com. €[1Texas Health '\:17 Resources· -:Tllexas Health "-.\.!7 Resources· 22 community, We saved your work. You can still ..._.. get your well-being assessment. ..._.... Examples of Usage -

Photography Photography for Texas Health print ads should be light and bright so as to convey a sense of hope and compassion. When present, caregivers should appear engaged with their patients rather than looking directly at the camera. Pictures of Texas Health caregivers should be portrayed with branded identiﬁcation badges. Photography is limited to one image per ad and always bleeds off the top and sides of the ad. Custom photography is preferred but doesn’t always ﬁt with the ad’s concept. In instances where stock photography is used, it should be adjusted to match the style of the custom photography. This usually involves contrast and saturation adjustment and the addition of white glow areas. Illustration is not allowed as the main subject matter but may be used in moderation as informational graphics or accent elements. Custom Texas Health Resources photography may only be accessed by employees of Texas Health Resources, joint venture partners and outside agencies contracted by Texas Health Resources and may not be used by any other organization. Once access is granted, Texas Health Resources’ photography archive can be accessed online through the Brand Center web page at https://brandcenter.texashealth.org. Once logged in, select “Creative & Photographic Library” from the top menu bar. Then select “Custom Photography” to browse the collection. If no appropriate image can be found in the Texas Health Resources custom library or within the approved stock photography sites, then a photograph can be commissioned as long as the photographer is approved and the style of the photograph agrees with the photography guidelines. If no photographer can be used, then an all-type ad solution should be employed. If agencies oversee custom photography work for our joint venture partners, we ask that the photography be forwarded to the Brand Center for inclusion. To request access to the Texas Health Resources Brand Center, contact: Texas Health Resources Graphics Group 8440 Walnut Hill Lane, Suite 850 Dallas, TX 75231 p 214.345.4706 Debbie Lindsey, DebbieLindsey@TexasHealth.org 23

24 Custom Photography

25 Custom Photography

26 Custom Photography

Photography 27 Stock

Review and Approval All ads must be reviewed by Texas Health Resources Legal Department or an attorney for the joint venture and approved by Texas Health Resources Marketing Director Deena McAllister. One week is requested for review. DeenaMcAllister@TexasHealth.org p 682-236-6978 28

SCHEDULE C

NOTICES

THR:	Texas Health Resources
612 E. Lamar Blvd., Suite 500
Arlington, Texas 76011
Attention: Krystal Mims,
SVP Care Continuum and Collaboration

with a copy to (which shall	Texas Health Resources
not constitute notice):
612 East Lamar Blvd., Suite 900
Arlington, Texas 76011
Attn: Kenneth Kramer, General Counsel
Email: KennethKramer@texashealth.org

Company:	Adeptus Health Inc.
2941 Lake Vista Drive
Lewisville, Texas 75067
Attn: Donald Adam, Chief Corporate Development Officer
Email: don.adam@adhc.com

with a copy to (which shall	Adeptus Health Inc.
not constitute notice):	2941 Lake Vista Drive
Lewisville, Texas 75067
Attn: Timothy Mueller, General Counsel
Email: tim.mueller@adhc.com